UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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LyondellBasell Industries N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF AND AGENDA FOR ANNUAL GENERAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 9, 2012

To the Shareholders of LyondellBasell Industries N.V.:

You are hereby notified that the Annual General Meeting of Shareholders (the “Annual Meeting”) of LyondellBasell Industries N.V. will be held at the Company’s headquarters and principal executive offices at Stationsplein 45, 3013 AK, Rotterdam, The Netherlands, at 1:00 p.m., local time, on Wednesday, May 9, 2012, for the following purposes:

1.	To re-elect four Class II directors to serve as members of the Supervisory Board until the Annual General Meeting of Shareholders in 2015;

2.	To adopt our Dutch statutory annual accounts, as prepared in accordance with Dutch law, for the year ended December 31, 2011 and discuss the annual report for the year ended December 31, 2011 required by Dutch law, including corporate governance;

3.	To discharge the sole member of our Management Board from liability in respect of the exercise of his duties during the year ended December 31, 2011;

4.	To discharge the members of our Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2011;

5.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, who will audit our financial statements for the year ending December 31, 2012;

6.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the Dutch statutory annual accounts for the year ending December 31, 2012;

7.	To approve the compensation of the members of the Supervisory Board;

8.	To approve the dividends declared by the Management Board, acting with the approval of the Supervisory Board, in respect of the 2011 fiscal year and discuss our dividend policy;

9.	To approve, in an advisory (non-binding) vote, our executive compensation as disclosed in the accompanying proxy statement;

10.	To approve the Amended and Restated LyondellBasell Industries 2010 Long-Term Incentive Plan;

11.	To approve the LyondellBasell Industries N.V. 2012 Global Employee Stock Purchase Plan; and

12.	To consider such other business as may properly come before the Annual General Meeting and any adjournments or postponements thereof.

The matters set forth in items 2, 3, 4, 6, 7 and 8 are presented to our shareholders as a result of our being organized under the laws of The Netherlands. Under Dutch law, several matters that are within the authority of the directors under most U.S. state corporate laws require shareholder approval. Additionally, Dutch governance provisions require certain discussion topics for annual meetings of shareholders that are not voted on to be included in proxy statements. More information regarding the requirements and provisions of Dutch law applicable to each of these matters is set forth in the description of each such matter in this proxy statement.

Our Dutch statutory annual accounts and the related annual report, our Annual Report on Form 10-K, our Articles of Association, charters of each of our Audit, Nominating & Governance, Compensation, and Health, Safety and Environmental Committees, our Corporate Governance Guidelines, our Code of Conduct and our

Financial Code of Ethics can be accessed through our website, www.lyondellbasell.com, and, along with directions to attend the Annual Meeting, may be obtained free of charge by request to our administrative offices c/o Lyondell Chemical Company, 1221 McKinney Street, Suite 700, Houston, Texas 77010 Attn: Secretary to the Supervisory Board. Copies of the documents listed above are also available for inspection by shareholders free of charge at our offices in Rotterdam listed above.

REGISTERED SHAREHOLDERS ARE REQUESTED TO VOTE PROMPTLY, AND IF VOTING BY MAIL, TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Craig B. Glidden
Secretary to the Supervisory Board

March 29, 2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to be held on May 9, 2012: The proxy statement and annual report to security holders are available on the Internet at www.proxyvote.com.

LyondellBasell Industries N.V.

PROXY STATEMENT

This proxy statement, which is first being mailed or made available to holders of registered shares on or about March 29, 2012, is furnished in connection with the solicitation of proxies on behalf of LyondellBasell Industries N.V. (“we,” “LyondellBasell” or the “Company”). We ask you to vote promptly, and if voting by mail, to complete, sign, date and mail the enclosed proxy for use at the Annual General Meeting of Shareholders. The Annual General Meeting of Shareholders will be held at the Company’s headquarters and principal executive offices at Stationsplein 45, 3013 AK, Rotterdam, The Netherlands, at 1:00 p.m., local time, on Wednesday, May 9, 2012 (the “Annual Meeting”), for the purposes set forth in the foregoing notice and agenda.

We are utilizing U.S. Securities and Exchange Commission rules allowing companies to furnish proxy materials over the Internet. Instead of receiving a paper copy of this proxy statement, our 2011 Annual Report and a form of proxy card (the “proxy materials”), most of our shareholders are receiving a notice regarding the availability of our proxy materials. The notice includes instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how each shareholder can receive a paper copy of the proxy materials. Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the costs of the Annual Meeting, and conserve natural resources.

Record Date	April 11, 2012

Quorum	There is no quorum requirement under Dutch law.

Voting Shares	There were 574,398,261 shares, par value €0.04 (the “common shares” or “shares”) outstanding and entitled to vote as of March 20, 2012.

Voting by Proxy	Internet, phone, or mail.

Voting at the Meeting	Shareholders can vote in person during the meeting. Shareholders of record will be on a list held by the inspector of elections. Beneficial holders must obtain a proxy from their brokerage firm, bank, or other shareholder of record and present it to the inspector of elections with their ballot. Voting in person by a shareholder will replace any previous votes submitted by proxy.

Changing Your Vote	A shareholder may revoke a proxy by submitting a document revoking it prior to the Voter Deadline (as defined below), by submitting a duly executed proxy bearing a later date prior to the Voter Deadline or by attending the Annual Meeting and voting in person.

Votes Required to Adopt Proposals	Each share outstanding on the record date is entitled to one vote on each of the Supervisory Director nominees and one vote on each other matter. To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Each of the other proposals requires the favorable vote of a majority of the votes cast at the meeting.

Effect of Abstentions and Broker Non-Votes

Although there is no quorum requirement under Dutch law, abstentions, directions to withhold authority to vote for a Supervisory Director nominee and “broker non-votes” will be considered present at the meeting but will not be counted to determine the total number of votes cast.

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. If you do not give instructions to your bank, brokerage firm or other agent, the bank, brokerage firm or other agent will nevertheless be entitled to vote your shares of common stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters. Of the matters to be voted on at the meeting, only Item 5 on the agenda regarding the ratification of PricewaterhouseCoopers as our auditors for the year ending December 31, 2012, is considered a routine matter for determining whether brokers may vote without instruction. For these reasons, please promptly vote in accordance with the instructions provided by your bank, brokerage firm or other agent.

Voting Instructions

Each share entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting. All shares represented by proxies duly executed and received by us within the time indicated on the enclosed proxy (the “Voter Deadline”) will be voted at the Annual Meeting in accordance with the terms of the proxies.

You may receive more than one proxy card depending on how you hold your shares. If you hold shares through a broker, your ability to vote by phone or over the Internet depends on your broker’s voting process. You should complete and return each proxy or other voting instruction request provided to you.

If no choice is indicated on the proxy, the proxyholders will vote for all proposals described in this proxy statement. If any other business is properly brought before the Annual Meeting under our Articles of Association or Dutch law, the proxies will be voted in accordance with the best judgment of the proxyholders. In general, only those items appearing on the agenda can be voted on at the Annual Meeting.

Attending in Person	Shareholders must give notice in writing of their intention to attend the Annual Meeting prior to May 3, 2012. Such notices may be emailed to investors@lyondellbasell.com. Admittance of shareholders and acceptance of written voting proxies shall be governed by Dutch law.

Shareholder Proposals	Under our Articles of Association, one or more shareholders representing at least 1% of our share capital or whose shares represent a value of €50 million or more can request the Supervisory Board to place a matter on the agenda. Such request must be received by the Company at least 60 days before the date of the meeting.

Additionally, to be considered for inclusion in our proxy statement relating to our 2013 Annual General Meeting of Shareholders, subject to our Articles and Dutch law, any shareholder proposal must be received at our principal executive offices no later than November 29, 2012.

Finally, under SEC rules, shareholders who want to have proposals included in our proxy statement for the 2013 meeting must have been the registered or beneficial owner of (a) at least 1% of our outstanding shares or (b) shares having a market value of at least $2,000 for at least one year before submitting the proposal. The shareholder must also continue to own the shares through the date of the 2013 meeting.

Expenses of Solicitation	We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our directors, officers and regular employees may solicit proxies in person or by mail, telephone or fax, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of our shares.

Annual Report	A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, which includes our financial statements for fiscal year 2011, is included with this proxy statement. The Annual Report on Form 10-K is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.

If you participate in householding and wish to receive a separate copy of proxy materials, please contact our administrative offices c/o Lyondell Chemical Company, 1221 McKinney Street, Suite 700, Houston, Texas 77010, attention: Secretary to the Supervisory Board. If you do not wish to participate in householding in the future, and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-800-542-1061. If you are eligible for householding but are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.

Shareholder Communications	Shareholders and other interested persons may communicate with the Supervisory Board or one or more directors by sending a letter addressed to the Supervisory Board or to any one or more directors in care of Craig B. Glidden, Secretary to the Supervisory Board, at the Company’s administrative offices c/o Lyondell Chemical Company, 1221 McKinney Street, Suite 700, Houston, Texas 77010, in an envelope clearly marked “Shareholder Communication.” Mr. Glidden’s office will forward such correspondence unopened to Marvin O. Schlanger, Chairman, unless the envelope specifies that it should be delivered to another director.

SUPERVISORY BOARD OF DIRECTORS

The business and general affairs of the Company and the management of the business of the Company by the Management Board are supervised by the Board of Supervisory Directors (the “Supervisory Board”).

Our Supervisory Board currently has eleven members. Our Articles of Association provide that the Supervisory Board will consist of at least nine members and the Rules of the Supervisory Board provide that the Supervisory Board, in its sole discretion, shall determine the size of the Supervisory Board in accordance with and in order to comply with our Articles, nomination agreements in effect and the listing standards of the New York Stock Exchange.

The NYSE listing standards require that we have a majority of independent directors. As discussed under “—Independence of Supervisory Board Members,” six of our current eleven members are deemed independent.

Our Supervisory Board is divided into three classes, each consisting of approximately one-third of the total number of the members of the Supervisory Board. Robin Buchanan, Stephen F. Cooper, Robert G. Gwin and Marvin O. Schlanger are each Class II directors, whose terms expire at the Annual Meeting. Our Supervisory Board has nominated each of them for re-election.

The members of the Supervisory Board are elected by the general meeting of shareholders from a list that is drawn up by the Supervisory Board. Pursuant to our Articles of Association, the list is, in principle, binding and includes two candidates for each vacancy to be filled. The binding nature of the Supervisory Board’s nomination may be overridden by a vote of two-thirds of the votes cast at the meeting if such two-thirds vote constitutes more than one-half of the issued share capital of the Company. In that case, shareholders would be free to cast their votes for others.

Board Leadership Structure

The Company maintains a two-tier governance structure, consisting of a Management Board, responsible for the management of the Company, and a Supervisory Board, responsible for the general oversight of the Management Board. The Management Board may consist only of directors who are executive officers of the Company and the Supervisory Board of non-employee directors.

James L. Gallogly, our Chief Executive Officer, is currently the sole member of our Management Board and is not a member of the Supervisory Board. Our Articles of Association provide that to the extent there is only one member of the Management Board, such member must be our CEO. The principal responsibility of members of the Management Board is to manage LyondellBasell, which means, among other things, that the Management Board is responsible for implementing LyondellBasell’s aims and strategy, managing the Company’s associated risk profile, operating the business and addressing corporate responsibility issues relevant to the enterprise.

The Supervisory Board oversees the policies of the Management Board and the general course of business and related business enterprises. Marvin O. Schlanger is the Chairman of the Supervisory Board.

Our two-tier board structure allows our CEO to focus on managing our day-to-day business, including achieving our aims, strategy and risk profile, and results of operations. It also allows Mr. Schlanger, as non-executive Chairman of the Supervisory Board, to lead the Supervisory Board in its fundamental role of supervising the policies of the Management Board and the general affairs of the Company as well as providing advice to the Management Board.

The Supervisory Board believes this separation of responsibilities is appropriate for LyondellBasell not only because of the size and composition of the Supervisory Board, the scope and complexity of the Company’s operations, and the responsibilities of the Supervisory Board and management, but also as a demonstration of our commitment to good corporate governance.

Role in Risk Oversight

While the Company’s management is responsible for the day-to-day management of risks to the Company, the Supervisory Board has broad oversight responsibility for the Company’s risk management programs. In this oversight role, the Supervisory Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning well and that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout the organization. The primary means by which our Supervisory Board oversees our risk management structures and policies is through its regular communications with management. The Company believes that its leadership structure is conducive to sound risk management, and that the Supervisory Board’s involvement is appropriate to ensure effective oversight.

The Supervisory Board and its committees meet in person approximately six times a year, including one meeting that is dedicated specifically to strategic planning. At each of these meetings, our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer are asked to report to the Supervisory Board and, when appropriate, specific committees. Additionally, other members of management and employees periodically are requested to attend meetings and present information. One of the purposes of these presentations is to provide direct communication between members of the Supervisory Board and members of management. The presentations provide members of the Supervisory Board with the information necessary to understand the risk profile of the Company, including information regarding the specific risk environment, exposures affecting the Company’s operations and the Company’s plans to address such risks. In addition to information regarding general updates to the Company’s operational and financial condition, management reports to the Supervisory Board about the Company’s outlook and forecasts, and any impediments to meeting those or its pre-defined strategies generally. These direct communications between management and the Supervisory Board allow the Supervisory Board to assess management’s evaluation and management of the day-to-day risks of the Company.

In carrying out its oversight responsibility, the Supervisory Board has delegated to individual Board committees certain elements of its oversight function. The Audit Committee provides oversight of the integrity of the Company’s financial statements; the Company’s independent accountants’ qualifications and independence; the performance of the Company’s internal audit function, independent accountants and the Company’s compliance program; and the Company’s system of disclosure and internal controls. The Compensation Committee monitors the Company’s compensation structure to discourage risks inconsistent with the interests of our shareholders. The Nominating & Governance Committee reviews policies and practices in the areas of corporate governance; considers the overall relationship of the Supervisory Board to the Company’s management; and develops, reviews and recommends governance guidelines applicable to the Company. The Health, Safety and Environmental (“HSE”) Committee reviews and monitors compliance with health, safety and environmental matters affecting the Company.

The Company has an enterprise risk management process, which is coordinated by the Company’s Director of Risk Management. This process involves the identification of the Company’s programs and processes related to risk management, and the individuals responsible for them. Included in the process is a self-assessment survey requesting information regarding perceived risks to the Company completed by senior personnel, with follow-up interviews with members of senior management to review the responses. The information gathered is tailored to coordinate with the Company’s strategic planning process such that the risks can be categorized in a manner that identify the specific Company strategies that could be impacted so that plans can be developed to address the risks to those strategies.

The results of these efforts are reported to the Audit Committee of the Supervisory Board, which is responsible for overseeing the design of the risk assessment process. Regular updates are given to the Supervisory Board on material risks. In addition, the Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and quarterly reports are made to the Audit Committee on all financial and compliance risks in accordance with New York Stock Exchange requirements.

Independence of Supervisory Board Members

The Supervisory Board has determined that each of the following six directors is independent in accordance with the NYSE listing standards and the Dutch Corporate Governance Code:

Jacques Aigrain

Jagjeet S. Bindra

Milton Carroll

Robert G. Gwin

Bruce A. Smith

Rudy van der Meer

Messrs. Buchanan, Cooper, Harris, Kleinman and Schlanger are not considered independent, as described below. Jeffrey S. Serota, a Senior Partner at Ares Management LLC, resigned from the Supervisory Board effective May 18, 2011. Mr. Serota was not considered independent based on relationships between the Company and Ares Management.

To assist in determining independence, the Supervisory Board adopted categorical standards of director independence, which meet or exceed the requirements of both the NYSE and the Dutch Corporate Governance Code. These standards specify certain relationships that must be avoided in order for directors to be deemed independent.

The categorical standards our Supervisory Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found on our website, at www.lyondellbasell.com. The Supervisory Board has determined that each of the six directors listed above meets these categorical standards and that there are no other relationships that would affect the independence of these individuals. The Supervisory Board considered certain transactions conducted in the ordinary course of business between the Company and Anadarko Petroleum for the purchase of natural gas liquids, as described on page 16 of this proxy statement, in determining that Mr. Gwin is independent.

The Company is party to nomination agreements with affiliates of Access Industries and Apollo Management, each of which is a substantial shareholder of the Company. Pursuant to the nomination agreements, each entity has the right to select individuals for nomination to our Supervisory Board based on certain share ownership levels. Messrs. Buchanan, Cooper, Harris, Kleinman and Schlanger were selected for nomination to our Supervisory Board based on these agreements.

Each of Access and Apollo played significant roles in the bankruptcy proceedings of our predecessor, LyondellBasell Industries, AF S.C.A. Access was the beneficial owner of our predecessor company until the emergence from bankruptcy proceedings in 2010. Additionally, affiliates of Access were party to a management agreement with Basell AF S.C.A., the predecessor of LyondellBasell AF S.C.A., pursuant to which the Access affiliates provided management services to the company. Apollo held significant amounts of the predecessor’s debt and, as a result, exerted significant influence in the bankruptcy proceedings. Additionally, each of Access and Apollo were parties to an equity commitment agreement. Under that agreement, Access and Apollo provided a backstop for a significant portion of the Company’s emergence financing, for which they were paid fees of $20.1 million and $37.9 million, respectively. In connection therewith, they each requested and received the above mentioned nomination rights as well as registration rights with respect to certain of the securities they received in the bankruptcy proceedings.

The information below describes the results of the analyses conducted to determine the independence of the directors named in the table:

Apollo Designated Directors

Joshua J. Harris	Mr. Harris is a founding Managing Partner at Apollo Management. As a result of the relationships between Apollo and the Company described above, and his designation to the Supervisory Board by Apollo, Mr. Harris cannot be deemed independent under our categorical standards.

Scott M. Kleinman	Mr. Kleinman is Lead Partner for Private Equity at Apollo Management. As a result of the relationships between Apollo and the Company described above, and his designation to the Supervisory Board by Apollo, Mr. Kleinman cannot be deemed independent under our categorical standards.

Marvin O. Schlanger	Mr. Schlanger is affiliated with Apollo, and receives compensation from Apollo for certain services. As a result of the relationships between Apollo and the Company described above, and his designation to the Supervisory Board by Apollo, Mr. Schlanger cannot be deemed independent under our categorical standards.

Access Designated Directors

Robin Buchanan	Mr. Buchanan has served as a consultant to Access. As a result, given his designation to the Supervisory Board by Access, and the relationships between Access and the Company described above, Mr. Buchanan cannot be deemed independent under our categorical standards.

Stephen F. Cooper	Mr. Cooper was recruited by our predecessor company to serve as Vice Chairman of its Supervisory Board and as Chairman of its Restructuring Committee given Mr. Cooper’s vast experience in reorganization proceedings. The Remuneration Committee of the Company’s predecessor determined to pay Mr. Cooper a fee of $9.75 million in April 2010 in addition to his regular board fees, which was approved by the bankruptcy court, for his contribution in assisting the predecessor in its bankruptcy proceedings. Additionally, Mr. Cooper is the Chief Executive Officer and a director of Warner Music Group, a company that is owned by Access. As a result of the above payment, his position as an employee of an Access owned company, his designation to the Supervisory Board by Access, and given the relationships between Access and the Company described above, Mr. Cooper cannot be deemed independent under our categorical standards.

Meetings and Board Committees

The Supervisory Board held 11 meetings in 2011, including regularly scheduled meetings, special meetings and informational and orientation meetings. Each of the Supervisory Directors attended at least 75% of the meetings of the Supervisory Board and of each committee of which he was a member. The Company does not maintain a policy regarding Supervisory Board members’ attendance at its annual general meetings.

The Supervisory Board has four standing committees to assist it in the execution of its responsibilities. The committees are the Audit Committee, the Nominating & Governance Committee, the Compensation Committee and the HSE Committee. The charter of each committee states that it will be composed of a minimum of three members of the Supervisory Board. Each committee functions under a charter adopted by the Supervisory Board as described below.

Audit Committee

The current members of the Audit Committee are Mr. Smith (Chairman) and Messrs. Aigrain and Gwin. Each member satisfies the additional NYSE independence standards for audit committees.

SEC rules require that we have at least one financial expert on our Audit Committee. Our Supervisory Board has determined that Messrs. Smith, Aigrain and Gwin are all Audit Committee financial experts for purposes of the SEC’s rules. The determination was based on a thorough review of their education and financial and public company experience. The Supervisory Board has also determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members.

Set forth below is the information considered in determining that Messrs. Smith, Aigrain and Gwin are all financial experts.

Mr. Smith previously served as the Chief Financial Officer of Tesoro Corporation, a Fortune 100 manufacturer and marketer of petroleum products. He also served as the Chairman, President and Chief Executive Officer of Tesoro. Before joining Tesoro, Mr. Smith served in various financial positions, including Treasurer of Valero Energy Corporation, manager of a division of Continental Illinois National bank and Trust and a financial analyst at Ford Motor Company. Mr. Smith also holds a master’s degree in business administration with a concentration in finance from Kansas State University.

Mr. Aigrain has held various financial and executive positions, including as Head of the Financial Services Business Group and Member of the Executive Board Committee of SwissRe. Mr. Aigrain was Chief Executive Officer of SwissRe from 2006 to 2009. Mr. Aigrain started his career with JPMorgan in 1981 and had various functions in investment banking in London, Paris and New York, including co-head, and eventually co-head of investment banking client coverage. He was also a member of JPMorgan’s Investment Bank management committee. Mr. Aigrain received a PhD in economics in 1981 from the Sorbonne in France and a masters degree in economics from Dauphine University.

Mr. Gwin is currently Senior Vice President, Finance and Chief Financial Officer of Anadarko Petroleum Corporation where he has served in various financial positions since 2006. Mr. Gwin previously was Managing Director of Prudential Capital Group, responsible for its energy investing activities worldwide, including management of a portfolio of private debt, mezzanine and equity investments of over $13 billion, gaining significant and detailed experience in corporate and project finance, financial analysis, and institutional investment management. His educational background includes a B.S. in Business Administration (Finance) from the University of Southern California, an MBA (with an emphasis in finance) from Duke University, and earning the Chartered Financial Analyst (CFA) designation.

Mr. Smith serves on one public company audit committee in addition to ours.

The Audit Committee met seven times during 2011. The Audit Committee generally is responsible for overseeing all matters relating to our financial statements and reporting; internal audit function and independent auditors; and our compliance function. As part of its function, the Audit Committee reports the results of its activities to the full Supervisory Board. Listed below are the general responsibilities of the Audit Committee. The Audit Committee’s duties are set forth in a written charter that was approved by the Supervisory Board. A copy of the charter can be found on our website, at www.lyondellbasell.com.

Administrative Responsibilities

•	Report to the Supervisory Board, at least annually, all public company audit committee memberships by members of the Audit Committee;

•	Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board;

Independent Auditor

•	Engage an independent auditor, determine the auditor’s compensation and replace the auditor if necessary;

•	Review the independence of the independent auditor and establish our policies for hiring current or former employees of the independent auditor;

•	Evaluate the lead partner of our independent audit team and review a report, at least annually, describing the independent auditor’s internal control procedures;

•	Pre-approve all services, including non-audit engagements, provided by the independent auditor;

Internal Audit

•	Review the plans, staffing, reports and activities of the internal auditors;

•	Review significant difficulties and disagreements with management encountered by the internal audit department and review the effectiveness of the internal audit function;

Financial Statements

•	Review financial statements and Forms 10-K and 10-Q with management and the independent auditor;

•	Review earnings press releases and discuss with management the type of earnings guidance, if any, that we provide to analysts and rating agencies;

•

Discuss with the independent auditor any material changes to our accounting principles and matters required to be communicated under Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•	Review our financial reporting, accounting and auditing practices with management, the independent auditor and our internal auditors;

•	Review management’s and the independent auditor’s assessment of the adequacy and effectiveness of financial reporting controls;

Compliance

•	Review the plans, staffing, reports and activities of the compliance function;

•	Review significant difficulties and disagreements with management encountered by the compliance department and review the effectiveness of the compliance function;

•	Establish procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters; and

•	Periodically review the Company’s Code of Conduct and ensure management has established a system to monitor and enforce the Code of Conduct.

Audit Committee Report

The Audit Committee operates under a written charter, a copy of which is available on LyondellBasell’s website, www.lyondellbasell.com. As required by the charter, the Audit Committee reviews and reassesses the charter annually and recommends any changes to the Supervisory Board for approval. The role of the Audit

Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Supervisory Board, to recommend to the Supervisory Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select and nominate the independent auditor for appointment by shareholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of December 31, 2011 and for the 12 month period then ended with management and PricewaterhouseCoopers (“PwC”), the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report:

•

Discussed with PwC, the Company’s independent registered public accounting firm for period ended December 31, 2011, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Discussed with PwC its independence, including communications PwC is required to provide us under applicable Public Company Accounting Oversight Board requirements. This discussion and disclosure helped the Audit Committee in evaluating such independence.

•	Met periodically with members of management, the internal auditors and PwC to review and discuss internal controls over financial reporting.

•

Reviewed and discussed, with the Company’s management and PwC, the Company’s audited consolidated balance sheet as of December 31, 2011, and consolidated statements of income, cash flows and changes in stockholders’ equity for the 12 month period ended December 31, 2011, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Supervisory Board (and the Supervisory Board approved) that the Company’s financial statements be included in its annual report for its fiscal year ended December 31, 2011. The Committee has also approved the selection of PwC as the Company’s independent registered public accounting firm for fiscal year 2012.

The Audit Committee of the Supervisory Board

Bruce A. Smith, Chairman

Jacques Aigrain

Robert G. Gwin

Compensation Committee

The current members of the Compensation Committee are Messrs. Carroll (Chairman), Aigrain, Bindra and van der Meer. Each member is independent in accordance with the rules and regulations of the NYSE.

The Compensation Committee met six times in 2011. The Compensation Committee is responsible for overseeing all of our executive compensation and developing the Company’s compensation philosophy generally. The Compensation Committee’s written charter, which was approved by the Supervisory Board, can be found on our website, at www.lyondellbasell.com. In fulfilling its duties as set forth in the charter, the Compensation Committee has the following responsibilities:

•	Establish and review the compensation philosophy, structure, policies and guidelines for the executive officers and senior management of the Company for recommendation to the Supervisory Board;

•	Review periodically the objectives of the Company’s executive compensation consistent with corporate objectives and shareholder interests;

•	Approve the compensation and benefits of the Company’s executive officers;

•

Approve U.S. multi-employer welfare, pension or benefit plan or arrangement, including those established or maintained by a labor organization (including without limitation any multi-employer trust providing retirement benefits);

•	Review periodically reports from management regarding funding of the Company’s pension and other benefit plans;

•

Review and approve corporate goals and objectives relating to Chief Executive Officer compensation, and evaluate the performance of the Chief Executive Officer in light of the corporate goals and objectives;

•

Incorporate the performance evaluation results in setting the Chief Executive Officer’s compensation level and make compensation decisions for all senior officers of the Company, including the Chief Executive Officer, and review these decisions with the Supervisory Board; and

•	Conduct an annual self-evaluation.

In overseeing compensation matters, the Compensation Committee may delegate authority for day-to-day administration and interpretation of the Company’s plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to Company employees. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers.

For additional information on the Compensation Committee, including with respect to compensation consultants engaged in the last fiscal year, see the Compensation Discussion and Analysis on page 30.

Compensation Committee Report

The Compensation Committee of the Supervisory Board has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee recommended to the Supervisory Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Supervisory Board

Milton Carroll, Chairman

Jacques Aigrain

Jagjeet S. Bindra

Rudy van der Meer

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal year 2011, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 407(e)(4) of Regulation S-K.

During fiscal year 2011, none of our executive officers served as (i) a member of the compensation committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Nominating & Governance Committee

The current members of the Nominating & Governance Committee are Messrs. Smith (Chairman), Carroll and Gwin. Each member is independent in accordance with the rules and regulations of the NYSE.

The Nominating & Governance Committee met seven times during 2011. One of the primary responsibilities of the Nominating & Governance Committee is to identify nominees for election to the Supervisory Board. As described in this proxy statement, the Supervisory Board has nominated Messrs. Buchanan, Cooper, Gwin and Schlanger for election at the Annual Meeting.

The Nominating & Governance Committee has a written charter that has been approved by the Supervisory Board and can be viewed by accessing our website, at www.lyondellbasell.com. It is the duty of the Nominating & Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating & Governance Committee has the following responsibilities:

•	Reviewing the overall effectiveness of the Supervisory Board and the Management Board and the conduct of their business;

•	Coordinating an evaluation by the directors of the Supervisory Board’s and committees’ (including this Committee’s) performances and procedures;

•	Reviewing individual directors’ performance as a part of the process for recommending nominees to the Supervisory Board;

•	Reviewing the Company’s corporate governance profile and make recommendations to the Supervisory Board;

•	Recommending to the Supervisory Board compensation to be paid to non-employee directors;

•	Reviewing any shareholder proposals received by the Company for inclusion in the Company’s proxy statement; and

•	Identifying and recommending to the Supervisory Board candidates for membership on the Supervisory Board.

Potential director candidates are identified through various methods. The Nominating & Governance Committee welcomes suggestions from directors, members of management, and shareholders. From time to time, the Nominating & Governance Committee uses outside consultants to assist in identifying potential director candidates. For all potential candidates, the Nominating & Governance Committee considers all factors it deems relevant, such as a candidate’s personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the Company’s stakeholders. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the Committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating potential director nominees.

Before being recommended by the Nominating & Governance Committee, director candidates are interviewed by the Chief Executive Officer; a minimum of two members of the Nominating & Governance Committee; and the Chairman of the Supervisory Board. Additional interviews may include other members of the Supervisory Board, representatives from senior levels of management and an outside consultant.

The Supervisory Board intends to maintain a manageable size of the Supervisory Board as stated in our Corporate Governance Guideline. However, if shareholders who have nomination agreements with the Company acquire additional shares of the Company, entitling them to nominate additional directors, the Supervisory Board will increase its size as necessary to ensure there are a majority of independent members. The Nominating & Governance Committee considers all potential nominees for vacancies on their merits without regard to the source of recommendation.

The Nominating & Governance Committee believes that the nominating process will and should continue to involve significant subjective judgments. To suggest a nominee, you should submit your candidate’s name, together with biographical information and his written consent to nomination to the Chairman of the Nominating & Governance Committee at the Company’s administrative offices, c/o Lyondell Chemical Company, 1221 McKinney Street, Suite 700, Houston Texas 77010, before November 29, 2012.

HSE Committee

The current members of the HSE Committee are Messrs. van der Meer (Chairman), Bindra and Schlanger. The HSE Committee met five times during 2011. The Committee has a written charter that can be reviewed by accessing our website, at www.lyondellbasell.com. It is the duty of the HSE Committee to assist the Supervisory Board in its oversight responsibilities by assessing the effectiveness of environmental, health and safety programs and initiatives that support the health, safety and environmental policy of the Company. In fulfilling its duties, the HSE Committee has the following responsibilities:

•	Review the status of the Company’s health, safety and environmental policies and performance, including processes to ensure compliance with applicable laws and regulations;

•	Review and monitor the Company’s health, safety and environmental performance statistics and ensure processes are in place to record such statistics consistently;

•	Review and approve the scope of the health, safety and environmental audit program and regularly monitor program results;

•	Review and approve the annual budget for the health, safety and environmental audit program; and

•	Report periodically to the Supervisory Board on health, safety and environmental matters affecting the Company.

Dutch Corporate Governance Code

In addition to the NYSE listing standards and rules and regulations as promulgated by the SEC, as a Dutch company, our governance practices are governed by the Dutch Corporate Governance Code (the “Code”). The Code (as last amended on December 10, 2008) contains a number of principles and best practices, with emphasis on integrity, transparency and accountability as the primary means of achieving good governance.

There is considerable overlap between the requirements we must meet under U.S. rules and regulations and the provisions of the Code. We apply the majority of the provisions of the Code. However, where there are conflicting provisions of the Code and the requirements of the NYSE and the SEC, we have chosen to comply with the NYSE and SEC requirements, which are mandatory in nature. Additionally, as an SEC registrant and NYSE listed company, we believe that it is appropriate to maintain governance practices that are in line with our peers listed on the NYSE and therefore may at times choose to apply practices common for NYSE listed companies. In accordance with the Code’s compliance principle of “apply-or-explain,” which permits Dutch companies to be fully compliant with the Dutch Code by either applying the Dutch practices or explaining why the company has chosen to apply different practices, we are disclosing in our Dutch annual report that accompanies our Annual Accounts to what extent we do not apply provisions of the Dutch Code, together with the reasons for those deviations.

Related Party Transactions

We have adopted a written Related Party Transaction Approval Policy, which requires the disinterested members of the Audit Committee to review and approve, in advance of commitment, certain transactions that we may enter into with the following related parties:

•	members of the Supervisory Board;

•	executive officers;

•	holders of 5% or more of our shares;

•	entities for which a LyondellBasell Industries N.V. officer or Supervisory Board member serves as an officer or a member of that entity’s board of directors or equivalent governing body;

•	immediate family members of the foregoing; and

•	entities, of which any of the foregoing own more than 10%.

The transactions covered by the policy are those which are:

•	in the ordinary course of business and have an aggregate value of $25 million or more, or

•	not in the ordinary course of business, regardless of value.

Additionally, transactions covered include any transactions where an officer or director of the Company has a direct or indirect material interest and the transaction has a value of $120,000 or more.

The disinterested members of the Audit Committee determine the fairness of the transactions to the Company by considering whether the transactions have terms no less favorable than those which could be obtained from non-related parties.

Below is a description of related party transactions in existence since the beginning of the last fiscal year.

We entered into certain agreements with Access Industries and Apollo Management, or their affiliates, upon our emergence from bankruptcy in April 2010. These agreements include a registration rights agreement dated April 30, 2010 obligating us to, at our own cost, register for resale certain of our securities owned by Access and Apollo or their affiliates. Additionally, we entered into nomination agreements with each of Access and Apollo or their affiliates that give them the right to nominate individuals for appointment to the Supervisory Board if certain ownership thresholds are met. The nomination rights continue for so long as the shareholders meet the required thresholds. Additionally, Access and Apollo were both party to an equity commitment agreement, entered into in December 2009, pursuant to which they provided a backstop for a significant portion of the Company’s emergence financing, for which they were paid fees of $20.1 million and $37.9 million, respectively.

These transactions were approved by the bankruptcy court; they were not approved pursuant to the Related Party Transaction Policy, nor were they approved by our Audit Committee, as the Company became obligated before the Related Party Transaction Policy was adopted and the Audit Committee was formed.

At its November 2010 meeting, the Audit Committee approved a tax cooperation agreement with Access Industries. Pursuant to the agreement, employees of the Company may provide assistance and support to Access Industries in connection with certain tax and accounting matters related to the time period during which LyondellBasell AF S.C.A., the Company’s predecessor, was wholly owned by certain affiliates of Access Industries. Pursuant to the cooperation agreement, we charge Access Industries for these services on a time and materials basis. In 2010 and 2011, we charged Access approximately $110,000 and $156,000, respectively. The agreement terminates December 31, 2014.

On an ongoing basis and in the ordinary course of business, the Company makes spot purchases of natural gas liquids (“NGLs”), raw materials used by the Company in production, from Anadarko Petroleum at market prices. Robert G. Gwin, a member of our Supervisory Board, serves as Chief Financial Officer of Anadarko Petroleum. The Company purchased $81.2 million of NGLs from Anadarko Petroleum in 2011. The purchases were approved by the disinterested members of the Audit Committee at its July 2011 meeting. The determination was based on the fact the transactions were on terms no less favorable than those which could be obtained from non-related parties. Further, the Audit Committee considered whether such purchases would affect Mr. Gwin’s independence. The Company does not believe that Mr. Gwin’s position at Anadarko gives rise to a direct or indirect material interest in the transactions.

The Company sells a number of its products to Momentive Group and Berry Plastics in the ordinary course of business. The Company also buys and sells products from and to Taminco Global Chemical Corporation in the ordinary course of business. A majority of the common stock of each of Momentive Group, Berry Plastics and Taminco Global Chemical Corporation is held by funds affiliated with Apollo Management L.P., a more than 5% shareholder of the Company. At its October 2011, December 2011 and February 2012 meetings, the Audit Committee authorized, respectively, sales by the Company to Momentive and Berry and purchases from and sales to Taminco, in the ordinary course of business in accordance with our Related Party Transactions Policy. The Audit Committee determined that the Momentive Group, Berry Plastics and Taminco transactions were on terms no less favorable than those which could be obtained from non-related parties. The disclosure of these transactions does not constitute an admission that Momentive Group, Berry Plastics or Taminco is a related party under Item 404 of Regulation S-K.

Under our Code of Conduct, each director, officer and employee must make prompt and full disclosure of all conflicts of interest. A conflict of interest includes a financial interest in any contract with us or in any organization doing business with us, or the receipt of improper personal benefits or loans as a result of his or her position in the Company. On an annual basis, each Supervisory Director and executive officer is obligated to complete a questionnaire which requires disclosure of any transactions with the Company in which the Supervisory Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

Any waivers of our Code of Conduct for our executive officers or members of our Supervisory Board will be reported promptly. In addition to our Code of Conduct, we have a Financial Code of Ethics specifically applicable to each of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Financial Code of Ethics meets the definition of a “code of ethics” under Item 406 of Regulation S-K. Our Code of Conduct and our Financial Code of Ethics are set forth in writing and are available through our website, www.lyondellbasell.com.

Compensation of the Members of the Supervisory Board

Under our Articles of Association, any decisions on compensation of members of our Supervisory Board are made by our general meeting of shareholders. The Nominating & Governance Committee makes recommendations to the Supervisory Board with respect to changes, if any, of our Supervisory Board compensation programs. Any changes to the program approved by the Supervisory Board are then proposed to the shareholders at a general meeting. The Supervisory Board is proposing certain changes to the compensation program for the Supervisory Board as Item 7 on the Proxy Card. For more information on such proposal, see page 63 of this proxy statement.

Director Compensation in 2011

The members of our Supervisory Board receive equity and cash compensation for their service on the Supervisory Board and its committees. Compensation for members of the Supervisory Board is reviewed annually by the Nominating & Governance Committee and is approved by shareholders. The Supervisory Board’s goal in designing directors’ compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the board of a complex international company. The Supervisory Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.

In 2011, members of the Supervisory Board received grants of restricted stock units and cash retainers and fees. At the annual general meeting of shareholders in May 2011, our shareholders approved compensation for our directors as set out in the table below. Actual amounts earned by or paid to Supervisory Directors in 2011 are in the following table entitled “Director Compensation.”

Annual Retainer
Cash	$60,000 ($80,000 for Chairman of the Supervisory Board)
Restricted stock units	Valued at $120,000 ($150,000 for Chairman of the Supervisory Board)
Board Meeting Fees
Intercontinental Travel	$12,500 for each Supervisory Board meeting attended
Continental Travel	$2,000 for each Supervisory Board meeting attended
Committee Fees
Members	$10,000 ($11,000 for Audit Committee)
Chairmen	$15,000 ($20,000 for Audit Chair)

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)(5)	Total ($)
Marvin O. Schlanger, Chairman of the Supervisory Board	156,500	149,982	74,749	381,231
Jacques Aigrain	86,482	119,994	19,669	226,145
Jagjeet Bindra	106,822	119,994	14,549	241,365
Robin Buchanan	72,616	119,994	14,549	207,159
Milton Carroll	142,767	119,994	16,876	279,637
Stephen F. Cooper.	126,500	119,994	44,304	290,798
Robert G. Gwin	94,982	119,994	14,549	229,525
Joshua J. Harris(6)	112,000	119,994	44,304	276,298
Scott Kleinman(6)	157,500	119,994	44,304	321,798
Jeffrey A. Serota(7)	47,685	0	1,773	49,458
Bruce A. Smith	161,500	119,994	44,304	325,798
Rudy M. J. van der Meer	120,000	119,994	15,103	255,097

(1)	Includes retainers, meeting and committee fees earned or paid through December 31, 2011.
(2)

Includes 2,881 restricted stock units for all directors, other than Mr. Schlanger, who received 3,601 restricted stock units. In accordance with FASB Topic ASC 718, Compensation—Stock Compensation, the grant date fair value of the awards generally is the number of shares issued times the market value of our shares on that date. See Note 16 to our Consolidated Financial Statement included in our Form 10-K for the year ended December 31, 2011 for a description accounting for equity-based compensation in accordance with ASC 718.
(3)	The aggregate number of stock awards outstanding at fiscal year end for each of the directors was 2,881 restricted stock units each for Messrs. Aigrain, Bindra, Buchanan, Carroll, Gwin and van der Meer; 8,422 restricted stock units each for Messrs. Cooper, Harris, Kleinman and Smith; and 10,527 restricted stock units for Mr. Schlanger. The directors have not received any option awards.
(4)	Messrs. Aigrain and Schlanger each elected to have his Dutch sourced compensation taxed under the so-called “Dutch 30% tax ruling.” Under the ruling, the reimbursement by the Company of expenses may be considered income in The Netherlands, and each of Messrs. Aigrain and Schlanger were taxed on certain reimbursements of expenses. The amounts in this column include $5,120 and $19,814 for Messrs. Aigrain and Schlanger, respectively, for gross-ups paid by the Company as a result of their reimbursements of expenses being taxed. The gross-ups were paid in Euros, and the dollar amounts are based on a conversion rate of 1.33375 on December 31, 2011. Also includes $1,773 of imputed income for preparation of 2010 Dutch tax filings for Messrs. Schlanger, Carroll, Cooper, Harris, Kleinman, Serota and Smith.
(5)	Includes dividend equivalent payments in 2011 on outstanding restricted stock units held by the directors of $53,161 for Mr. Schlanger; $14,549 for Messrs. Aigrain, Bindra, Buchanan and Gwin; $15,103 for Messrs. Carroll and van der Meer; and $42,531 for Messrs. Cooper, Harris, Kleinman and Smith. The terms of the restricted stock unit awards granted to directors entitle them to dividend equivalent payments when and if dividends are paid on the Company’s shares generally.
(6)	Each of Messrs. Harris and Kleinman received these securities as a nominee for the sole benefit of an affiliate of Apollo. Such affiliate has all economic, pecuniary and voting rights, if any, in respect of such securities. Accordingly, Messrs. Harris and Kleinman each disclaim beneficial ownership of these securities.
(7)	Mr. Serota resigned from the Supervisory Board effective May 18, 2011 pursuant to the terms of the Nomination Agreement between Ares Management and the Company as a result of Ares’ interest in the Company’s shares falling below 5%. In connection with the resignation, Mr. Serota’s restricted stock units were forfeited. The value of the award granted to Mr. Serota in May 2011 was $119,994, which represented 2,881 restricted stock units.

ELECTION OF SUPERVISORY BOARD DIRECTORS

Our Supervisory Board is classified into three classes, each of which represents approximately one-third of the total Supervisory Board. The Supervisory Board is proposing the re-election of Messrs. Buchanan, Cooper, Gwin, and Schlanger, whose terms are expiring, as Class II directors.

We have provided information regarding the nationality, age, term of office on our Supervisory Board and experience within the last five years of each of the nominees for director. We also have included the qualifications we considered when nominating such individual for re-election. Required information relating to the share ownership of our Supervisory Directors and nominees may be found in the Director Compensation Table above and under the “Director, Director Nominee and Management Share Ownership” section on page 24.

Under our Articles of Association, binding nominations of individuals for appointment to the Supervisory Board must consist of two persons for each vacancy. For each vacancy, the candidate receiving the greatest number of “FOR” votes will be elected.

ELECTION OF CLASS II DIRECTORS (Item 1 on the Proxy Card)

The first proposal on the agenda is the election of four individuals to serve until the annual general meeting of shareholders in 2015 or until their respective successors have been duly elected and qualified.

The current terms of Robin Buchanan, Stephen F. Cooper, Robert G. Gwin and Marvin O. Schlanger will expire at the Annual Meeting on May 9, 2012. Each is eligible for re-election, and the Supervisory Board has made binding proposals to re-elect them as Class II directors.

First Vacancy	Qualifications
Robin Buchanan, British, 59* Class II Supervisory Director since May 2011

Chairman of Michael Page International plc, a specialist recruitment company, since December 2011 and director of Michael Page since August 2011.

Senior Advisor to Bain & Company, a global business consulting firm, since 2007.

Director of the Centre for Corporate Governance at the London Business School since 2009.

Advisor to Coller Capital Ltd., a private equity firm, since 2009.

Dean and then President of the London Business School, from 2007 to 2009.

Managing Partner and then the Senior Partner, Bain & Company Inc. UK and South Africa between 1990 and 2007.

Director of Schroders plc, a global asset management company, since 2010.

Director of Liberty International plc, a retail property company, from 1997 to 2008.

Director of Shire plc, a global specialty bio-pharmaceutical company, from 2003 to 2008.

We believe that Mr. Buchanan’s extensive knowledge and experience relating to business management, finance and international board service, as well as his extensive experience in advising and consulting for companies in an array of industries, including in the industrial sector, among other skills, strengthens the Supervisory Board’s collective qualifications, skills and experience.
Stephen F. Cooper is nominated as the legally required second candidate.

Second Vacancy
Stephen F. Cooper, American, 65* Class II Supervisory Director since July 2010

Chief Executive Officer and Director of Warner Music Group Corp., a recorded music and music publishing business, since August 2011.

Advisor at Zolfo Cooper, a leading financial advisory and interim management firm, of which he is co-founder and former chairman, since 1982.

Managing Partner of Cooper Investment Partners, a private equity firm specializing in underperforming companies, since July 2008.

Vice Chairman and Chairman of the Restructuring Committee of LyondellBasell Industries AF S.C.A., the Company’s predecessor, from 2009 to 2010.

Co-Chief Executive Officer and Vice Chairman of Metro-Goldwyn-Mayer, a privately held motion picture and theatrical production and distribution company, from August 2009 to January 2011.

Mr. Cooper has more than thirty years of experience as a financial advisor and interim executive and advisor to companies facing operational and performance issues. We believe his substantial and expansive experience in various industries provides him with significant expertise in all aspects of supervising management of large, complex companies.

Chief Executive Officer of Hawaiian Telcom, a provider of phone, internet and wireless communication services to Hawaii, from February 2008 to June 2008.

Chairman of the Board of Collins & Aikman, which designed, engineered and manufactures automotive components, systems and modules, from July 2005 to October 2007.
Robert G. Gwin is nominated as the legally required second candidate.

Third Vacancy
Robert G. Gwin, American, 48* Supervisory Director since May 2011

Senior Vice President, Finance and Chief Financial Officer of Anadarko Petroleum Corporation, an oil and gas exploration and production company, since 2009.

Senior Vice President of Anadarko Petroleum from 2008 to 2009.

Vice President, Finance and Treasurer of Anadarko Petroleum from 2006 to 2008.

Director of Western Gas Holdings, the general partner of Western Gas Partners, an owner, operator and developer of midstream energy assets, since 2007 and Chairman since October 2009.

Chief Executive Officer of Western Gas Holdings from 2007 to 2010.

President of Western Gas Holdings from 2007 to 2009.

We believe that Mr. Gwin’s skills and knowledge relating to the oil and gas industry, finance, public company board experience and executive management expertise, among other skills, strengthen the Supervisory Board’s collective qualifications, skills and experience.
Marvin O. Schlanger is nominated as the legally required second candidate.

Fourth Vacancy
Marvin O. Schlanger, American, 63* Supervisory Director since April 2010

Principal of Cherry Hill Chemical Investments, LLC, a firm that provides management services and capital to the chemical industry, since 1998.

Chairman of CEVA Group Plc, a global supply chain management company, since 2009.

Director of Momentive Performance Materials Holdings, a specialty chemicals and materials company, since 2010.

Director of UGI Corporation, a distributer and marketer of energy products and services, and its subsidiary, UGI Utilities Inc., since 1998 and its subsidiary Amerigas, since 2009.

Consultant to Apollo Management LLP.

Vice Chairman of Hexion Specialty Chemicals, a specialty chemicals and materials company (acquired by Momentive Performance in 2010), from 2005 to 2010.

Chairman of Covalence Specialty Materials Corp., which was merged into Berry Plastics in 2007, from 2006 to 2007.

Mr. Schlanger has significant senior management experience as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of Arco Chemical Company, a large public chemical company, as well as experience serving as chairman, director and committee member of the boards of directors of large public and private international companies, including his experience representing a major private equity firm’s shareholder interest.
Robin Buchanan is nominated as the legally required second candidate.

*	As of March 16, 2012.

Our Management Board and Supervisory Board recommend shareholders vote FOR the re-election of each of the first named candidates as Class II directors.

Supervisory Directors

Information with respect to the Supervisory Directors who are not up for election is as follows:

Director	Qualifications
Jacques Aigrain, French-Swiss, 57* Class III Supervisory Director since May 2011

Chief Executive Officer of SwissRe, a global reinsurance company, from 2006 to 2009.

Chairman of LCH Clearnet Group, Limited, a clearinghouse group, since 2010.

Director of Swiss International Air Lines, since December 2001.

Director of Lufthansa German Airlines, since September 2007.

Director of Resolution Ltd., a financial services company that acquires businesses in the insurance industry, since February 2010.

Mr. Aigrain has extensive operational and management expertise, as well as considerable experience with international companies and board service, among other skills, that strengthen the Supervisory Board’s collective qualifications, skills and experience.
Jagjeet S. Bindra, American, 64* Class I Supervisory Director since May 2011

Director of Edison International, a generator and distributor of electric power, and its subsidiary, Southern California Edison Co., an electric utility company, since April 2010.

Director of Transocean Ltd., an offshore drilling contractor and the provider of drilling management services, since 2011.

Director of Larsen & Toubro, a technology, engineering, construction and manufacturing company, since 2009.

Director of Transfield Services, a global provider of operations, maintenance and asset and project management services, since 2009 and Deputy Chairman since 2011.

President, Chevron Global Manufacturing, Chevron Corp.’s worldwide manufacturing division, from 2004 to 2009.

Director of Advisory Board of Hart Energy Consulting, an energy industry publisher, from 2009 to 2010.

Director of GS Caltex, a South Korean oil refiner, from 2003 to 2009.

Director of Sriya Innovations, an alternative energy firm, from 2009 to 2010.

Director of Reliance Petroleum Limited, a petroleum refiner and marketer, from 2006 to 2007.

Mr. Bindra’s extensive knowledge and global experience in asset intensive industries, as well as his expertise in energy value chain and asset management, among other skills, strengthens the Supervisory Board’s collective qualifications, skills and experience.
Milton Carroll, American, 61* Class I Supervisory Director since July 2010

Chairman of CenterPoint Energy, a public utility holding company, since 2002. Chairman of Instrument Products, a private oil-tool manufacturing company, since 1977.	Mr. Carroll has extensive knowledge of the oil and natural gas industries,

Director of Halliburton, an oilfield services company, since 2006.

Director of Health Care Service Corporation, a health benefits company, since 1998.

Director of Western Gas Holdings, the general partner of Western Gas Partners, an owner, operator and developer of midstream energy assets, since 2008.

Director of LRR Energy, L.P., since 2011.

Director of EGL, Inc., a global logistics and supply chain management company, from 2003 to 2007.

corporate management, international operations, public company governance and board practices, among other skills, that strengthen the Supervisory Board’s collective qualifications, skills and experience.
Joshua J. Harris, American, 47* Class III Supervisory Director since April 2010

Senior Managing Director of Apollo Global Management, LLC, a global alternative asset manager, and Managing Partner of Apollo Management, L.P., which he co-founded in 1990.

Director of the general partner of AP Alternative Assets, Apollo Global Management, LLC, Berry Plastics Group Inc., manufacturer of injection-molded plastic packaging, thermoformed products, flexible films and tapes and coatings, CEVA Logistics, a global logistics and transportation company and Momentive Performance Materials Holdings LLC, a producer of silicones and silicone derivatives.

Previously served as a director of:

Covalence Specialty Materials, a specialty chemicals company (acquired by Berry Plastics in 2007) from 2006 to 2007.

Verso Paper, a producer of coated paper and specialty paper products, and Verso Paper Holdings, an indirect subsidiary of Verso Paper, from 2006 to 2008.

Metals USA Holdings Corp., a provider of processed carbon steel, stainless steel, aluminum, red metals and manufactured metal components, and its wholly-owned subsidiary, Metals USA, Inc., from 2005 to 2008.

Nalco Corporation, a sustainability services company focused on industrial water, energy and air applications, from 2003 to 2007.

United Agri Products Inc., a distributer agricultural inputs and noncrop products, from 2003 to 2007.

Quality Distribution, Inc., transporter of bulk chemicals in North America, from 1998 to 2007.

Noranda Aluminum Holding Corporation, a producer of primary aluminum products and rolled aluminum coils, from 2007 to 2009.

Mr. Harris has significant experience in financing, analyzing, investing in and managing investments in public and private companies. Mr. Harris has substantial expertise in strategic and financial matters that inform his contributions to our supervisory board and enhance his oversight and direction of us. Mr. Harris’ service as a director of other companies in a variety of industries gives him a range of experience as a director on which he can draw in serving as our director and augments his knowledge of effective corporate governance.
Scott M. Kleinman, American, 39* Class III Supervisory Director since April 2010

Lead Partner for Private Equity of Apollo Management, LP, a global alternative asset manager, where he has worked since 1996. Director of Taminco Global Chemical Corp. since February 2012.	Mr. Kleinman has significant experience in financing, analyzing, investing in and managing

Director of Verso Paper, a producer of coated paper and specialty paper products, since August 2006.

Director of Realogy Corporation, a provider of residential real estate and relocation services, since April 2007.

Director of Momentive Performance Materials, a producer of silicones and silicone derivatives, since October 2010.

Director of Noranda Aluminum, a producer of aluminum products, from April 2007 through June 2011.

Director of Hexion Specialty Chemicals, a specialty chemicals and materials company, from August 2004 to October 2010 (acquired by Momentive Performance in 2010).

investments in public and private companies. Mr. Kleinman’s service as a director of other companies in a variety of industries gives him a range of experience as a director on which he can draw in serving as our director and augments his knowledge of effective corporate governance.
Bruce A. Smith, American, 68* Class III Supervisory Director since July 2010

Chief Executive Officer of One Cypress Energy LLC, a petroleum products logistics provider, since 2011.

Chairman of Tesoro Corporation, a manufacturer and marketer of petroleum products, from 1996 to 2010. President and Chief Executive Officer of Tesoro from 1995 – 2010.

Director of GEVO, Inc., a renewable chemicals and advanced biofuels company, since June 2010.

Director of Noble Energy, an independent energy company, from 2002 to 2008.

Mr. Smith has extensive senior leadership experience in the refining and marketing industry, substantial management background in publicly traded companies and previous experience serving as a director and chairman of the audit and compensation committees of publicly traded companies.
Rudy van der Meer, Dutch, 67* Class I Supervisory Director since July 2010

Chairman of Supervisory Board of Imtech N.V., a technical services provider, since 2005.

Chairman of Supervisory Board of Energie Beheer Nederland B.V., a Dutch state owned natural gas exploration, production, transportation and sale company, since 2006.

Supervisory Director of James Hardie Industries S.E., an industrial fibre cement products and systems manufacturer, since 2007.

Chairman of the Supervisory Board of Coöperatie UVIT U.A., a health insurer, since 2011.

Chairman of Supervisory Board of Gazelle Holding B.V., a bicycle manufacturing company, from 2005 to 2011.

Supervisory Director of ING Nederland N.V, retail banking and insurance subsidiaries, respectively, of ING Groep N.V., from 2004 to 2011.

Supervisory Director of Hagemeyer N.V., a distribution services focusing on electrical materials, safety and other maintenance, repair and operations products, from 2006 to 2008.

Chairman of Supervisory Board of Norit International B.V., a global water purification technology and applications company, from 2005 to 2007.

Mr. van der Meer has extensive knowledge of global businesses, Dutch companies, and the chemicals industry, among other skills, which strengthen the Supervisory Board’s collective qualifications, skills and experience.

*	As of March 16, 2012.

DIRECTOR, DIRECTOR NOMINEE AND MANAGEMENT SHARE OWNERSHIP

Under SEC rules, we are required to include, in tabular format, information relating to the beneficial ownership of our shares by each (i) director, (ii) director nominee, and (iii) executive officer named in the Summary Compensation Table on page 53 as of March 20, 2012. We also are required to include information with respect to all of these individuals, and all other executive officers, as a group.

Our directors, director nominees and executive officers, individually and in the aggregate, beneficially own less than 1% of our outstanding shares as of March 20, 2012.

Share Ownership Table

Name	Common Shares Owned		Common Shares Covered by Exercisable Options
Jacques Aigrain	0		0
Jagjeet S. Bindra	8,300	(1)	0
Robin Buchanan	10,792		0
Milton Carroll	5,541		0
Stephen F. Cooper	0		0
Joshua J. Harris(2)	0		0
Robert G. Gwin	0		0
Scott M. Kleinman(3)	0		0
Marvin O. Schlanger	4,000	(4)	0
Bruce A. Smith	5,000		0
Rudy M.J. van der Meer	2,749		0
James L. Gallogly	0		2,412,248	(5)
Karyn F. Ovelmen	0		0
C. Kent Potter	2,000		0
Craig B. Glidden	0		118,890	(6)
Timothy D. Roberts	0		0
Bhavesh V. (Bob) Patel	0		58,532	(7)
All directors, nominees and executive officers as a group (27 persons)	28,633		1,849,303

(1)	Includes 8,300 shares owned by the Bindra Family Revocable Trust. Mr. Bindra disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(2)	Mr. Harris is associated with Apollo Management, a more than 5% beneficial owner of our shares. Mr. Harris disclaims beneficial ownership of ordinary shares owned by Apollo and any other shareholder, except to the extent of any pecuniary interest therein.
(3)	Mr. Kleinman is associated with Apollo Management, a more than 5% beneficial owner of our shares. Mr. Kleinman disclaims beneficial ownership of ordinary shares owned by Apollo and any other shareholder, except to the extent of any pecuniary interest therein.
(4)	Includes 1,000 shares owned by Mr. Schlanger’s wife. Mr. Schlanger disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(5)	Includes 1,284,444 vested options to purchase shares and 1,127,804 options to purchase shares that will vest on May 14, 2012. The vested options have an exercise price of $17.61 and expire April 30, 2017. The unvested options have an exercise price of $13.11 and expire April 30, 2017.
(6)	Includes 118,890 options to purchase shares that will vest on April 30, 2012. The options have an exercise price of $13.11 and expire April 30, 2020.
(7)	Includes 58,532 options to purchase shares that will vest on April 30, 2012. The options have an exercise price of $13.11 and expire April 30, 2020.

PERSONS OWNING MORE THAN 5% OF LYONDELLBASELL SHARES

The table below shows information for shareholders known to us to beneficially own more than 5% of our common shares, based on their filings with the SEC through March 20, 2012.

	Shares Beneficially Owned
Name and Address	Number	Percentage(1)
Apollo Management Holdings, L.P.(2)	171,132,110	30%
9 West 57th Street New York, NY 10019
Certain affiliates of Access Industries, LLC(3)	80,443,366	14%
730 Fifth Ave., 20th Floor New York, NY 10019
FMR LCC	36,015,622	6%
82 Devonshire Street Boston, MA 02109

(1)	All percentages are based on 574,398,261 shares outstanding as of March 20, 2012.
(2)	Apollo Management Holdings, L.P. is the general partner or manager of various Apollo investment managers that, through various affiliated investment managers, manage four of the Apollo investments funds that hold our shares. Apollo Principal Holdings II, L.P. is the general partner or manager of various Apollo investment advisors that, indirectly through various affiliated investment advisors, provide investment advisor services to various Apollo investment funds, including one of the Apollo investment funds that hold our shares. Apollo Principal Holdings III, L.P. is the general partner or manager of various Apollo investment advisors that, indirectly through various affiliated investment advisors, provide investment advisor services to various Apollo investment funds, including one of the Apollo investment funds that hold our shares. Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P., Apollo Principal Holdings II GP, LLC is the general partner of Apollo Principal Holdings II, L.P. and Apollo Principal Holdings III GP Ltd. is the general partner of Apollo Principal Holdings III, L.P. Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Apollo Management Holdings GP, LLC and of Apollo Principal Holdings II GP, LLC. Each of Apollo Management Holdings GP, LLC, Apollo Management Holdings, L.P. and its affiliated investment managers, Apollo Principal Holdings II GP, LLC, Apollo Principal Holdings II, L.P. and its affiliated investment advisors, Apollo Principal Holdings III GP Ltd., Apollo Principal Holdings III, L.P. and its affiliated investment advisors, and Messrs. Black, Harris and Rowan disclaims beneficial ownership of any ordinary shares that may be held or acquired by any of the Apollo investment funds, except to the extent of any pecuniary interest therein.
(3)	Access Industries is a privately-held U.S. industrial group with holdings primarily in natural resources and chemicals, media and telecommunications and real estate, which controls directly or indirectly AI International Chemicals S.à r.l. and certain other entities that became recordholders of our outstanding ordinary shares on or after the Emergence Date (collectively, the “Access Recordholders”). Len Blavatnik, an individual whose principal occupation is Chairman of Access Industries, may be deemed to beneficially own the shares held by one or more of the Access Recordholders. Access Industries and each of its affiliated entities and the officers, partners, members and managers thereof (including, without limitation, Mr. Blavatnik), other than the Access Recordholders, disclaim beneficial ownership of any ordinary shares owned by the Access Recordholders, except to the extent of any pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Supervisory Directors, executive officers and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership of common shares (Forms 3, 4 and 5) with the SEC and the New York Stock Exchange. All such persons are required by SEC regulation to furnish us with copies of all such forms that they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2011, our Supervisory Directors, executive officers and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a); except that two reports due in the fiscal year ended December 31, 2010, covering a total of 18 transactions, were filed late by Royal Bank of Scotland Group plc on July 22, 2011.

EXECUTIVE OFFICERS

Name and Age*	Significant Experience in Last Five Years
James L. Gallogly, 59

Chairman and Sole Member of the Management Board since April 2010 and Chief Executive Officer since May 2009.

Executive Vice President of Exploration and Production for ConocoPhillips from October 2008 to May 2009.

Executive Vice President of Refining, Marketing and Transportation for ConocoPhillips from April 2006 to October 2008.

President and Chief Executive Officer of Chevron Phillips Chemical Company LLC from July 2000 to March 2006.

Karyn F. Ovelmen, 48

Executive Vice President and Chief Financial Officer since October 2011.

Executive Vice President and Chief Financial Officer of Petroplus Holdings AG from 2006 to 2011.

Executive Vice President and Chief Financial Officer of Argus Atlantic Energy, the predecessor to Petroplus from 2005 to 2006.

Vice President of External Reporting and Investor Relations for The Premcor Refining Group Inc. from 2003 to 2005.

Craig B. Glidden, 54

Executive Vice President and Chief Legal Officer since August 2009.

Senior Vice President, Legal and Public Affairs, General Counsel and Corporate Secretary of Chevron Phillips Chemical Company from April 2004 to August 2009.

Kevin W. Brown, 54

Senior Vice President, Refining & Oxyfuels since October 2009.

Director of Sinclair Oil from January 2006 to September 2009.

Executive Vice President, Operations of Sinclair Oil from June 2004 to September 2009.

Massimo Covezzi, 54
Senior Vice President, Research and Development since January 2008. Head of Research and Development from May 2005 to December 2007.
Bhavesh V. (“Bob”) Patel, 45

Senior Vice President, Olefins and Polyolefins—EAI since November 2010, with additional responsibility for the Company’s Technology business since that time.

Senior Vice President, Olefins and Polyolefins—Americas from March 2010 – November 2010.

General Manager, Olefins and NGLs of Chevron Phillips Chemical Company from 2009 to 2010.

General Manager, Asia Pacific Region—Singapore of Chevron Phillips Chemical Company from 2008 to 2009. Business Manager, Olefins of Chevron Phillips Chemical Company from 2005 to 2008.
Patrick D. Quarles, 44

Senior Vice President, Intermediates & Derivatives since January 2010.

Senior Vice President, Propylene Oxide & Derivatives from December 2008 to December 2009.

Divisional Vice President of Performance Chemicals from 2004 to 2008.

Timothy D. Roberts, 50

Senior Vice President, Olefins and Polyolefins—Americas since June 2011.

Vice President of Planning and Development for Chevron Phillips Chemical from February 2011 to May 2011.

President and CEO of Americas Styrenics LLC, a joint venture between the Dow Chemical Company and Chevron Phillips Chemical, from May 2008 to February 2011.

Paramijit Singh, 51
Senior Vice President, Manufacturing—EAI since January 2009. Senior Vice President, Technology Services from August 2005 to December 2008.
Karen M. Swindler, 46

Senior Vice President, Manufacturing—Americas since November 2009.

Director of Performance Improvement from July 2009 to November 2009.

Divisional Vice President of North America Polymers Manufacturing from January 2008 to July 2009.

From July 2003 to December 2007, Ms. Swindler served as Vice President of Health, Safety and Environmental and Divisional Vice President of Manufacturing Northern Region.

Sergey Vasnetsov, 48
Senior Vice President, Strategic Planning & Transactions since August 2010. Managing Director of Equity Research at Barclay’s Capital from 1999 to 2010.
Paul Davies, 49
Vice President and Chief Human Resource Officer since June 2010. Independent human resources consultant from 2008 to 2010. Vice President, Human Resources at Wyeth Pharmaceuticals from 1996 to 2008.
Wendy M. Johnson, 53

Vice President and Chief Accounting Officer since July 2010.

Vice President and Assistant Controller from January 2008 to June 2010.

Director, Global Manufacturing and Accounting from December 2004 to January 2008.

Samuel L. Smolik, 59
Vice President, Health, Safety and Environmental since November 2009. Vice President, Downstream Health, Safety and Environmental of Royal Dutch Shell from 2004 to 2009.
Francesco Svelto, 51

Vice President and Treasurer since January 2010.

Interim Vice President from 2009 to 2010.

Divisional Vice President—Business Finance, Polymers for 2008.

Treasurer of Basell AF S.C.A. from 2003 to 2007.

*	As of March 16, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following Compensation Discussion and Analysis, or CD&A, describes the compensation for certain of our executive officers in 2011. Under SEC rules, we are required to disclose this information for our principal executive officer, James L. Gallogly, Chief Executive Officer; principal financial officer, Karyn F. Ovelmen, Executive Vice President and Chief Financial Officer; and the three most highly compensated executive officers other than the principal executive and financial officers.

In 2011, those individuals were Craig B. Glidden, Executive Vice President and Chief Legal Officer; Bhavesh V. (“Bob”) Patel, Senior Vice President – O&P – EAI; and Timothy D. Roberts, Senior Vice President – O&P – Americas. Additionally, we are required to include information for any individuals that served as principal executive or financial officer during the previous year. Therefore, we have included information relating to C. Kent Potter, our former Executive Vice President and Chief Financial Officer. Mr. Potter retired from the Company effective December 31, 2011. We refer to these individuals collectively as the “named executive officers,” or “named executives,” throughout this Proxy Statement.

Ms. Ovelmen and Mr. Roberts joined the Company in October and June 2011, respectively, and Mr. Potter retired at the end of 2011. The discussion in this CD&A is applicable to all of the named executive officers generally; however, we have included separate discussions of Ms. Ovelmen, Mr. Roberts and Mr. Potter as necessary based on their different circumstances.

Executive Summary

Company Performance in 2011

We achieved superior results in 2011, particularly in the areas of focus that we use for our named executive officers’ incentive compensation awards. Our strong financial results in 2011 also resulted in significant returns to our shareholders, through the increase in our share price as well as our ability to make substantial dividend payments in the year.

The tables below show the Company’s performance in the three metrics used in gauging our performance and our named executives’ compensation: Health, Safety and Environmental (“HSE”) Performance; Costs; and Business Results, as determined by earnings before interest, taxes, depreciation and amortization expense (“EBITDA”). The information set forth below is the Company’s absolute performance, which is the starting point for Compensation Committee determinations as detailed in this CD&A.

HSE Results

As shown in the tables below, the Company has substantially improved its performance in HSE matters over the last three years. We believe the incremental improvement in 2011 as compared to 2010 is even more significant given the substantially improved results in 2010 over the prior year. We believe the results are indicative of our commitment to the safety of our people and our assets, and the protection of the environment under our Operational Excellence program that will allow us to continue to operate in a consistent and profitable manner.

Safety Incidents*	Environmental Incidents*	Process Safety Incidents*

*	Safety Incidents are based on injuries per 200,000 work hours. Environmental Incidents and Process Safety Incidents are both indexed to 2009 performance and include any incident that potentially has a limited impact on the environment and any fire, explosion or loss of primary containment such as an unintended release or spill, respectively.

Costs

The table below shows our cash fixed costs in the last three years. Information includes our costs on an actual basis and as adjusted to show the basis as considered by the Compensation Committee in determining payouts under the Company’s compensation plans for 2010 and 2011. The results in 2009 included approximately $200 million of reductions as compared to the prior year. There were no adjustments to the 2009 costs, as our compensation programs did not begin until 2010, upon emergence. In the time periods presented, our revenues have increased by over 65% and the U.S. consumer price index has increased by over 4%.

The cost information as adjusted shows our actual costs with the adjustments considered by the Compensation Committee. These include the effects of foreign exchange rates in 2010 and primarily foreign exchange rates and restructuring costs in 2011. We believe the as adjusted numbers demonstrate our continuous commitment to efficient operations and the creation of shareholder value. The table shows the cash fixed costs in billions of dollars.

Cash Fixed Costs

Business Results

The Company’s results of operations in 2011 showed substantial improvement as compared to 2010. As noted previously, given the substantial improvement in 2010 over 2009, we believe the trend to be even more impressive. The Company benefitted from certain macroeconomic factors in 2011, including the availability of low priced natural gas as well as increased demand from certain key customer sectors. Management capitalized on the advantage by maximizing production in our propylene oxide facilities and our Houston refinery. In addition, we were able to increase the amount of natural gas liquids used in our crackers as a result of our capital expenditures designed to improve operations. Our joint ventures provided record dividends and our polypropylene compounding business enabled us to profit from the down-stream value chain. The Company’s revenues increased by approximately 24% in 2011 as compared to 2010, and EBITDA increased by 32%, reflecting the Company’s ability to generate cash and operate efficiently.

Shareholder Return

The graph below shows our cumulative total shareholder return over the period from April 30, 2010, the first date on which our shares were publicly traded, to December 31, 2011. The graph also shows the cumulative total returns for the same period of the S&P 500 Index and the S&P 500 Chemical Index. The comparison assumes $100 was invested on April 30, 2010 in LyondellBasell shares, in the S&P 500 Index and in the S&P 500 Chemical Index and that all dividends were reinvested.

		Quarter Ending
	4/30/10	6/30/10	9/30/10	12/31/10	3/31/11	6/30/11	9/30/11	12/31/11
LyondellBasell Industries N.V.	$100	$72.42	$107.17	$154.26	$177.35	$173.13	$110.44	$168.22
S&P 500 Index	$100	$87.20	$97.05	$107.49	$113.85	$113.96	$98.16	$109.76
S&P 500 Chemicals Index	$100	$83.42	$99.91	$117.58	$125.93	$128.20	$99.73	$116.10

How Company Performance Affected Named Executive Officer’s Compensation for 2011

The Compensation Committee considered the Company’s absolute performance in 2011 when making its compensation decisions for its named executive officers for 2011 and performance relative to the Comparative Peer Group described below. The Committee approved above-target annual bonus payments for our named executive officers under our Short-Term Incentive Plan (“STI”) for 2011 based in part on:

•	Continued improvement over prior year period in safety and environmental performance;

•	Continued cost containment, with cash fixed costs as adjusted for foreign exchange and certain restructuring costs essentially flat as compared to the prior year; and

•	Strong business results by the Company in 2011, including record quarters within the year.

The consideration of these factors was the starting point for the Compensation Committee’s determination. The Committee reviewed and discussed factors that benefitted the Company in achieving its results, as well as headwinds it faced.

Elements of Named Executive Officer Compensation in 2011

In 2011, our named executive officers were paid base salaries; earned annual bonus payments; and were granted medium-term incentive awards. Additionally, Messrs. Gallogly, Glidden and Patel continued to earn the long-term incentive awards granted to them in 2010. Ms. Ovelmen and Mr. Roberts were granted long-term incentive awards when they joined the Company in October and June 2011, respectively. Mr. Potter was not eligible to receive long-term incentive awards pursuant to his arrangement entered into in 2009, discussed elsewhere in this CD&A. Elements of the 2011 compensation include:

Element of Compensation	Purpose
Base Salary	Provides regular pay for day-to-day responsibilities; targeted at market median to enable recruitment and retention of highly skilled individuals.

Annual Incentive Award	Provides compensation tied to key metrics of the Company, including HSE Performance, Costs and Business Results to ensure pay for performance. Targeted at market median; allow for up to 300% of target (other than Mr. Gallogly, who is capped at 200% of salary) based on performance to compensate for extraordinary results.

Medium-Term Incentive Award	Provides compensation tied to key metrics of the Company, including Return on Assets and Costs to ensure pay for performance. The medium-term incentive keeps the named executives’ goals focused on longer term results than the annual award, which leads to performance and value to shareholders over a longer time frame. Also serves as retention tool.

Long-Term Incentive Award	Provides a long-term retention tool for our named executive officers and allows them to benefit from increases in shareholder value.

The grants of medium-term incentive awards in 2011 are earned over a three-year period ending December 31, 2013, based on achievement of Company financial metrics, including return on assets and cost management, as compared to our peers.

No new grants of long-term equity incentive awards were made to our named executive officers in 2011 with the exception of Ms. Ovelmen and Mr. Roberts, each of whom joined the Company in 2011. The absence of grants is in recognition of the substantial front-loaded value of the 2010 grants that our named executives who joined the Company prior to 2011 continue to earn through 2015.

Executive Compensation Best Practices

We believe that our compensation programs provide balanced incentives, while managing compensation risks appropriately in the context of our business strategies. To ensure that our program continues to meet these objectives, the Compensation Committee evaluates what it considers to be best practices in executive compensation, and considers modifications to our program to support our Company’s strategies while appropriately balancing risk and reward. Following are the significant compensation governance practices the Compensation Committee has incorporated into our compensation programs for named executive officers:

•	Pay for performance as determined on both an absolute and relative basis;

•	Mix of short- and long-term focused compensation;

•	Share ownership requirements;

•	Use of tally sheets and analyses of termination scenarios;

•	Prohibition on hedging/pledging of Company shares;

•	Double-trigger vesting of long-term incentive awards in the event of a change in control;

•	Minimal perquisites and no tax gross-ups provided for such perquisites;

•	No gross-up payments for excise taxes; and

•	Planned recoupment policy to claw-back performance based compensation in accordance with final regulations.

Consideration of the Company’s 2011 Shareholder Vote on Executive Compensation

At our May 2011 annual general meeting, our shareholders voted to approve our fiscal 2010 executive compensation program. Approximately 82% of the votes cast at the meeting supported the measure. In light of the strong support, the Compensation Committee concluded that no specific revisions were necessary to our executive officer compensation program.

The Company values the insights we gain through dialogue with our investors, and will continue to consider shareholder sentiments about our core principles and objectives when determining executive compensation.

Compensation Philosophy

We believe that we should pay for performance and align our executives’ interests with those of our shareholders. To this end, our compensation program for our named executives has been designed to achieve the following objectives:

•	Support a high performing culture that attracts and retains highly qualified executive talent;

•	Tie annual incentives to the achievement of measurable Company objectives on both an absolute basis, and relative to the industry and peers, as well as individual performance objectives; and

•	Align executives’ incentives with the creation of shareholder value through both medium and long-term incentive plans.

Throughout this CD&A, we have identified our practices that seek to achieve the above objectives. Included is our design of compensation programs for our named executives to pay at or around the median for comparable positions at similarly sized companies and at our peers. Our use of benchmarking data and peer groups is discussed below under “—Administration of Compensation Programs—Calibration of Named Executive Officer Compensation and Review of Peer Practices.” We believe that targeting total compensation, as well as each component of total compensation, at a median level supports a high performing culture. By targeting the median, but allowing for significant potential upside in the case of superior performance and zero to minimal payments if performance does not warrant such levels of compensation, our named executives are continually incentivized to produce results that benefit the Company and its stakeholders.

To ensure our compensation programs pay for performance, we have put significant portions of our named executives’ total compensation at risk. Payouts under our incentive programs require the achievement of goals that we believe increase shareholder value. A fundamental component in the determinations of whether goals have been met is the assessment of performance on an absolute basis, as well as relative to our peers, the industry and economic conditions generally. As a result, we ensure a strong link between pay and performance.

Administration of Compensation Programs

Our Compensation Committee met six times in 2011. Pursuant to its charter, the Committee is responsible for certain matters as delegated by the Supervisory Board, including evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our named executive officers.

In the performance of its duties, the Compensation Committee reviews the total compensation, comprising the base salary, target bonus award opportunities, incentive award opportunities and other benefits, including potential severance payments, for each of our named executive officers.

The Compensation Committee meets in the first quarter of each year at a regularly scheduled meeting to determine salary increases, if any, for the named executive officers; verify the results of the Company’s performance for annual incentive calculations; review the individual annual incentive targets for that year for each of the named executive officers; and make decisions on granting other incentive awards. The Company has not made regularly recurring annual grants of equity compensation given the nature of the grants made to eligible employees upon emergence from bankruptcy proceedings in 2010, including Messrs. Gallogly, Glidden and Patel. Grants to new executive officers, including Ms. Ovelmen and Mr. Roberts, are made as of the individual’s date of employment with the Company at fair market value of our common stock on such dates. In future years, equity grants, including stock options, are expected to be made during the regularly scheduled first quarter meeting.

The Compensation Committee has several resources it utilizes in its analysis of the appropriate compensation for the named executive officers. Frederic W. Cook & Co., Inc. (“Cook & Co.”) has served as the independent consultant to the Compensation Committee since late 2010 to provide advice relating to market and general compensation trends. The Compensation Committee uses the services of its independent consultant for data gathering and analyses and in deliberations and decisions on the named executive officers’ compensation. In addition to services related to executive compensation, the Nominating & Governance Committee of the Supervisory Board has used the consultant for information and advice related to director compensation. Cook & Co. has no other business relationships with the Company.

To ensure the independence of any compensation consultants utilized by the Compensation Committee for executive compensation matters, it is the Company’s policy that no compensation consultant engaged by the

Compensation Committee to assist in determining or recommending the compensation of executive officers may be engaged by management of the Company to provide any other services unless first approved by the Compensation Committee.

Mr. Gallogly plays an important part in determining the compensation of the named executive officers that report to him, as he assesses their performance. Mr. Gallogly reports the results of his assessments to the Compensation Committee and provides recommendations to the Committee for the compensation of those executives.

To facilitate the Compensation Committee’s review of our executive compensation program, our human resources department provides the Compensation Committee with:

•	Data from compensation survey databases and other historical data that it believes will be useful in reviewing the compensation of the named executive officers;

•	Historical breakdowns of the total direct compensation component amounts approved by the Compensation Committee for our officers;

•	Recommendations for performance targets under our incentive plans;

•

Performance assessment reports by Mr. Gallogly, and his recommendations as Chief Executive Officer and the sole member of our Management Board for the prospective total direct compensation component amounts and the methodology for calculating the amounts for the named executive officers that report to him; and

•	Such additional information as the Compensation Committee may request.

Calibration of Named Executive Officer Compensation and Review of Peer Practices

The Company and its Compensation Committee used the Towers Watson 2010 U.S. CDB General Industry Executive Database (the “Towers Survey”), which collects data from hundreds of companies for a given year across industries and revenue sizes. The Towers Survey is used for general compensation related data. An analysis of the information included in the Towers Survey establishes market levels of compensation for the positions of named executive officers based on the revenue size of the company and the individual’s responsibilities within the organization. The identity of the component companies that comprise the sub-set used in the analyses is not made available to us.

In addition to the Towers Survey, in 2011 the Compensation Committee developed, with the assistance of management and Cook & Co., an executive compensation peer group comprised of 15 publicly traded, similarly sized companies (“Executive Peer Group”). The Executive Peer Group serves as a supplemental reference point when making decisions regarding named executive compensation. The composition of the group will be evaluated and approved by the Compensation Committee each year. The selection process for the Executive Peer Group included identifying companies in the chemical and oil industries with similar revenues and market capitalization as the Company. Additionally, companies in related industries with similar worldwide operations, cyclicality, cost structures and business models were identified. Companies with these characteristics are chosen because the Compensation Committee believes that it is appropriate to compare our executives’ compensation with executives that have similar responsibilities and challenges at other companies.

The Executive Peer Group primarily is used for comparing executive compensation programs and practices generally and benchmarking the Company’s equity compensation plans and programs. The use of the Executive Peer Group allows the Compensation Committee to research and compare its pay and practices for its named executive officers to those companies with which we compete for talent, customers and investor capital. We believe that the use of this additional information helps ensure we remain competitive and follow best practices with respect to the compensation of our named executives.

The table below shows the companies included in our Executive Peer Group in 2011:

Executive Peer Group

Air Products and Chemicals	International Paper
Alcoa	Marathon Petroleum
Archer Daniels Midland	Monsanto
Bunge Limited	PPG Industries
Dow Chemical	Praxair
DuPont	Sunoco
Hess Corporation	Tesoro
Valero Energy

Additionally, there is a group of companies whose performance we review to assist in making determinations related to the achievement of our goals under our incentive programs. These companies were chosen because they are the companies we believe form our main competitors. Assessments of our performance under the metrics included in our incentive programs include a comparison of our results as compared to these companies. This review provides an indication as to how we performed against the industry in which we operate. Reviewing these companies’ performance when making determinations related to our incentive metrics also ensures our own results are judged on differential performance. These companies consist of:

Comparative Peer Group for Incentive Metrics
Chemical Companies (Weighted 80%)	Energy & Refining Companies (Weighted 20%)
BASF Dow Chemical Huntsman Corp. Celanese Corp. Eastman Chemical Corp. Westlake Corp. ExxonMobil Chemical Segment Ineos Chevron Phillips Chemical Company Borealis Nova	Valero Energy Corp. Sunoco Tesoro Corp. Western Refining Inc. ALON USA Energy Inc. Holly Frontier Corporation.

Internal Pay Equity among Named Executives

We believe our salary structure provides a framework for equitable compensation among executives. As a general matter, jobs having greater duties and responsibilities, including the ability to affect the Company’s results of operations and long-term shareholder value, will have higher total compensation targets. However, each executive’s compensation package as a whole is analyzed to ensure appropriate compensation given the market for analogous positions within the marketplace. The mix of components of compensation is taken into account in this analysis, including the appropriate level of incentive versus fixed compensation given the executives’ ability to directly impact the metrics used for incentive compensation.

Taken as a whole, our compensation program for executives is designed so that, as their responsibility level increases, the portion of performance-based compensation for these individuals will increase to a greater percentage of their total targeted compensation. The result is that each named executive’s actual total compensation as a multiple of the total compensation of his subordinates will increase in periods of above-target performance and decrease in times of below-target performance.

Developing Performance Metrics

We look at the Company’s safety, environmental and financial performance, as well as named executives’ individual performance, in determining payouts under incentive compensation awards. We attempt to develop performance metrics that will assess the performance of the Company relative to other companies in addition to absolute performance. This practice is based on our belief that absolute performance can be affected, both positively and negatively, by industry-wide factors or general economic conditions over which our executives may have little control. For example, the cyclicality of feedstock costs and the global economy can have a significant effect on our results of operations. Therefore, we choose performance metrics that we believe can be used to analyze our performance generally as well as compared to our peers. We believe this helps focus on differential performance by our named executives. Finally, we attempt to isolate the underlying performance measurements we believe are necessary for successful performance within our industry.

For purposes of awards under our incentive programs, we have set goals that will require high performance in order to receive target incentive compensation levels. We have selected goals under three areas of performance, as opposed to a single financial measure, to promote the well-rounded executive performance necessary to enable the Company to achieve long-term success.

Our incentive programs do not include guaranteed payouts based solely on the attainment of formulaic metrics or threshold measures. Instead, we use goals that include numerical targets as one of the components to determine whether payouts are warranted under each of the metrics. That our programs are not solely formulaic means that the achievement (or non-achievement) of such goals is the starting point in the Committee’s determination of payouts for that metric. We believe that judging performance based on an analysis of all relevant considerations provides a more meaningful determination of actual performance than using bright-line, formulaic performance targets. Further, we do not believe that using solely formulaic metrics allows the Committee to adequately take into account all of the factors that may affect the Company’s performance, both negatively and positively. The retention of discretion by the Compensation Committee allows for the consideration of differential performance by the Company and its named executives in order to judge relative performance in addition to absolute performance.

Elements of our Executive Compensation Program

Our executive compensation program generally consists of four principal components:

•	Base salary;

•	Short-term (annual) cash incentive compensation;

•	Medium-term incentive compensation; and

•	Long-term equity-based incentive compensation.

We have chosen to pay each of these elements because we believe they best serve to advance our compensation objectives, as discussed in more detail below. As a general matter, we seek to target our named executives’ total compensation at or around the 50th percentile of compensation for similar positions based on benchmarking data from the Towers Survey and at peer companies based on the Executive Peer Group.

Base Salary

We pay base salaries to our named executives to provide them with sufficient, regularly paid income for performing day-to-day responsibilities. As executives assume more responsibilities within the Company, a smaller percentage of their total potential compensation will be from base salary. By providing a competitive base salary, we serve our compensation objectives of attracting and retaining employees. The Compensation Committee approved a base salary of $700,000 for Ms. Ovelmen when she joined the Company in October 2011 and a base salary of $450,000 for Mr. Roberts when he joined in June 2011. These salaries were determined based on a review of the benchmarking data from the Towers Survey and consideration of Ms. Ovelmen and Mr. Roberts’ roles and expected responsibilities. Additionally, internal equity considerations and total target compensation at around the 50th percentile for comparative positions were factors.

Each of our named executive officers other than Mr. Gallogly received a 2011 merit increase, effective May 1, 2011. Mr. Gallogly did not receive an increase in 2011, as he requested that his base salary remain the same as in 2010. The increases in base salary for Messrs. Potter, Glidden and Patel were 4.0%, 5.6% and 5.6%, respectively. These increases were based primarily on each of the named executives’ individual performance ratings that are part of the Company’s performance-based compensation system. The individual performance ratings are analyzed in connection with a review of the market position of the named executive’s base salary, based on the Towers Survey. As a result, to the extent a named executive’s base salary is substantially higher than the market median salary for his position, he may receive a lower merit increase than similarly performing peers, and reward for such superior individual performance will be received through the incentive programs discussed in this CD&A.

The following table shows our named executive officers base salaries as of January 1, 2012, along with the percentage his base salary is of the median for comparable positions in the Towers Survey and the Executive Peer Group:

Name	Annual Base Salary	Percentage of Towers Survey Median	Percentage of Executive Peer Group Median
Mr. Gallogly	$1,500,000	106%	110%
Ms. Ovelmen	$700,000	94%	112%
Mr. Glidden	$588,272	98%	108%
Mr. Patel	$501,600	97%	97%
Mr. Roberts	$450,000	89%	90%

Annual Cash Incentive Compensation

Annual cash bonus awards are earned for achieving the Company’s goals that are measurable over the current year. Bonuses are structured to give the named executive officers the opportunity to earn total annual cash payments that are competitive from a total compensation standpoint and to ensure focus on annual HSE and financial results.

In 2011, we paid annual bonuses to our named executives under our Short-Term Incentive Plan, or STI. Our named executives’ bonuses are targeted at a percentage of base salary. The percentages of base salary that form the target bonuses were determined based on arm’s length negotiations with those individuals when they were recruited to join the Company. In arriving at such percentages, the Company used then current benchmarking data to negotiate compensation terms that would result in total target compensation, including annual bonuses, at or around the 50th percentile.

Actual payouts under the STI can range from zero to 300% of the targeted percentage of base salary. The actual payouts are based on achievement of goals under the Company performance metrics and personal performance. Mr. Gallogly, however, is limited to an STI payment of 200% of his annual base salary pursuant to the terms of his employment agreement.

The terms of Mr. Potter’s employment arrangement, entered into in 2009, provided for a higher short-term incentive target, and no medium or long-term incentives. This arrangement was in recognition of Mr. Potter’s plans to retire after assisting the Company in its emergence from bankruptcy proceedings. The comparison of Mr. Potter’s targeted bonus to peers generally is not meaningful because he did not participate in any medium or long-term incentive plans.

Ms. Ovelmen’s target and maximum bonus payout as shown in the table are the percentages for Ms. Ovelmen’s bonus in 2012. In connection with her hiring, Ms. Ovelmen was guaranteed a payment of the greater of $229,500 and 200% of her base salary for days worked in 2011. The guaranteed payments were in recognition of the scope of Ms. Ovelmen’s responsibilities and the challenges of her position, with the acknowledgement that the commencement of her employment in the third quarter would make an analysis of her 2011 performance difficult to judge.

For 2011, bonus targets and maximum bonus payouts, each as a percentage of base salary, for the named executive officers, as well as the percentage the target bonus of the median targets for comparable positions in the Towers Survey and the Executive Peer Group were as follows:

Name	Target Bonus	Maximum Bonus Payout	Target as a Percentage of Towers Survey Median Target	Target as a Percentage of Executive Peer Group Median Target
	(Percentage of Base Salary)
Mr. Gallogly	100%	200%	67%	72%
Mr. Potter (1)	170%	510%	—	—
Ms. Ovelmen (1)	75%	225%	100%	84%
Mr. Glidden	80%	240%	107%	114%
Mr. Patel	80%	240%	107%	103%
Mr. Roberts	75%	225%	100%	96%

(1)	See the discussion of Mr. Potter and Ms. Ovelmen’s 2011 target bonuses, above.

The 2011 STI awards for our named executive officers are based on three components:

•	Consolidated Company results based on the achievement of the safety, cost and EBITDA metrics (the “Company scorecard”);

•	Award units ratings; and

•	Individual performance ratings.

To support our strong pay-for-performance philosophy, we have chosen metrics for our named executive officers’ bonus calculations that drive behaviors to increase value to our shareholders and that are appropriately measured on an annual basis. The Company scorecard and award units’ ratings each account for 50% of the total bonus calculation. This total calculation can then be modified by individual performance, as described below.

Company Scorecard

The Company scorecard represents the consolidated results on which named executives’ bonus payments are calculated. In 2011, the metrics for the Company scorecard included (i) HSE performance, (ii) costs, and (iii) net income before interest, taxes, depreciation and amortization (“EBITDA”). Safety is the foremost goal within our Company. Tying compensation to the achievement of safe operations according to the highest standards for our industry ensures the safety of our people and the protection of our assets. It also ensures that safety remains one of our named executives’ primary concerns. Additionally, to compete effectively, particularly in a cyclical, commodity based business, we must continuously focus on costs. Maintaining an appropriate cost structure is one of management’s top priorities and, therefore, a cost metric is also used for named executives’ bonus payments. Finally, EBITDA is an indication of our ability to generate competitive earnings. We believe the ability to grow our earnings is an important metric to our shareholders and drives shareholder value. These metrics comprise the Company scorecard and the factors used to determine performance under the scorecard are discussed below. The Company scorecard constitutes 50% of each of the named executive’s target bonus.

The following table shows the 2011 Company scorecard metrics and the actual payout for each metric as determined by the Compensation Committee. The payment for the performance under each of the metrics could result in a payout for that metric ranging from 0 – 200%.

Metric	Weight	Considerations	Payout
HSE Performance	12.5%	Based on Total Recordable Injury Rate (“TRIR”)* and HSE Management, with a goal of < 0.36 for TRIR. The severity of injuries and benchmarks, process safety incidents, environmental performance and stewardship, and audit results were considered.	120%

Costs	12.5%	Based on cash fixed costs compared to budget, with a goal of < $3.472 billion. Benchmarks and success in cost improvement initiatives were considered.	110%

Business Results	25%	Based on EBITDA, with a goal of > $3.398 billion, with appropriate adjustments for unusual events compared to budget. The business environment and the Company’s performance relative to its peers were considered.	185%

*	TRIR is measured generally by the number of recordable injuries for every 200,000 hours worked.

The Compensation Committee reviewed the Company’s performance for each of the metrics outlined above, and the payouts noted were based on the following:

HSE Performance

The Company met its safety goal with a total recordable injury rate of 0.35 for employees and contractors, with employees achieving a rate of 0.28. The total rate of 0.35 represents a 16% improvement over the 2010 rate and demonstrates superior industry safety performance over the 2010 American Chemistry Council average of 0.83. Additionally, process safety and environmental incidents were substantially improved over the prior year. Significantly, the number of process safety and environmental incidents in 2011 decreased by 66% and 31%, respectively. In each case, the number of incidents was below the Company’s goal for the year. The Compensation Committee determined that a 120% payout of the HSE Performance was appropriate. The determination was based primarily on the Company meeting its goals and the substantial improvements over prior years’ performance. Other considerations included the Company’s continued efforts for improvement, including the implementation of a management system to drive the Company’s Operational Excellence initiatives. The system is designed to ensure proper training, standards and improvements throughout the organization. Additionally, the Committee considered the results of the Company’s audit of its HSE performance in 2011, including the success in identifying and executing on gap closure plans for identified risks. Although the Company’s success in achieving its objective measures and continued improvements were significant, the importance of HSE matters to our Company and the need for constant vigilance weighed against a higher payout.

Costs

The Committee discussed the Company’s continued focus on cost improvement initiatives and maintaining its fixed cost structure, particularly given the significant cost savings achieved over the prior two years. The Compensation Committee determined to pay out the cost metric at 110%. This determination was based on the Company’s 2011 fixed costs of $3.465 billion, as adjusted for the effect of foreign exchange rates, certain costs associated with restructurings, certain compensation costs related to superior performance and an increase in environmental reserves. These items were excluded because they do not reflect the underlying business of the Company. The Committee believes their exclusion is appropriate in measuring the actual costs incurred in producing the Company’s revenues. With the exclusions, costs in 2011 remained relatively flat from 2010. The Committee focused on the continuing decrease in the Company’s manufacturing cost per unit when deliberating, as well as the Company’s ability to control its costs in light of significant revenue increases. Additionally, the Committee took into consideration certain costs incurred in the current year for restructuring efforts that are expected to lower headcount and reduce costs in future years. In particular, the Committee considered the Company’s efforts to streamline its support functions and achieve efficiencies in an effort to cut or otherwise control administrative costs.

Business Performance

The Company’s business results in 2011 were outstanding, with over $5.2 billion in EBITDA. After consideration of economic conditions and the performance of the industry as a whole, the Committee determined that a payout for business results at 185% was appropriate. The 185% was chosen because, notwithstanding the outstanding financial performance of the Company, the Committee acknowledged the benefit received by economic conditions generally. In 2011, the Company’s results of operations were significantly benefited by the advantaged prices for ethane, which allowed lower costs for ethylene production in the U.S. Market and general economic conditions in 2011 were favorable, despite an economic slowdown in the fourth quarter. These factors helped the Company achieve significant EBITDA. The Committee also considered the Company’s differential performance in 2011. The Committee discussed the Company’s higher operating rates and reliability of its facilities, which contributed to strong business performance. Additionally, the Company’s sales efforts and opportunistic feedstock purchases contributed to the improvements. The Committee determined that based on the Company’s performance, and its differential performance as compared to others within the industry, less than the full 200% should be awarded.

Award Units

Award units are assigned to operational or functional groups within the Company. Generally, award units will represent business units or administrative functions for which discrete performance can be analyzed. The award units are divided into three categories: business, manufacturing and service (including research and development). Award units and the performance criteria for each award unit are established at the beginning of each annual performance period. In 2011, we had 64 discrete award units within the Company.

The named executive officers may have several award units attributable to them, as they represent the components of the Company for which the executives have direct supervisory authority. We tie performance of different sections of the Company to each of the named executives because we believe they should be held accountable for the areas of the Company over which they are responsible.

Each of the Company’s award units other than those representing functional groups (such as Finance, Information Technology, Human Resources and Legal) use the same metrics for performance as are used for the Company scorecard. Therefore, each award unit that does not represent a functional group has its own HSE Performance, Costs and Business Results metrics, aligned with specific budgets, targets and performance indicators for the applicable award unit. Functional groups use an Internal Customer Satisfaction metric in lieu of the Business Results metric.

The table below shows the percentage of each metric for the award units that comprise the award unit rating. The percentages were determined by weighting the potential impact each of the different award unit metrics had on the Company as a whole. Also considered was the importance of that metric to the success of the award unit. For example, HSE Performance is an important factor for all employees and all of our award units; however, given the potential greater impact of an incident on our manufacturing facilities, HSE Performance has a heavier weighting for the Manufacturing Units. Award unit performance constitutes 50% of each of the named executive’s target bonus calculation.

Award Units (Business Units)
HSE Performance	10%
Costs	20%
Business Results	20%
Award Units (Manufacturing Units)
HSE Performance	15%
Costs	15%
Business Results	20%
Award Units (Functional Groups)
HSE Performance	10%
Costs	20%
Customer Satisfaction Rating	20%

Management carefully reviewed each of the Company’s 64 award units for its HSE performance, its cost control and reduction, the EBITDA of the particular operations and the customer satisfaction ratings, as applicable. In making determinations and recommendations to the Committee with respect to the each of the award unit’s ratings, management of the Company considered the extent to which the actions of management had affected, either positively or negatively, each award units’ results.

HSE Performance for Award Units—The safety performance targets for award units were based on the 2011 Company scorecard goal. Each award unit received a payout of between 0% and 200% of the target, depending on the number (or absence) of injuries, process safety incidents and environmental incidents. The severity of any such events within each award unit that contributed to the Company’s overall HSE performance was also considered. The degree of difficulty in achieving the targets also was considered, such as safety incidents in office locations compared to manufacturing locations. Finally, the extent to which performance was improved over prior years and any trends in safety performance were factored into the considerations. The average payout for the safety metrics in the award units was 116%.

Costs Metric for Award Units—To determine the payouts for the cost measures for each award unit, management reviewed the particular operations’ or departments’ operating, selling, general & administrative and other expenses within the year, as applicable. Consideration was given to those factors that management deemed important in judging the unit’s success in controlling or cutting costs. The Committee reviewed the specific actions taken by the award unit to drive cost reductions or containments. Any process improvements, reorganizations, and other factors that may have long-term beneficial impact notwithstanding short-term costs were considered, as were award units’ ability to absorb unexpected costs and stay within or under budgets. The impact of certain external factors such as exchange rates, labor markets, and political issues generally was excluded. Individual award unit payouts for cost ranged between 80% and 180%, with an average of 111%.

Business Results for Award Units—To determine the payouts for the business results measures for each award unit, management reviewed the particular operations’ EBITDA within the year. Consideration was given to specific actions taken by the award unit to increase EBITDA, including process improvements, reorganizations, contract negotiations, market development and margin improvements. Additionally, the Committee reviewed the reliability of the award units’ facilities and any outperformance of industry conditions generally. The impact of certain external factors such as exchange rates generally was excluded. Other issues such as labor strikes were considered when rating the award units, but the impacts generally were not excluded from the award units’ results. Individual award unit payouts for business results ranged between 50% and 200%, with an average of 167%.

Customer Satisfaction for Award Units—Additionally, the customer service ratings for functional groups, which includes Legal, Public Affairs and Supply Chain in the table below, were based on ratings given by executive officer and other senior leaders of the Company to each of the specified award units. These ratings were influenced by the internal Company clients’ satisfaction with the services provided, as well as the success of each department in meeting its goals for the year. The considerations for the ratings included specific action items by the departments to further the interests of the Company and to meet clients’ expectations. Payouts for customer service ratings for the Company’s functional award units ranged between 80% and 190%, with an average of 127%.

The following table shows the award units attributed to Messrs. Glidden, Patel and Roberts and the weighted payout for all of the award units attributed to each of them for their 2011 bonuses. The weighting of each award unit attributable to a named executive was primarily based on the relative production capacity of each of the Business Unit as well the number of employees for Manufacturing Units; the significance of the award unit to the strategic goals of the Company; and a consideration of the complexity of each award unit to determine the amount of such executives’ time and energy that is spent managing that award unit. Mr. Gallogly’s award unit payout of 131% was based on the weighted average of all 64 award units in the Company because Mr. Gallogly has responsibility for the entire Company. As discussed, Ms. Ovelmen was paid a guaranteed bonus for 2011, but will be part of the STI program for 2012. Mr. Potter’s termination of employment arrangement is discussed separately, below.

Name and Award Unit(s)	Type of Award Unit	Weight of Each Award Unit	Weighted Award Unit Payout
Craig B. Glidden			154%
Legal	Functional Group	76.3%
Public Affairs	Functional Group	23.7%
Bob V. Patel			134%
EAI Olefins	Business	18.9%
Catalysts	Business	16.7%
Licensing	Business	16.6%
PP & Catalloy Europe	Business	14.7%
PE Europe and PB-1	Business	12.9%
Supply Chain EAI	Functional Group	6.7%
Asia Polyolefins	Business	3.6%
Global PCMA	Business	5.6%
AFMEI Polyolefins	Business	2.6%
Australia PP	Business	0.9%
Geelong & Clyde	Manufacturing	0.8%
Timothy D. Roberts			141%
PE Americas	Business	18.8%
Supply Chain Americas	Functional Group	10.0%
Olefins Americas	Business	58.5%
PP & Catalloy Americas	Business	12.7%

Individual Performance Ratings

As discussed, our business and financial results can be significantly impacted by economic factors outside the control of the Company and management. Mitigation of the impact of adverse conditions, the continuous improvement of our organization and driving growth are expectations of our named executives. As a result, our

STI includes a personal performance component that will affect the named executives’ incentive payments. An individual performance rating can range from 0 to 1.5. This rating is used as a multiplier to determine how much of the bonus payout, based on the Company scorecard and award units, each individual will receive.

The Compensation Committee reviewed the personal performance of each of the named executive officers, taking into account the individual’s impact on the Company’s performance and success during the year. For all of the named executive officers other than Mr. Gallogly, the Committee also considered Mr. Gallogly’s review of those officers’ performance, including with respect to achieving personal goals specific to their job functions. These goals always include items that are meant to achieve performance for the award unit ratings, but may also include such matters as personnel and staffing issues, department initiatives, business process improvements, responses to economic factors and others. The Compensation Committee conducted its own evaluation of Mr. Gallogly’s performance in 2011 to determine his individual performance modifier.

Based on this evaluation and the discussions of the named executives’ performance, the Committee approved the multipliers shown in the table below. These multipliers reflect the Compensation Committee’s recognition of these individuals’ contributions to the Company’s strong operational performance and safety improvements in 2011. Ms. Ovelmen and Mr. Potter are not included because they did not participate in the STI for the reasons described in this CD&A.

Name	Individual Modifier
Mr. Gallogly	1.4235
Mr. Glidden	1.5
Mr. Patel	1.5
Mr. Roberts	1.2

Mr. Potter’s 2011 Cash Incentive Compensation

Mr. Potter was paid a bonus of $2,546,557 in connection with his retirement from the Company. This payment was in lieu of any other bonus payments, including payments under the STI. The payment was determined by the Compensation Committee in consideration of Mr. Potter’s service to the Company as well as his agreement to remain as principal financial officer for a transition period after Ms. Ovelmen joined the Company. The amount paid to Mr. Potter is equal to 200% of the amount of his target bonus for STI purposes at retirement.

Total 2011 Annual Cash Incentive Payments for Named Executive Officers

Name	Company Scorecard (50% of Total)	+	Award Unit(s) (50% of Total)	x	Individual Modifier	=	Total Payout as a Percentage of Target Bonus
Mr. Gallogly	75		65.5		1.4235		200
Mr. Glidden	75		77		1.5		228
Mr. Patel	75		67		1.5		213
Mr. Roberts	75		70.5		1.2		174.6

In addition to the specific factors discussed above, the Compensation Committee took into account the Company’s continuing improving performance since its emergence from bankruptcy in April 2010. In that time, the Company has outperformed the S&P 500 as well as the S&P 500 Chemicals Index in shareholder returns by significant margins, as shown in the performance graph included on page 32 of this proxy statement. The Company believes in pay-for-performance and has strived to create and foster a strong performance culture for all of its employees, including the named executive officers.

As part of that performance culture, the Company’s compensation programs, as discussed elsewhere in this CD&A, generally are designed to pay target compensation at median levels with upside potential in the case of superior performance and lower or no payouts in the case of poor performance. The Compensation Committee believes that the Company’s performance warrants significant payments to the named executive officers, each of whom has been instrumental in driving results within the Company.

Medium-Term Cash Incentive Compensation

Under our Medium-Term Incentive Plan, or MTI, we granted performance based incentive awards in 2011 that provide for payouts based on the achievement of Company financial results after a three-year performance period. Target awards are based on a specified cash dollar amount that is a percentage of base salary. Actual payouts can range from 0 - 200% of target, depending on the Company’s achievement of the performance measures, as determined by the Compensation Committee. The plan provides that the awards may be settled in cash or shares, at the discretion of the Compensation Committee. The awards granted in 2010 and 2011 will be settled in cash. As discussed below under “Other – Changes to 2012 Named Executive Officer Compensation,” the Committee made the determination in 2011 that medium-term incentives granted to executive officers beginning in 2012 will be settled in shares under the Long-Term Incentive Plan, the Company’s equity based incentive plan.

We believe that medium-term awards serve our compensation objectives by tying incentives to measurable corporate performance that is inherently relative and, in turn, creates shareholder value by driving differential performance. Further, medium-term incentives balance rewards for short-term and long-term results and help to drive accountability for results. Medium-term incentives also help to provide an attractive overall compensation package to further our objective of recruiting and retaining our executive talent.

In 2011, each of our named executive officers other than Mr. Potter was granted an MTI award. The 2011 grants are to be paid out in the first quarter of 2014 based on the Company’s achievement of the metrics shown in the table below over the period ending December 31, 2013. The 2011 MTI grants also provide for prorated payouts of earned awards in the event of a change in control of the Company and in the event of the retirement, disability, death or termination other than for cause of the individual.

Mr. Potter was not included as a participant in the 2011 MTI, as he received a higher target bonus percentage under the 2011 STI pursuant to the terms of his employment arrangement. The table below shows the percentage of base salary of each of the other named executive officers’ 2011 MTI grant:

Name	Target 2011 MTI Award (Percentage of Base Salary)
Mr. Gallogly	100%
Ms. Ovelmen (1)	35%
Mr. Glidden	55%
Mr. Patel	30%
Mr. Roberts	35%

(1)	The percentage of base salary shown for Ms. Ovelmen is the percentage for her MTI grant based on her employment between her hire date of October 17, 2011 and December 31, 2011. This 2011 grant had a targeted value of $245,000 and was part of Ms. Ovelmen’s compensation package at hiring, as discussed elsewhere in this CD&A. Ms. Ovelmen’s targeted percentage of base salary for MTI awards beginning in 2012 is 60% of base salary.

The table below shows the metrics, weighting of those metrics, and considerations that will be used in evaluating achievements for the 2011 MTI grants. The Costs metric is weighted less than the Return on Assets because, although controlling costs is always an important objective in our cyclical business, our named executive officers’ short-term annual compensation is already tied to Costs metrics. Additionally, we believe that Return on Assets should be given more weight based on that metric’s indication of our profitability and ability to generate profits, which is a metric we believe is appropriately measured over a three-year period.

Metric	Weight	Considerations
Return on Assets	67%	Percentage change in return on assets, as measured by EBITDA/assets, between January 1, 2011 and December 31, 2013 for the Company compared to the Comparative Peer Group for Incentive Metrics, considering relative change, market conditions and any special circumstances.

Costs	33%	Cost improvements between January 1, 2011 and December 31, 2013 and improvement in the Company’s position in cost benchmarks, compared to the Comparative Peer Group for Incentive Metrics, considering size of achievement, success in cost improvement initiatives, market conditions, and special circumstances applicable to the Company.

There is no specific target for either of the metrics under the MTI. Instead, at the end of the performance period, the Compensation Committee will review the Company’s results in each of the metrics considering the factors described above, the Company’s performance as compared to the Comparative Peer Group for Incentive Metrics, and any other considerations that the Committee deems appropriate at that time.

Long-Term Equity-Based Incentive Compensation

None of Messrs. Gallogly, Glidden or Patel was granted equity incentive awards in 2011. The absence of grants in 2011 was due to the significant value of awards granted to those individuals in 2010 upon our emergence from bankruptcy.

Mr. Potter was not granted any equity pursuant to the terms of his employment arrangement with the Company and instead the Company provided for higher short-term incentive opportunities given the expected shorter term of his employment.

We have the ability to grant a variety of equity-based awards under our Long-Term Incentive Plan, or LTI, including restricted stock units, restricted stock, stock options and stock appreciation rights. In connection with her employment, Ms. Ovelmen was granted 8,676 restricted stock units and options to purchase 39,782 shares of the Company’s stock. The restricted stock units vest in full in October 2016, with each unit representing the right to receive one share of our ordinary shares. The stock options had an exercise price equal to the fair market value on the date of grant, and vest annually in one-third increments beginning October 2012. The awards granted to Ms. Ovelmen were based on targeting an aggregate value of long-term equity incentives of $755,000. This amount was based on an aggregate value for targeted sign-on incentive awards for Ms. Ovelmen of $1,000,000, which includes the value of the annual inventive award, the MTI award and the LTI award. The targeted value of the sign-on awards was determined based on the belief that such an amount was an appropriate inducement for a highly qualified individual to take on the responsibility of a large, multi-national complex organization.

Mr. Roberts was granted 4,137 restricted stock units and options to purchase 18,226 shares of the Company’s stock. The restricted stock units vest in full in June 2016, with each unit representing the right to receive one share of our ordinary shares. The stock options had an exercise price equal to the fair market value on the date of grant, and vest in one-third increments beginning June 2012. The awards granted to Mr. Roberts were based on targeting an aggregate value of long-term equity incentives of 115% of base salary, or $517,500. The amount of the targeted value of the equity awards was based on a review of long-term incentives paid to similarly situated executives in the Towers Survey as well as internal equity considerations.

In November 2011, the Company’s Management Board, with the authorization of the Supervisory Board, declared a special dividend of $4.50 per share. The Compensation Committee exercised its discretion as specifically provided for under the LTI to adjust the exercise price of all unvested employee stock options granted under the LTI, including those held by named executive officers. The Committee reduced the exercise price of all unvested options by $4.50 to equitably adjust the awards for the payment of the special dividend. The Committee also made the decision to pay a corresponding dividend equivalent to holders of vested options. Mr. Gallogly is the only named executive that held vested stock options at the time of the payment.

Other Benefits

In addition to the compensation described above, we provide our named executive officers with benefits available to our employees generally. Those benefits are 401(k) plan matching contributions; life and disability benefits; vacation pay; eligibility to participate in health and other welfare benefit plans; and pension plans. We at times make expatriation payments to employees to make them whole when a requested relocation would adversely affect their compensation due to increased costs of living and different tax regimes. We have made these payments to Mr. Patel, as disclosed in the Summary Compensation Table on page 53. The payments to Mr. Patel are to compensate him for the additional expenses he has incurred as a result of his relocation to The Netherlands from Houston, Texas.

In order to remain competitive and if unusual or special circumstances arise, we may determine to provide certain perquisites to our named executive officers in the future.

Severance and Change in Control Payments

We entered into employment agreements with Messrs. Gallogly, Glidden, Patel and Roberts when they joined the Company. The agreements were based on competitive market practices and were entered into to provide a form of protection for the Company through restrictive covenant provisions. The benefits and protections provided by the agreements were deemed necessary for recruitment purposes. The agreements provide the executives a sense of security and trust that they will be treated fairly in the event of a termination not for cause or under a change in control situation.

Generally, the severance arrangements included in the named executive officers’ employment agreements provide for a severance payment determined by reference to one year’s base salary and target bonus in the event of termination without cause or for good reason by the named executive. Mr. Gallogly’s agreement provides for severance payments in the event of death, disability or mutual consent. For more details regarding potential payments upon termination of employment, see “—Potential Consideration upon Termination of Employment or Change in Control” beginning on page 59 of this proxy statement.

We believe change in control protections can ensure impartiality and objectivity for our executives and enhance the interest of our stockholders. Only Mr. Gallogly’s employment agreement provides for an automatic benefit in the event of a change in control. The protections afforded allow Mr. Gallogly to focus on Company performance and the creation of shareholder value through a possible change in control situation.

Awards granted under the LTI, unless otherwise provided in an applicable award or employment agreement, have a “double-trigger” change in control provision. This means the awards will vest in the event of a change in control of the Company followed by constructive termination or involuntary termination without cause within one year. Mr. Gallogly’s employment agreement has a “single-trigger” provision that provides for immediate vesting upon a change in control, regardless of a change in his employment status. Mr. Gallogly’s employment agreement contains the only single-trigger provision in our equity compensation programs. This provision was deemed necessary to recruit Mr. Gallogly from his previous position and given the uncertainty of the Company’s future and prospects when Mr. Gallogly joined the Company.

In 2011, the Compensation Committee made the determination to cease entering into employment agreements with employees of the Company. The determination was based on the change in circumstances of the Company. Specifically, the Committee believes that the perceived risk in joining the Company based on its prior bankruptcy proceedings is no longer an issue. As a result, employment agreements guaranteeing executives’ payouts in different scenarios are no longer deemed necessary to recruit and retain qualified individuals. This is particularly true given the Company’s superior performance over the last two years. However, given market practices, as described in this CD&A, the Company has adopted an executive severance program pursuant to which the Compensation Committee may determine to offer members of senior management certain severance benefits in excess of that which is offered to employees generally if the Committee deems it appropriate based on the facts and circumstances of the individual’s level of responsibility and circumstances.

Claw-Back Provisions

The Compensation Committee recognizes the benefits to the Company and its stakeholders of “claw-back” policies for its executive officers. Under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has been charged with requiring stock exchanges, including the NYSE on which our shares are listed, to prohibit listing of securities of any company that has not developed and implemented compensation claw-back policies. The Dodd-Frank Act’s provisions regarding claw-back policies are specific as to what is required, although implementing regulations have not yet been promulgated. The Compensation Committee intends to implement its claw-back policy when final regulations have been promulgated.

Share Ownership Guidelines

The Compensation Committee has determined that share ownership guidelines are in the best interest of its shareholders, and in 2011 adopted such guidelines. Under the Company’s Share Ownership Guidelines, named executives are prohibited from selling more than 50% of the net shares received upon vesting or exercise after the payment of exercise prices and withholding taxes, as applicable, until certain levels of share ownership are reached. The share ownership levels are based on a percentage of base salary for the CEO, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Company. For purposes of the Guidelines, shares owned directly or beneficially, restricted shares and restricted stock units, and deferred restricted shares or deferred restricted stock units are all counted toward ownership levels. Unvested and unexercised stock options and stock appreciation rights are not counted towards meeting the Guidelines.

As of March 20, 2012, each of our named executive officers other than Ms. Ovelmen and Mr. Roberts, both of whom joined the Company in 2011, had exceeded the ownership guidelines applicable to his or her job level.

The table below shows the required ownership levels for our officers, based on title.

Level	Ownership Guideline
Chief Executive Officer	6 x Base Salary
Executive Vice President	4 x Base Salary
Senior Vice President	3 x Base Salary
Vice President	2 x Base Salary

Changes to 2012 Named Executive Compensation

As noted above, the Compensation Committee has determined that grants of medium-term incentive awards to executive officers in 2012 will be share-based performance awards. This is a change from the Company’s prior practice of granting cash-based MTI awards. The awards granted in 2012 will be issued under the LTI. The decision to settle medium-term awards in shares was made based on a review of the Executive Peer Group for equity compensation practices. It was the determination of the Committee that paying executives’ medium-term incentive compensation in equity as opposed to cash will further align those individuals’ interests with our shareholders. Additionally, payments in equity will drive behavior that focuses on value creation.

The Compensation Committee has approved the adoption of a non-qualified Deferral Plan to become effective May 1, 2012. Under the Deferral Plan, U.S. based senior managers, including named executive officers, may accumulate supplemental funds for retirement or special needs before retirement through deferral of a portion of their regular base salary and incentive awards.

The Compensation Committee also approved the adoption of an executive severance program effective January 1, 2012 that provides for a lump sum cash payment of 1x base salary, subsidized life and medical coverage for 18 months following termination and outplacement assistance. Currently, Ms. Ovelmen is the only individual who has been designated as eligible to participate in the program. The program is not generally applicable to any class of employees. Instead, an affirmative determination by the Compensation Committee to extend the severance benefits offered to any particular executive must be made. Ms. Ovelmen was designated as eligible because she is not party to an employment agreement that gives her protection in the form of severance. This is because the Compensation Committee determined to cease its practice of entering into employment agreements with its executives. However, the Committee designated Ms. Ovelmen based on its desire to offer Ms. Ovelmen a level of protection that is standard and appropriate for her position within the Company.

Prohibition on Insider Trading

The Company maintains an insider trading policy that prohibits the named executive officers from engaging in most transactions involving the Company’s shares during periods, determined by the Company, that those executives are most likely to be aware of material inside information. Named executive officers must clear all of their transactions in our shares with the Company’s Corporate Secretary’s office to ensure they are not transacting in our securities during a time that they may have material, nonpublic information.

Additionally, as a general matter, it is our policy that no transactions that reduce or cancel the risk of an investment in our shares, such as puts, calls and other exchange traded derivatives, or hedging activities that allow a holder to own a covered security without the full risks and rewards of ownership, will be approved. We consider it inappropriate for our executive officers to engage in short-term speculation in our securities based on fluctuations in the market or to engage in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, individuals subject to our Policy Prohibiting Insider Trading, which is applicable to all executive officers, are prohibited from purchasing, selling or writing options on our securities or engaging in transactions in other third-party derivative securities with respect to our securities, including puts, calls, short sales, collars, forward sale contracts, and other short-term purchase or sale transactions. Transactions involving both the purchase and sale of our securities in the open market within a one week period are presumed to be prohibited “short-term purchase or sale transactions.”

Tax Matters

Our Compensation Committee believes it is appropriate to structure compensation of our executive officers in a manner that is in the best interests of the Company and its stakeholders. This means such compensation programs will be designed, in accordance with our compensation philosophy, to attract and retain highly qualified individuals and instill a performance culture throughout the organization. As a result, compensation of our executive officers may or may not be designed to be fully deductible in accordance with Section 162(m), as described below, as the Committee determines to be in the best interests of the Company and our shareholders.

Section 162(m) of the Internal Revenue Code denies a compensation deduction for federal income tax purposes for annual compensation in excess of $1 million paid to our CEO and the three other most highly compensated officers other than the CFO. Compensation that is “performance based” under the rules and regulations of the Internal Revenue Service is deductible without regard to the $1 million cap.

Since 2010, we have been relying on a transition period provided for less than 162(m) that generally exempts certain compensation from the deduction limitations. As a result, Section 162(m) did not factor into the Compensation Committee’s decisions regarding 2011 compensation for named executive officers. Based on recent guidance by the Internal Revenue Service, certain compensation payable to our officers and future payments of compensation approved by our Compensation Committee may not be deductible under Section 162(m).

Executive Compensation Tables

We are required to present compensation information in the tabular formats prescribed by the SEC. This format, including the tables’ column headings, may be different from the way we describe or consider elements and components of our compensation internally.

We believe the following information may be useful to an understanding of the tables presented in this section. The CD&A contains a discussion that should be read in conjunction with the compensation tables included in this section to gain a complete understanding of our executive compensation philosophy, programs and decisions.

Annual Cash Incentive Awards—Our annual cash bonuses are earned and paid under our STI based on the achievement of performance goals. As a result, for SEC disclosure purposes they are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, rather than the “Bonus” column.

In March 2012, we made annual incentive award payments under the STI to the named executives, as disclosed in the Summary Compensation Table. Notwithstanding that the awards have been earned and paid, we are required to include the threshold, target and maximum dollar amounts that could have been paid for 2011 performance in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards,” in the Grant of Plan-Based Awards in 2011 table. This disclosure enables readers to compare the amounts actually earned, as disclosed in the Summary Compensation Table, to the named executives’ possible payments, as disclosed in the Grant of Plan-Based Awards table.

Equity Awards—As described in the CD&A, we did not grant equity awards in 2011 to any named executive officers other than Ms. Ovelmen and Mr. Roberts. Ms. Ovelmen and Mr. Roberts received stock options and restricted stock units when they joined the Company. The value of the stock awards included in the tables is the aggregate fair value of the awards on the date of grant, calculated pursuant to U.S. GAAP. SEC disclosure rules require us to include the aggregate grant date fair value, which is effectively the value that may be earned over the life of the award. This amount is required to be disclosed, notwithstanding that the executives are not entitled to the awards until they vest and for financial reporting purposes, we recognize compensation expense over the life of the awards as they are earned. The vesting of the awards occurs after five years in the case of restricted stock units and over a ratable three-year period in the case of stock options.

Effect of Special Dividend on Equity Awards

As described in the CD&A, in connection with the payment of a special dividend of $4.50 per share in December 2011, the Compensation Committee made the determination as provided for in the LTI to equitably adjust the exercise price of all outstanding, unvested stock options. SEC disclosure requirements require that we disclose the incremental fair value of the stock options as calculated under U.S. GAAP that resulted from the adjustment to the exercise price as a new award. None of Messrs. Gallogly, Glidden or Patel received equity awards in 2011. The amounts included in the Summary Compensation Table under the column “Option Awards” represent the incremental fair value of their stock options after the adjustment to the exercise price.

Pursuant to the award agreement, the restricted shares held by Mr. Gallogly receive dividend payments when and if the Company’s ordinary shares receive dividends. The terms of the restricted stock unit awards held by the other named executives provide for dividend equivalent payments when and if the Company’s ordinary shares receive dividends. Additionally, in connection with the payment of the special dividend, the Compensation Committee determined to make a dividend equivalent payment on the outstanding vested stock options held by Mr. Gallogly equal to the amount of the special dividend. This dividend equivalent payment was in recognition of the fact that the vested options held by Mr. Gallogly would not receive an adjustment to their exercise price, but that the value of Mr. Gallogly’s original option grant should be kept whole. The payment of the dividend equivalents on Mr. Gallogly’s vested stock options is reflected in the “Other” column of the Summary Compensation Table.

The dividends and dividend equivalents paid on the other equity awards held by the named executive officers are not included in the Summary Compensation Table, as those payments were provided for in the original award agreements and factored into the original grant date fair value. These amounts include an aggregate of $5.05 in dividend payments on Mr. Gallogly’s 1,771,794 shares of restricted stock for a total of $8,947,560; an aggregate of $5.05 in dividend equivalent payments on the 201,716 and 99,310 restricted stock units held by Messrs. Glidden and Patel for payments of $1,018,666, and $501,516, respectively; an aggregate of $4.95 in dividend equivalent payments on 4,137 restricted stock units held by Mr. Roberts for a payment of $20,478; and an aggregate of $4.75 in dividend equivalent payments on 8,676 restricted stock units held by Ms. Ovelmen for a payment of $41,211.

The values of stock awards included in the tables are neither guarantees of performance by the Company nor the actual compensation that may be earned by or paid to the executives. Instead, as described, the amounts represent the fair value of the awards for financial reporting purposes.

Although we consider all of our equity awards to be a form of incentive compensation because their value will increase as the market value of our shares increases, only awards with performance criteria are considered “equity incentive plan awards” for SEC disclosure purposes. As a result, none of our equity awards have been included as “Equity Incentive Plan Awards” in the Outstanding Equity Awards at December 31, 2011 table. Restricted stock units, restricted shares and stock options are disclosed in other tables, as applicable.

Required Tables—Under the SEC’s disclosure rules, to the extent compensation tables would otherwise have no values in them because they are inapplicable to the Company, they may be excluded. The Company has not included a Nonqualified Deferred Compensation table, as the Company does not currently maintain a nonqualified deferred compensation plan, although, as discussed in the CD&A, a plan has been approved that will be effective in May 2012.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value (6)	All Other Compensation (7)	Total
James L. Gallogly	2011	1,500,000	—	—	11,063,757	3,000,000	12,680	7,909,325	23,485,762
Chief Executive Officer	2010	1,500,000	—	31,201,292	41,334,017	3,000,000	11,955	14,700	77,061,964
	2009	923,077	4,346,154	—	—	—	5,708	—	5,269,231

C. Kent Potter	2011	751,398	2,546,557	—	—	—	13,252	14,700	3,325,907
Executive Vice President & Chief Financial Officer	2010	719,791	—	—	—	2,297,479	12,478	14,700	3,044,448
	2009	296,154	796,154	—	—	—	4,828	145,833	1,242,969

Karyn F. Ovelmen	2011	148,076	296,154	245,000	456,300	—	2,624	118,723	1,266,877
Executive Vice President & Chief Financial Officer	2010	—	—	—	—	—	—	—	—
	2009		—	—	—	—	—	—	—

Craig B. Glidden	2011	580,593	—	—	738,299	1,058,978	12,073	6,893	2,396,836
Executive Vice President & Chief Legal Officer	2010	546,443	—	3,552,219	3,195,727	1,030,312	11,397	—	8,336,098
	2009	211,383	1,235,483	—	—	—	5,443	—	1,452,309

Bob V. Patel	2011	494,950	—	—	187,975	843,550	10,693	491,094	2,028,262
Senior Vice President— O&P—EAI	2010	339,519	670,386	1,748,849	1,573,340	585,492	8,369	26,690	4,952,645
	2009	—	—	—	—	—	—	—	—

Timothy D. Roberts	2011	263,077	1,065,562	172,513	338,639	343,878	6,307	154,898	2,344,874
Senior Vice President—O&P—Americas	2010	—	—	—	—	—	—	—	—
	2009	—	—	—	—	—	—	—	—

(1)	Ms. Ovelmen and Mr. Roberts joined the Company in 2011 and Mr. Patel joined the Company in 2010. As a result, we have not included any information prior to those years for those individuals.
(2)	Amounts include a guaranteed bonus for Ms. Ovelmen in 2011 and a signing bonus for Mr. Roberts in 2011; the aggregate of signing and guaranteed bonuses for Messrs. Gallogly, Potter and Glidden in 2009; and a signing bonus for Mr. Patel in 2010. The signing bonuses we paid to the individuals generally were intended to compensate the named executives for earned but not yet paid incentive payments they forfeited when they left their prior employments.
(3)	Ms. Ovelmen and Mr. Roberts’ stock awards include restricted stock units, granted pursuant to the LTI, which entitle the recipient to an equal number of shares upon vesting. Ms. Ovelmen’s restricted stock units vest in full on October 17, 2016, subject to earlier forfeiture. Mr. Roberts’ restricted stock awards vest in full on June 2, 2016, subject to earlier forfeiture. Restricted stock units are paid dividend equivalents. Amounts included in the table are the aggregate grant date fair value of the award calculated in accordance with ASC 718. See Note 16 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the calculation of the fair value of the awards.
(4)	Amounts shown for Messrs. Gallogly, Glidden and Patel for 2011 are the incremental fair values of their stock options that were granted in 2010 as a result of the adjustment to the exercise price in connection with the Company’s special dividend. None of these individuals was granted stock options in 2011; however, we are required to record and disclose any increase in the aggregate fair value of the stock options as a result of the adjustment to the exercise price over the original fair value previously disclosed. The amount of Ms. Ovelmen and Mr. Roberts’ awards is the fair value on the date of grant of their original awards in October and June 2011, respectively, plus the incremental fair value as a result of the adjustment of the exercise price of those awards. Amounts shown are the aggregate fair values, calculated in accordance with ASC 718. The fair values of stock options were estimated using the Black-Scholes option-pricing model. We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes; because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options.

The assumptions used to determine the incremental aggregate fair value of Mr. Gallogly’s stock options at the time of the adjustment to the exercise price were a dividend yield of 3%; a risk-free interest rate of 0.24%; an expected life of 2 years; and a stock price volatility of 50%. The assumptions used for the adjustment to the exercise price of Messrs. Glidden and Patel’s stock options were a dividend yield of 3%; a risk-free interest rate of 0.90%; an expected life of 5 years; and a stock price volatility of 50%. The assumptions used for Ms. Ovelmen’s grant were a dividend yield of 3%; a risk-free interest rate of 1.17%; an expected life of 5.97 years; and a stock price volatility of 50%. The assumptions used for Mr. Roberts’ grant were a dividend yield of 3%; a risk-free interest rate of 1.07%; an expected life of 5.59 years; and a stock price volatility of 50%. See Note 16 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the calculation of the fair value of the awards.

(5)	Amounts include annual bonuses paid out under our STI for service during 2011.
(6)	Amounts include increases during 2011 in the actuarial present values of benefits under the LyondellBasell Retirement Plan. The increases are calculated based on the difference between the total benefit actuarially reduced from age 65 to current age and the present value of the benefits under the plan. See the Pension Benefits table on page 56 for more information.
(7)	Amounts included in “All Other Compensation” for 2011 in the table above include the following:

•	Matching 401(k) contributions in 2011 for Gallogly, Potter, Ovelmen, Glidden, Patel and Roberts of $14,700, $14,700, $4,846, $6,893, $7,820 and $12,669, respectively.

•

Dividend equivalent payment on Mr. Gallogly’s 1,754,361 vested stock options of $7,894,625 that was paid in connection with the Company’s December 2011 $4.50 special dividend, but not provided for pursuant to the original terms of Mr. Gallogly’s option award agreement.

•

Relocation costs of $70,708 for Ms. Ovelmen and $55,265 for Mr. Roberts. The Company reimburses its executive officers for certain costs incurred in connection with their initial employment and when new job responsibilities require relocation.

•

Expatriate payments of $367,411 for Mr. Patel. The Company from time to time makes “expatriate payments” for certain of its executives when they are asked to relocate to other jurisdictions. These payments, which include primarily housing, transportation and cost-of-living allowances, are intended to ensure that the executive does not suffer losses from his intended targeted compensation as a result of the relocation to another jurisdiction. Also included is a tax equalization component, pursuant to which the Company pays the host country income taxes for the expatriated executive so that his ultimate personal tax liability will be equal to his “stay at home” tax liability with respect to his compensation. In 2011, Mr. Patel’s payments included $112,738 for housing costs; $47,865 for transportation costs; a cost-of-living allowance of $52,110; and school tuition costs of $116,228.

•

Tax gross-up payments of $43,169, $115,863 and $86,964 for Ms. Ovelmen, Mr. Patel and Mr. Roberts, respectively. Ms. Ovelmen and Mr. Roberts were provided tax gross-up payments for the imputed income they received for the Company’s payment of their relocation expenses. The Company paid Mr. Patel tax gross-up payments for the taxable expatriate payments described above.

Grant of Plan-Based Awards in 2011

Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards ($)
		Threshold (S)	Target (S)	Maximum (S)
Mr. Gallogly	2/15/2011	—	1,500,000	3,000,000	—	—	—
	2/15/2011	—	1,500,000	3,000,000	—	—	—
Mr. Potter	2/15/2011	—	1,277,376	3,832,129	—	—	—
Ms. Ovelmen	10/17/2011	—	—	—	8,676	39,782	23.74
	10/17/2011	—	245,000	490,000	—	—	—
Mr. Glidden	2/15/2011	—	464,474	1,393,423	—	—	—
	2/15/2011	—	306,392	612,784	—	—	—
Mr. Patel	2/15/2011	—	395,960	1,187,880	—	—	—
	2/15/2011	—	127,500	255,000	—	—	—
Mr. Roberts	6/2/2011		197,308	591,923
	6/2/2011		157,500	315,000
	6/2/2011	—	—	—	4,137	18,226	37.20

(1)	The grant dates for all awards, other than Ms. Ovelmen and Mr. Roberts’ awards, is the date that our Compensation Committee approved the targets for the STI and MTI awards. Ms. Ovelmen and Mr. Roberts’ grant dates are the dates of their employment with the Company.
(2)	The awards shown are the estimated possible payouts of the executives’ (i) annual incentive awards under the STI for performance in 2011 and (ii) 2011 MTI awards that have a three-year performance period ending December 31, 2013. Actual payouts of the annual incentive awards for 2011 are shown in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The named executives’ target incentive awards are a percentage of base salary. The maximum shown in the table is the maximum amount that can be earned under the terms of the STI, which is 300% of target, other than for Mr. Gallogly, whose employment agreement limits his maximum award to 200% of his salary. As described in the CD&A section of this proxy statement, there is no minimum performance requirement for a threshold payment. Instead, each performance criteria is assessed and weighted, which can result in a payment of zero with respect to any particular performance criterion. Mr. Roberts’ STI award target is 75% of his base salary. The amounts included in the table are based on a pro-rated calculation based on the number of days in 2011 that Mr. Roberts was employed with the Company. The 2011 MTI awards are earned over a three-year performance period ending December 31, 2013, with payouts, if any, in the first quarter of 2014. As described in the CD&A, there are no minimum performance requirements for a threshold payment. Each performance criteria is assessed and weighted, which can result in a payment of 0 to 200% of the target award.
(3)	Represents awards granted under the LTI. Ms. Ovelmen and Mr. Roberts were granted restricted stock units, which represent the right to receive an equal number of our shares on the date of vesting of October 17, 2016 and June 2, 2016, respectively, subject to earlier forfeiture.
(4)	Represents stock options granted to Ms. Ovelmen on October 17, 2011 and to Mr. Roberts on June 2, 2011. The exercise price is equal to the fair market value on the date of grant, as adjusted in connection with the Company’s payment of a special dividend. The options vest in equal increments over a three-year period beginning with the first anniversary of the date of grant.

Outstanding Equity Awards at December 31, 2011

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mr. Gallogly	1,754,361		17.61	04/30/2017	1,771,794	57,565,587
		3,383,412	13.11	04/30/2017
Mr. Potter	—	—	—	—	—	—
Ms. Ovelmen	—	39,782	23.74	10/17/2021	8,676	281,883
Mr. Glidden	—	356,666	13.11	04/30/2020	201,716	6,553,753
Mr. Patel	—	175,596	13.11	04/30/2020	99,310	3,226,582
Mr. Roberts	—	18,226	37.20	06/02/2021	4,137	134,411

(1)	Mr. Gallogly’s options vest in five equal annual increments beginning on May 14, 2010. Ms. Ovelmen’s options vest in three equal annual increments beginning on October 17, 2012; Mr. Roberts’ vest in three equal installments beginning on June 2, 2012; and Messrs. Glidden and Patel’s options vest in three equal annual increments beginning on April 30, 2012.
(2)	Includes Mr. Gallogly’s restricted shares that vest in full on May 14, 2014, subject to earlier forfeiture. Each of the other executives’ amounts include restricted stock units that vest in full on April 30, 2015, subject to earlier forfeiture, with the exception of Ms. Ovelmen and Mr. Roberts’ restricted stock units, which vest in full on October 17, 2016 and June 2, 2016, respectively, subject to earlier forfeiture.

(3)	Dollar values are based on the closing price of $32.49 of the Company’s shares on the New York Stock Exchange on December 30, 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Gallogly	501,247	10,499,977	—	—
Mr. Potter	—	—	—	—
Ms. Ovelmen	—	—	—	—
Mr. Glidden	—	—	—	—
Mr. Patel	—	—	—	—
Mr. Roberts	—	—	—	—

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Gallogly	LyondellBasell Retirement Plan	2	30,343	—
Mr. Potter	LyondellBasell Retirement Plan	2	30,558	—
Ms. Ovelmen	LyondellBasell Retirement Plan	—	2,624	—
Mr. Glidden	LyondellBasell Retirement Plan	2	28,913	—
Mr. Patel	LyondellBasell Retirement Plan	2	19,062	—
Mr. Roberts	LyondellBasell Retirement Plan	—	6,307	—

(1)	The amounts shown in the table are the actuarial present value of each participant’s accumulated benefits as of December 31, 2011, calculated on the same basis as used in Note 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011, with the exception that each participant was assumed to continue to be actively employed by us until age 65 (earliest unreduced retirement age) and immediately commence his benefit at that time.

The LyondellBasell Retirement Plan is a U.S. qualified defined benefit pension plan that provides pension benefits under a cash balance formula that defines participants’ accrued benefits in terms of a notional cash account balance. Eligible employees become participants immediately upon employment and are fully vested upon the earliest of (i) three years of service, (ii) death, or (iii) reaching age 65. The notional account balance for each participant comprises a pay credit of 5% and interest credits, each of which are accumulated at the end of each quarter. Pay credits are based on quarterly base pay, as limited by the Internal Revenue Code, and interest credits are based on the 5th, 4th and 3rd monthly-determined 30 year treasury rates before the start of that quarter. Benefits under the plan are payable upon separation from the Company.

Potential Payments upon Termination or Change in Control

The Company’s compensation plans and programs contain general provisions for payments to participants upon termination of employment or in the event of a change in control. Under the STI, participants receive a pro-rated payment of earned awards for termination other than for cause or because of death, disability or retirement. Under the MTI, participants receive pro-rated payments of their earned awards in the event of termination of employment not for cause, because of a death, disability or retirement and in the event of a change in control. Under the LTI, vesting provisions are covered in award agreements. Unless otherwise provided in an award agreement, the LTI provides that participants vest in a pro-rated portion of their awards in the event of termination of employment not for cause or because of a death or disability; and, in the event of a change in control followed within one year of involuntary termination not for cause or constructive termination, participants in the LTI will receive immediate and full vesting of their awards. As discussed in the CD&A, Mr. Gallogly’s employment agreement provides for different provisions upon changes in control.

The Company has entered into employment agreements with each of the named executive officers, other than Mr. Potter and Ms. Ovelmen. These agreements contain provisions regarding severance amounts payable to the executives upon termination of employment that are in addition to the payments made to employees generally. Each of the agreements also contains post-termination restrictive covenants, including non-solicitation and non-interference covenants, which last for one year after termination. Effective January 1, 2012, Ms. Ovelmen became eligible for participation in the Company’s executive severance program, which provides a lump sum cash payment of 1x base salary, subsidized life and medical coverage for 18 months following termination and outplacement assistance in the event of a termination not for cause. Ms. Ovelmen will be subject to restrictive covenants and be required to execute a release in favor of the Company in order to receive these severance benefits.

To the extent not addressed in the employment agreements, payments to the named executive upon termination of employment or in the event of a change in control will be in accordance with the plans and policies applicable to employees generally. We do not provide gross-up payments for any taxes that may be due under Section 4999 of the Internal Revenue Code.

The terms “Cause,” “Good Reason,” and “Change in control” as used in the table below are defined in the executives’ employment agreements and have the meanings generally described below. You should refer to the individual agreements for the actual definitions.

“Cause” generally means the executive has:

•	continuously failed to substantially perform his duties in a material deterioration in the financial condition of the Company;

•	engaged in fraud or embezzlement against the Company;

•	engaged in willful malfeasance or gross negligence in the performance of his duties that results in material harm to the Company;

•	been convicted of a felony involving moral turpitude;

•	intentionally and materially harmed the Company; or

•	breached the covenants contained in his agreement.

“Good Reason” generally means that, without the executive’s consent:

•	his duties or responsibilities have been substantially diminished;

•	any material reduction in the minimum compensation set forth in his agreement;

•	the Company has breached his employment agreement; or

•	he has been reassigned to a location more than twenty-five (25) miles away (for Mr. Gallogly only).

“Change in control” generally means that:

•

at least fifty percent (50%) of the Company’s capital stock or voting power has been acquired by one person or persons acting as a group that was not or were not the holder of ten percent (10%) thereof at April 30, 2010;

•

the majority of the Supervisory Board consists of individuals other than those serving as of April 30, 2010 or directors that are elected with the approval of at least a majority of the directors that served as of April 30, 2010 and were still directors at the time of such election;

•

there has been a merger of the Company that resulted in a person or persons acting as a group (that was not a holder of at least ten percent (10%) at April 30, 2010) acquiring fifty percent (50%) or more of the Company’s voting securities; or

•	the Company sells all or substantially all of its assets.

The following tables represent potential payouts to our named executives upon termination of employment pursuant to the terms of their employment agreements if they were terminated as of December 31, 2011. As discussed above, under the terms of our STI, MTI and LTI, employees that have received grants under those awards receive pro-rated payments in the case of terminations not for cause, death, disability and retirement. Additionally, the LTI contains a double-trigger acceleration for terminations within one year of a change in control, although the terms of Mr. Gallogly’s employment agreement, which control over the general provisions of our plans, state that his option and restricted stock awards will not be subject to the double-trigger. These benefits are applicable to all participating employees and therefore have not been included in the tables below, which include only the special arrangements we have with our named executive officers, including Mr. Gallogly’s single-trigger provisions.

Ms. Ovelmen would not be eligible to receive any severance payments other than those pursuant to our plans available to employees generally as of such date because our executive severance program did not take effect until January 1, 2012. However, the Company has disclosed the payments Ms. Ovelmen would receive pursuant to the executive severance program as if the program had been effect one day earlier.

These payouts are determined for SEC disclosure purposes and are not necessarily indicative of the actual amounts the executive would receive. The payout for continuation of benefits and perquisites is an estimate of the cost the Company would incur to continue those benefits. Each of Messrs. Glidden, Patel and Roberts and Ms. Ovelmen would be required to execute a release in favor of the Company in order to receive their payments.

Potential Consideration upon Termination of Employment or Change in Control:

James L. Gallogly

Triggering Event	Compensation Component	Payout ($)
Death or Disability
	• Accrued but unpaid base salary and bonus	—
	• Full maximum bonus, pro-rated to date of termination, paid in a lump sum	3,000,000
	• Accelerated vesting of restricted stock (1)	57,565,587
	• Accelerated vesting of stock options (2)	65,570,525

	Total	126,136,112

Termination Without Cause by the Company or For Good Reason by the Employee
	• Accrued but unpaid base salary and bonus	—
	• One year’s base salary plus full maximum bonus, paid in a lump sum	4,500,000
	• Continued coverage under health and welfare benefit plans for twelve (12) months	10,764
	• Accelerated vesting of restricted stock (1)	57,565,587
	• Accelerated vesting of stock options (2)	65,570,525

	Total	127,646,876

Termination by Mutual Consent
	• Accrued but unpaid base salary and bonus	—
	• Continued coverage under health and welfare benefit plans for twelve (12) months	10,764
	• Continued vesting of pro-rated portion of restricted stock (1)	23,829,661
	• Accelerated vesting of pro-rated portion of next installment of stock options (2)	13,854,626

	Total	37,695,051

Change in Control
	• Accelerated vesting of restricted stock (1)	57,565,587
	• Accelerated vesting of stock options (2)	65,570,525

	Total	123,136,112

Karyn F. Ovelmen

Triggering Event	Compensation Component	Payout ($)
Termination Without Cause by the Company or For Good Reason by the Employee
	• Accrued but unpaid base salary and bonus	—
	• Outplacement services	20,000
	• Eighteen months of subsidized health and welfare plan coverage	22,824
	• One year’s base salary, paid in a lump sum	700,000

	Total	742,824

Craig B. Glidden

Triggering Event	Compensation Component	Payout ($)
Termination Without Cause by the Company or For Good Reason by the Employee
	• Accrued but unpaid base salary and bonus	—
	• One year’s base salary plus target bonus, paid in a lump sum	1,058,890

	Total	1,058,890

Bob V. Patel

Triggering Event	Compensation Component	Payout ($)
Termination Without Cause by the Company or For Good Reason by the Employee
	• Accrued but unpaid base salary and bonus	—
	• One year’s base salary plus target bonus, paid in a lump sum	902,880
	• Cash payment equal to twelve (12) months COBRA	18,274

	Total	921,154

Timothy D. Roberts

Triggering Event	Compensation Component	Payout ($)
Termination Without Cause by the Company or For Good Reason by the Employee
	• Accrued but unpaid base salary and bonus	—
	• One year’s base salary plus target bonus, paid in a lump sum	787,500

	Total	787,500

(1)	The accelerated vesting of Mr. Gallogly’s restricted shares was calculated based on the number of shares that would vest, multiplied by $32.49, the closing price of the Company’s shares on the NYSE on December 30, 2011.
(2)	The accelerated vesting of stock options is calculated based on the difference between the exercise price of the stock options and $32.49, multiplied by the number of shares. As a result, the amount included in the table is the “spread” on the options that vest, assuming Mr. Gallogly exercised them all on December 30, 2011.

There can be no assurances as to what the trading price of the Company’s shares would be at any possible date of termination of Mr. Gallogly’s employment. Further, as described, the calculations assume immediate and full exercise of any stock options at the market price of our shares on December 30, 2011. For these reasons, as described above, the calculations are not necessarily indicative of what Mr. Gallogly may ultimately receive if his employment were terminated.

ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS FOR 2011

(Item 2 on the Proxy Card)

At the Annual Meeting, you will be asked to adopt our Dutch statutory annual accounts for the year ended December 31, 2011 (the “Annual Accounts”), as required under Dutch law and our Articles of Association.

Our Annual Accounts are prepared in accordance with international financial reporting standards (“IFRS”) and Dutch law. The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”) and there are difference between IFRS and US GAAP.

A copy of the Annual Accounts can be accessed through our website, www.lyondellbasell.com, and may be obtained free of charge by request to our administrative offices c/o Lyondell Chemical Company, 1221 McKinney St., Suite 700, Houston, TX 77010 Attn: Secretary to the Supervisory Board.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt our Annual Accounts.

Our Management Board and Supervisory Board recommend that you vote FOR the adoption of our Annual Accounts.

DISCHARGE FROM LIABILITY OF SOLE MEMBER OF THE MANAGEMENT BOARD (Item 3 on the Proxy Card)

Under Dutch law, at the Annual Meeting shareholders may discharge the members of the Management Board from liability to the Company in respect of the exercise of their management duties during the financial year concerned. During 2011, the sole member of the Management Board was James L. Gallogly. The discharge does not affect any potential liability pursuant to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters that have not been disclosed to shareholders.

It is proposed that the shareholders resolve to discharge Mr. Gallogly, the sole member of the Management Board from liability in respect of the exercise of his management duties during 2011.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Management Board.

Our Management Board and Supervisory Board recommend that you vote FOR the discharge from liability of the sole member of the Management Board from liability for 2011.

DISCHARGE FROM LIABILITY OF MEMBERS OF THE SUPERVISORY BOARD (Item 4 on the Proxy Card)

Under Dutch law, at the Annual Meeting shareholders may discharge the members of the Supervisory Board from liability to the Company in respect of the exercise of their supervisory duties during the financial year concerned. This discharge also does not affect any potential liability under the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2011.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Supervisory Board.

Our Management Board and Supervisory Board recommend that you vote FOR the discharge from liability of the members of the Supervisory Board from liability for 2011.

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 5 on the Proxy Card)

The Audit Committee of the Supervisory Board has selected PricewaterhouseCoopers (“PwC”) to serve as our independent registered public accounting firm for the year ending December 31, 2012. PwC has acted as our independent registered public accounting firm since 2008, and was the independent registered public accounting firm of Lyondell Chemical Company, our wholly owned subsidiary, since 1998. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions.

The ratification of the selection of PwC is not required, but our Supervisory Board is submitting the selection to shareholders for ratification because we value our shareholders’ views on the Company’s auditors. If our shareholders fail to ratify the selection, it will be considered as notice to the Supervisory Board and Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independence registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stakeholders. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint PwC as our independent registered public accounting firm who will audit our accounts for the year ending December 31, 2012.

Our Management Board and Supervisory Board recommend that you vote FOR the ratification of PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2012.

APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS OUR AUDITOR FOR THE DUTCH ANNUAL ACCOUNTS (Item 6 on the Proxy Card)

The Audit Committee has selected PricewaterhouseCoopers Accountants N.V. to serve as our auditor who will audit the Dutch Annual Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (IFRS), for the year ending December 31, 2012. As required by Dutch law, shareholder approval must be obtained for the selection of PricewaterhouseCoopers Accountants N.V. to serve as our auditor to audit the Dutch Annual Accounts.

Representatives of PricewaterhouseCoopers Accountants N.V will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint PricewaterhouseCoopers Accountants N.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2012.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2011	2010
	(in millions)
Audit Fees	$11.5	$12.7
Audit-Related Fees	0.8	0.6
Tax Fees	—	—
All Other Fees	0.1	0.4

Total	$12.4	$13.7

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by PwC for the audit of our consolidated financial statements, the review of financial statements included in our Form 10-Qs and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including comfort letters, statutory audits, attest services and consents. As a result of the Company’s emergence from bankruptcy proceedings on April 30, 2010, the Company was required to obtain audits for the predecessor period from January 1, 2010 through April 30, 2010 as well as for the successor period from May 1, 2010 through December 31, 2010.

Audit-related fees consist of the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category includes fees related to: the performance of audits of benefit plans; agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies.

Tax fees consist of international tax compliance and corporate tax consulting.

The Audit Committee has adopted procedures for the approval of PwC’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee substantially in the format shown above.

The Audit Committee is updated on the status of all services and related fees at every regular meeting. In 2011 and 2010, the Audit Committee pre-approved all audit, audit-related and tax services performed by PwC.

As set forth in the Audit Committee Report on page 10, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

APPROVAL OF COMPENSATION OF THE MEMBERS OF THE SUPERVISORY BOARD (Item 7 on the Proxy Card)

Under our Articles of Association, the shareholders determine the compensation of Supervisory Directors for service in their capacities as Supervisory Directors, including changes to their compensation. Shareholders previously approved compensation for the Supervisory Directors in 2011 as set forth in the table below.

On the recommendation of the Nominating & Governance Committee, the Supervisory Board is proposing the same compensation program for Supervisory Directors for fiscal year 2012 with the following changes: (i) elimination of meeting fees; (ii) increase of the annual retainers to compensate for the elimination of the meeting fees; and (iii) payment of a $5,000 fee for intercontinental travel required to attend a meeting to compensate members for the time required of such travel.

	2012 (proposed)	2011
Annual Retainer

Cash	$90,000 ($120,000 for Chairman of the Board)	$60,000 ($80,000 for Chairman of the Supervisory Board)

RSUs.	Valued at $135,000 ($160,000 for Chairman of the Supervisory Board)	Valued at $120,000 ($150,000 for Chairman of the Supervisory Board)
Board Meeting Fees

Intercontinental Travel	None	$12,500 for each meeting attended

Continental Travel	None	$2,000 for each meeting attended
Committee Retainer

Members	$10,000 ($11,000 for Audit Committee)	$10,000 ($11,000 for Audit Committee)

Chairmen	$15,000 ($20,000 for Audit Chair)	$15,000 ($20,000 for Audit Chair)
Travel Fees

Members	$5,000 for each intercontinental round trip	None

Chairmen	$5,000 for each intercontinental round trip	None

We also intend to reimburse directors for their reasonable fees and expenses incurred in serving on our Supervisory Board, such as travel and lodging. The Company also provides tax assistance to the members of the Supervisory Board as a result of several of our directors being U.S. taxpayers, while income is earned in The Netherlands.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to establish the compensation of the members of the Supervisory Board.

Our Management Board and Supervisory Board recommend that shareholders vote FOR the proposal to approve the compensation of the Supervisory Board directors as set forth above.

RATIFICATION AND APPROVAL OF DIVIDENDS IN RESPECT OF THE 2011 FISCAL YEAR (Item 8 on the Proxy Card)

The Company has paid an aggregate of $4.95 per share from its 2011 annual accounts. This included an interim dividend of $0.20 per share paid on September 7, 2011 to shareholders of record on August 18, 2011; an interim dividend of $0.25 per share paid on December 16, 2011 to shareholders of record on November 25, 2011; and a special interim dividend of $4.50 per share paid on December 16, 2011 to shareholders of record on November 25, 2011.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the dividend payments.

Our Management Board and Supervisory Board recommend that shareholders vote FOR the proposal to ratify and approve the payment of dividends in respect of fiscal 2011.

DISCUSSION OF DIVIDEND POLICY

Under the Dutch Corporate Governance Code, we are required to provide shareholders with an opportunity at our Annual Meeting to discuss our dividend policy and any major changes in that policy.

Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine that an amount shall be reserved out of our annual profits. The portion of our annual profits that remains after such reservation is at the disposal of the general meeting of shareholders.

LyondellBasell has paid an aggregate of $3.0 billion in dividends (including an interim dividend of $0.25 per share payable on March 30, 2012 to shareholders of record on March 12, 2012) since we initiated our dividend policy in May 2011. The Supervisory Board believes that, given the Company’s strong capital and results of operation, it is appropriate to continue returning capital to shareholders.

Out of our share premium reserve and other reserves available for shareholder distributions under the laws of The Netherlands, the general meeting of shareholders may declare distributions upon the proposal of the Management Board (after approval by the Supervisory Board). We may not pay dividends if the payment would reduce shareholders’ equity below the aggregate nominal value of our common shares outstanding, plus the reserves required to be maintained pursuant to Dutch law or our Articles of Association. The Management Board, with the approval of the Supervisory Board, may in any year distribute one or more interim dividends in anticipation of the final dividend for that year.

The Management Board, with the approval of the Supervisory Board, may declare interim dividends in anticipation of the final dividend for that year. It is our policy to maintain a consistent quarterly dividend, with the goal of increasing the dividend over time. The determination to pay any dividends will be made after a review of the Company’s expected earnings, the economic environment, the financial position and prospects of the Company, and any other considerations deemed relevant.

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION (Item 9 on the Proxy Card)

Our Supervisory Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement. We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by SEC rules. We currently conduct shareholder advisory votes on executive compensation annually and, therefore, the next such vote will be in connection with our Annual General Meeting of Shareholders in 2013.

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success, and ensure alignment of such persons with shareholders. Our named executive officers are rewarded for their service to the Company, the achievement of performance goals and the realization of increased shareholder value. The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis,” beginning on page 30, and the named executive officer compensation tables, beginning on page 51, for additional details about our named executive officer compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Supervisory Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary.

Advisory votes against the named executive officer compensation will not necessarily communicate to the Company, the Supervisory Board or the Compensation Committee the concerns that caused such votes. We would like to consider our shareholders’ concerns, if any, on these matters and therefore give shareholders the opportunity to communicate with us regarding their views on the Company’s executive compensation programs, among other matters, as described on page 4 of this proxy statement.

Our Management Board and Supervisory Board recommend that shareholders vote FOR the resolution to approve the compensation of the Company’s named executive officers on an advisory basis.

APPROVAL OF THE AMENDED AND RESTATED LYONDELLBASELL INDUSTRIES 2010 LONG-TERM INCENTIVE PLAN (Item 10 on the Proxy Card)

Subject to shareholder approval at this meeting, the Supervisory Board of Directors at its meeting in October 2011 adopted certain amendments to the LyondellBasell Industries Long-Term Incentive Plan (“Amended LTIP”), as more fully described herein.

The summary of the Amended LTIP set forth below describes only the material features of the plan. The Amended LTIP is available to shareholders as Appendix A to this proxy statement and shareholders should reference the plan document as needed for other plan provisions and to clarify any part of this summary. Capitalized terms used in the summary have the meanings attributed to them in the Amended LTIP.

Purpose of the Amended LTIP

The LyondellBasell Industries 2010 Long-Term Incentive Plan (the “LTIP”) was approved by the bankruptcy court as part of the Plan of Reorganization, effective as of April 30, 2010. The LTIP was adopted to promote the success of the Company by providing an opportunity for non-employee directors, officers and other key employees to acquire an ownership interest in the Company and provide alignment of interest with shareholders of LyondellBasell. We believe that this ownership interest provides participants with an additional incentive to devote their maximum efforts and skills to the advancement of the Company. The LTIP also helps the Company remain competitive in its ability to attract and retain qualified personnel. See the Compensation Discussion and Analysis section contained in this proxy statement for information regarding our executive compensation strategy, including additional information about long-term incentive awards.

Under Section 162(m) of the Internal Revenue Code, a public company generally is prohibited from deducting for federal income tax purposes compensation in excess of $1 million paid to the Company’s principal executive officer and the Company’s three highest compensated executive officers (other than the principal executive officer or the principal financial officer). This prohibition does not apply to compensation that qualifies as “performance-based compensation.” For compensation that is intended to be performance-based, 162(m) requires that the compensation, or the material terms of the plan under which it is paid, be approved by shareholders. We have been relying on a transition period provided for under 162(m) for newly public companies that generally exempts certain compensation from the deduction limitations, regardless of shareholder approval.

In October 2011, the Compensation Committee approved, subject to shareholder approval, certain amendments to the LTIP to allow certain awards to be treated as performance based compensation under 162(m). The proposed amendments relate to: (i) the maximum amount of compensation that may be granted under the LTIP to any individual employee during any calendar year; and (ii) the criteria that may be used in setting performance-based goals. STI and MTI awards that are intended to be performance based compensation under 162(m) would be covered by these parameters also. The Compensation Committee also directed that we submit the Amended LTIP to a vote of our shareholders at the Annual Meeting in order to allow for our performance-based compensation to be exempt from the deduction limitations of 162(m) going forward.

We are not asking for the approval of any additional shares under the Amended LTIP.

If shareholder approval is not obtained, the Compensation Committee intends to continue to grant awards under the LTIP; however, the Company believes it is in the best interest of the Company and its shareholders that certain awards be qualified as performance-based such that they are not subject to the 162(m) deduction limitations.

The following paragraphs summarize the material terms of the Amended LTIP, including the proposed material changes made in the Amended LTIP. The summary is qualified in its entirety by reference to the full text of the Amended LTIP.

Summary of Proposed Amendments to the LTIP

Award Limitations

Under the Amended LTIP, no employee may be granted awards in any calendar year that exceed the following limitations:

•	Stock options or stock appreciation rights that are exercisable for more than 5 million shares;

•	Other stock awards covering or relating to more than 1 million shares; and

•	Cash awards intended to qualify as performance-based compensation under 162(m) having a maximum payment value of more than $10 million. These could include cash awards under the STI and MTI.

Criteria for Performance Goals

The LTIP currently states that the Compensation Committee shall set performance goals in its discretion and that any performance awards may be paid out or earned depending on the extent to which they are met. The Amended LTIP clarifies that performance awards intended to qualify as performance based compensation under 162(m) will be paid or earned solely on account of the attainment of pre-established, objective goals that may include one or more of the following: cash flow measures; expense measures; income measures; operating measures; return measures; stock price measures; earnings per share (actual or targeted growth); earnings before interest taxes, depreciation and amortization; net earnings; market share; debt to equity ratios; debt reductions; acquisitions or financings; economic value add; cash available for distribution; cash available for distribution per share; operating income; margins; obtaining regulatory approvals; revenues or sales; total market value; reliability; productivity; and corporate values measures.

Summary of Material Terms of the Amended LTIP

Eligibility

All regular employees of the Company or its subsidiaries and Supervisory Board members are eligible for selection by the Compensation Committee to participate in the Amended LTIP. It is the Committee’s expectation that awards will limited to executive officers and a select group of senior managers defined by the level of job responsibility. As of March 20, 2012, there were 11 members on the Supervisory Board, and approximately 14,000 regular employees eligible for selection by the Committee to participate in the Amended LTIP.

Authorized Shares

Up to 22,000,000 shares, subject to adjustment in the event of certain corporate events, stock splits and similar transactions, may be issued pursuant to awards granted under the Amended LTIP. Awards covering an aggregate of 9,981,556 shares currently are outstanding and there are 9,706,880 shares available for issuance.

Administration of Amended LTIP

The Compensation Committee is responsible for the administration of the Amended LTIP. Administration of the plan includes selecting employees eligible to receive awards, interpreting the plan, establishing and revising any rules and regulations relating to the plan and making any other determinations it deems necessary or advisable for administration of the plan. The Committee is also allowed to delegate any or all of its authority to administer the Plan, except for delegations in the case of granting of awards other than pursuant to an authorized pool, to management. More information about our Compensation Committee can be found on page 12 of this Proxy Statement.

Awards

Stock Options, Stock Appreciation Rights (“SARs”), Stock Awards and Cash Awards may all be granted under the Amended LTIP. Any of the awards granted to employees of the Company may be performance awards.

Stock Options – The price of any stock option may not be less than the fair market value of our Common Stock on the date of grant. For purposes of the plan, “fair market value” means the closing price of our Common Stock as reported on the New York Stock Exchange. The term of any option may not exceed ten years, and no reload options are allowed. The option price may be paid in cash or Common Stock, or a combination thereof, as the Committee may determine.

SARs – Stock appreciation rights entitle the holder to any appreciation in value of a specified number of shares of Common Stock from the date of grant until the date of exercise. Any appreciation payable is determined by the excess of the fair market value of our Common Stock on the exercise date of the SAR over the fair market value of the stock on the date of grant. The term of any SAR may not exceed ten years, and no reload SARs are allowed. The payment of the appreciation may be in cash or shares of Common Stock, or a combination of the two, as the Compensation Committee determines.

Stock Awards – Stock Awards under the plan may be in the form of shares of Common Stock or Stock Units. The Stock Awards granted may be subject to restrictions and contingencies regarding vesting, forfeiture and payment as the Compensation Committee may determine.

Cash Awards – The Compensation Committee may grant cash awards pursuant to terms and conditions that it deems appropriate.

Any of the awards granted under the Amended LTIP may be in the form of a performance award. Performance awards that are not meant to qualify as performance-based compensation under 162(m) are based on the achievement of such goals and subject to the terms, conditions and restrictions that the Committee may determine. For those performance awards that are intended to qualify under 162(m), such awards will be paid, vested, or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Compensation Committee prior to the earlier of:

•	90 days after the commencement of the period of service to which the performance goals relate, and

•	the lapse of 25% of the period of service.

A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of the Company, or the Company as a whole, and may include, without limitation, any of the following: cash flow measures; expense measures; income measures; operating measures; return measures; stock price measures; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization; net earnings; market share; debt to equity ratio; debt reduction; acquisitions or financings; economic value added; cash available for distribution; cash available for distribution per share; operating income; margins; regulatory approvals; revenue or sales; total market value; reliability; productivity; and corporate values measures.

Prior to the payment of any compensation based on the achievement of such performance goals, the Compensation Committee must certify in writing that the applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing, the terms, conditions, and limitations applicable to any performance awards will be determined by the Compensation Committee.

Vesting provisions are covered in award agreements. Unless otherwise provided in an award agreement, the Amended LTIP provides that in the event of a Change in Control of the Company followed by involuntary termination not for cause or constructive termination within one year, awards held by a participant that were not previously vested or exercisable become fully vested and exercisable and generally remain exercisable for the remainder of their term.

The Amended LTIP is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Awards

As employee grants under the Amended LTIP are made in the discretion of the Committee, and, if properly delegated, the Chief Executive Officer, it is not possible to determine the grants that will be made to our employees if shareholder approval is obtained.

The Supervisory Board has proposed the compensation program for its members, as described in this proxy statement on page 63. If such compensation is approved by shareholders, the members of the Supervisory Board will receive the Restricted Stock Units as described.

Subsequent Amendments to the Amended LTIP

The Compensation Committee may amend, modify, suspend, or terminate the Amended LTIP for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no changes that would adversely affect the rights of any participant under any award previously granted shall be made without the consent of the participant and (ii) no change shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by law or stock exchange listing standards.

Additionally, the Amended LTIP generally prohibits any repricing, replacement, or regranting of Stock Options and SARs except for adjustment for certain corporate transactions.

Certain U.S. Federal Income Tax Consequences of Awards

All options granted under the Amended LTIP are nonqualified options not entitled to special tax treatment under Section 422 of the U.S. Internal Revenue Code. An option holder will generally not recognize any taxable income at the time he is granted a nonqualified stock option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

The option holder’s basis for determination of gain or loss upon the subsequent disposition of the shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sales price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, we will not be allowed any federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the requirements of Section 162(m) are met.

Participants in the Amended LTIP receiving awards that are paid or settled in cash or shares that are not subject to forfeiture will recognize ordinary income equal to the cash or the fair market value of shares when received. We will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. If awards granted are restricted and subject to vesting, the participant will generally recognize ordinary income equal to the fair market value of the award received when all restrictions lapse. The Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met.

It is intended that awards granted under the Amended LTIP will satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time.

The foregoing is only a summary of certain effects of federal income taxation upon the recipient of an award and the Company with respect to awards granted under the Amended LTIP. The U.S. federal income tax consequences to the Company and its employees of awards are complex and subject to change. This summary does not purport to be complete and does not discuss the tax consequences of the participant’s death or the income tax law of any local, state or foreign jurisdiction in which any participant may reside. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described will apply.

As described, the Amended LTIP will provide for the ability to grant performance-based awards that are deductible by the Company for U.S. federal income tax purposes. However, the Compensation Committee may still award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Our Management Board and Supervisory Board recommend that you vote FOR the approval of the Amended and Restated LyondellBasell Industries N.V. Long-Term Incentive Plan.

APPROVAL OF THE LYONDELLBASELL INDUSTRIES N.V. 2012 GLOBAL EMPLOYEE STOCK PURCHASE PLAN (Item 11 on the Proxy Card)

At the Annual General Meeting, shareholders will be presented with a proposal to approve the LyondellBasell Industries N.V. 2012 Global Employee Stock Purchase Plan (the “Global Plan”).

On October 4, 2011, the Compensation Committee of the Supervisory Board unanimously approved the Global Plan, subject to the approval by the Company’s shareholders at the Annual General Meeting. In order for the Global Plan to take effect, it must be approved by the Company’s shareholders.

The text of the Global Plan is attached hereto as Appendix B to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix B.

Purpose of the Global Plan

The purpose of the Global Plan is to afford eligible employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through purchase of its common shares. The Global Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Notwithstanding, the Global Plan permits the establishment of sub-plans which do not meet the requirements of Section 423 for employees of participating companies and affiliates in countries other than the United States so as to allow such employees to acquire common shares in a similar manner while complying with applicable local law. Upon enrollment in the Global Plan, participating employees are granted the right to purchase shares of LyondellBasell through accumulated payroll deductions.

The Compensation Committee believes that the opportunity for the employees of the Company to acquire an equity interest in the Company through participation in broad-based employee stock purchase plans such as the Global Plan is beneficial to both the Company and its employees. Such plans provide an important incentive to the employees of the Company as well as assist the Company in attracting new employees. An aggregate of 1.5 million shares may be issued under the Global Plan.

Administration

The Global Plan is administered by the Compensation Committee, a designated sub-committee thereof, or the person or entity delegated the responsibility of administering the Global Plan (the “Committee”). The Committee is authorized to construe and interpret the Global Plan, to define the terms used in the Global Plan, to determine eligibility for participation and benefits, to prescribe, amend and rescind rules and regulations for its administration, and to take any other necessary action in relation to the Global Plan.

Eligibility

In general, and subject to local law, all employees of those subsidiaries of the Company that may be designated by the Compensation Committee to participate in the Global Plan (a “Participating Subsidiary”) are eligible to participate in the Global Plan. However , any employee who would own more than five (5) percent of the common stock of the Company immediately after the stock purchase opportunity is granted to them under the Global Plan are not eligible to participate. All U.S. subsidiaries of the Company are Participating Subsidiaries. However, the Compensation Committee has not yet determined which non-U.S. subsidiaries of the Company will be Participating Subsidiaries.

Offering Periods

Participation in the Global Plan is completely voluntary (an eligible employee who elects to participate in the Global Plan is also referred to as a “participant”).

The Global Plan permits participants to purchase shares of the Company by electing to exercise purchase rights to purchase those shares. These purchase rights are offered through a series of successive 12 month offering periods commencing on October 1 of each calendar year.

Exercise of Purchase Right

In order to exercise a purchase right and purchase shares of the Company, participants must elect to contribute amounts ranging from 1% to 10% of their “compensation” (as defined in the Global Plan). Such contributions generally occur through payroll withholdings from the participant’s salary or wages (although alternative methods of contribution may be permitted by the Committee). Aggregate contributions for each employee may not exceed $15,000 during any offering period. An employee may elect to participate by enrolling in the Global Plan in accordance with procedures established by the Committee during an enrollment period. Once an eligible employee is enrolled in the Global Plan, such eligible employee will continue to participate in the Global Plan for each successive offering period until he or she terminates his participation. Purchases of common stock by participants are affected at the end of each purchase period as determined by the Committee without any further action on the part of the participant.

Purchase Price

The price at which shares may be purchased is generally equal to 95% of the fair market value of a share of common stock of the Company on the last trading day in a purchase period as determined by the Committee. The Committee may in its discretion, however, change the formula for determining the purchase price to the closing value on the last trading day of the purchase period as determined by the Committee multiplied by any percentage figure from 85% to 100%. The fair market value of a share of common stock of the Company for this purpose is equal to the closing sale price for such a share as quoted on the New York Stock Exchange or such other established stock exchange or national market system on which the share is listed or traded for the day for which the closing value is to be determined. On March 20, 2012, the closing price for the Company’s common stock was $42.14 per share.

Maximum Amount of Purchases

The maximum fair market value of common stock that an employee may purchase under the Global Plan (or any other employee stock purchase plan intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Internal Revenue Code”)), in any calendar year is $25,000 (based on the fair market value of the common stock when the purchase right is granted). Local tax laws and regulations may also limit the maximum number or value of shares that may be purchased.

Cessation of Employment

If a participant ceases to be employed by the Company or a Participating Subsidiary for any reason or ceases to be an eligible employee, then the participant’s rights under the Global Plan shall, subject to local law, immediately terminate, and the Company will refund to the employee, or the employee’s personal representative, the full amount of all withholdings without interest or with interest where required by law. An employee may not transfer a purchase right other than by will or the laws of descent and distribution, and during an employee’s lifetime, a purchase right is exercisable only by the employee.

Amendment, Modification and Termination

If this proposal is approved by the shareholders at the Annual General Meeting, the Supervisory Board of Directors may at any time amend, modify or terminate the Global Plan, provided, however, that no participant’s existing rights may be adversely affected by any such amendment, modification or termination, except to comply with law, stock exchange rules or accounting rules.

If this proposal is approved by the shareholders at the Annual General Meeting, the Global Plan will terminate three years after its effective date, unless the Supervisory Board of Directors terminates the Global Plan at an earlier date or the shares approved for issuance under the Global Plan are exhausted, and the shareholders do not vote to increase the number of shares available.

Global Plan Benefits

Each eligible employee elects whether to participate in the Global Plan and the extent to which he or she will participate. It is, therefore, not possible to determine the benefit or amounts that will be received in the future by individual employees or groups of employees under the Global Plan.

No Other Rights Conferred to Employees or Participants

Nothing in the Global Plan shall be construed to be a contract of employment between the Company or any subsidiary of the Company and any employee or any group or category of employee (whether for a definite or specific duration or otherwise), or to prevent the Company or the employer of any participant from terminating any employee’s employment at any time, in accordance with applicable local law. Nothing in the Global Plan shall be construed as conferring to any employee any right to participate in any other benefit plan sponsored by the Company or any subsidiary of the Company, or to any compensation in the event the Global Plan ends or the Company terminates the Global Plan.

Income Tax Consequences

The income tax implications of participation in the Global Plan differ depending on the particular laws applicable in the country in which a Participating Subsidiary is located. Each participant in the Global Plan should consult a tax advisor regarding the tax consequences of participating in the Global Plan.

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of participation in the Global Plan for U.S. participants, and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

The Global Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Provided that the Global Plan so qualifies, there are generally no tax consequences to an employee of either being granted a Purchase Right or exercising the right to purchase shares.

The tax consequences of a disposition of shares acquired under the Global Plan vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after his or her entry date into the Offering Period in which the shares were acquired or within one year after the purchase date on which the shares were acquired (a disqualifying disposition), the participant recognizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price. Such income is not currently subject to income tax withholding. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.

If the participant disposes of shares more than two years after his or her entry date into the Offering Period in which the shares were acquired and more than one year after the purchase date on which the shares were acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price, or (ii) the excess between the fair market value of the shares on the entry date over the purchase price (determined as if the Purchase Right were exercised on the entry date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

A capital gain or loss will be long-term if the participant holds the shares for more than twelve months and short-term if the participant holds the shares for twelve months or less. Currently, long-term capital gains are generally subject to a maximum tax rate of 15%.

If the participant disposes of the shares in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. In all other cases, no deduction is allowed to the Company.

Vote Required; Recommendation of the Supervisory Board of Directors

The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual General Meeting is necessary to approve the Global Plan. Abstentions have the same effect as a vote against the proposal.

Our Management Board and Supervisory Board recommend that you vote FOR the approval of the LyondellBasell Industries 2012 N.V. Global Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under our 2010 Long-Term Incentive Plan.

The LTIP provides for the issuance of up to 22 million ordinary shares pursuant to stock options, stock awards and stock appreciation rights. No awards may be granted after ten years of the effective date of the plan. The LTIP was approved by the Bankruptcy Court and became effective upon our emergence from bankruptcy. The plan is categorized as “not approved by security holders,” because it has not yet been approved by our shareholders since our listing on the NYSE. As described, the LTIP was a considered part of our capitalization in connection with emergence and was approved by our shareholder at that time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(c)(3)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	9,981,556	$13.25	9,706,880

Total	9,981,556	$13.25	9,706,880

(1)	Includes 7,976,753 stock options and 2,004,803 restricted stock units.
(2)	Includes only the weighted-average exercise price of the outstanding stock options. Does not include the restricted stock units, as those awards have no exercise price associated with them.
(3)	In addition to the stock options and restricted stock units included in the table, 1,771,794 restricted shares were issued to Mr. Gallogly effective April 30, 2010 under the LTIP. These shares may not be sold or transferred until they vest on May 14, 2014, subject to earlier forfeiture in the case of termination of employment.

Appendix A

LYONDELLBASELL INDUSTRIES

2010 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective May 9, 2012)

1.	Plan. LyondellBasell Industries N.V. (the “Company”) established the LyondellBasell Industries 2010 Long-Term Incentive Plan (the “Plan”) effective as of the Effective Date (as defined below), and has amended and restated the Plan effective May 9, 2012 as set forth herein.

2.	Objectives. The purpose of the Plan is to further the interests of the Company and its shareholders by providing incentives in the form of Awards to employees and directors who can contribute materially to the success and profitability of the Company. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress. This Plan will also enable the Company to attract and retain such employees and directors.

3.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

“Award” means an Employee Award or a Director Award.

“Award Agreement” means one or more Employee Award Agreements or Director Award Agreements.

“Board” means the Supervisory Board of the Company.

“Cash Award” means an award denominated in cash.

“Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or Affiliate in effect at the time of such termination or (ii) in the absence of any such agreement or definition therein, (A) the Participant’s conviction for, plea of guilty or nolo contendere to a felony or its equivalent in accordance with local laws, (B) the Participant’s commission of a material act or omission involving dishonesty or fraud in the course of a Participant’s duties to the Company or an Affiliate, (C) the Participant’s conduct that brings or is reasonably likely to bring the Company or an Affiliate into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way, (D) the Participant’s continuing and willful failure to perform duties as reasonably directed by the Company or Affiliate (which if curable, is not cured within 10 days after written notice thereof is provided to the Participant) or (E) the Participant’s gross negligence or willful misconduct with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after written notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion, and following a Change of Control such determination shall not be subject to delegation pursuant to Paragraph 7.

“Change of Control” is defined in Attachment A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to the Code shall be deemed to include any regulations or other interpretive guidance.

“Committee” means the Compensation Committee or any committee designated pursuant to Paragraph 7, and if no committee is so designated, the Board.

“Common Stock” means the Class A ordinary shares of LyondellBasell Industries N.V., par value €0.04 per share.

“Company” means LyondellBasell Industries N.V., and any successor entity.

“Compensation Committee” means the Compensation Committee of the Board or any successor committee of the Board that is designated by the Board to administer certain portions of the Plan.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any Option, SAR, Stock Award, or Performance Award, whether granted singly or in combination, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as may be established in order to fulfill the objectives of the Plan.

“Director Award Agreement” means one or more agreements between the Company and a Nonemployee Director setting forth the terms, conditions, and limitations applicable to a Director Award.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Effective Date” means April 30, 2010, the effective date of the Plan of Reorganization.

“Employee” means any regular employee of a Participating Employer, including any such individual who is assigned to work for a joint venture with a Subsidiary or Affiliate.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award, or Performance Award, whether granted singly or in combination, to an Employee pursuant to such applicable terms, conditions, and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means one or more agreements between the Company and an Employee setting forth the terms, conditions, and limitations applicable to an Employee Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the final closing sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board, or, if not reported by the OTC Bulletin Board, by Pink OTC Markets Inc., or (iii) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee in a manner that complies with the requirements of Section 409A of the Code, if applicable.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the grant date of the original award. The first Grant Date under this Plan shall be the effective date of the Plan of Reorganization.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee.

“Non-Qualified Performance Award” means a Performance Award that is not intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Section 8(e)(i) of this Plan.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price.

“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.

“Participating Employer” means the Company, together with any Subsidiaries and Affiliates of the Company whose Employees are included in the Plan upon authorization of the Committee.

“Performance Award” means an award made pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Plan of Reorganization” means the Joint Chapter 11 Plan of Reorganization for the LyondellBasell Debtors under Section 1121(a) of the United States Code.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Section 8(e)(ii) of this Plan.

“Restricted Stock” means any shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to or evidenced by such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

“Stock-Based Award Limitations” has the meaning set forth in Paragraph 5.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

“Subsidiary” means any corporation, limited liability company, joint venture or partnership in which the Company (or its direct or indirect Subsidiary) holds more than 50% of the equity interest.

4.	Eligibility.

a.	Employees. All Employees are eligible for the grant of Employee Awards under this Plan in the discretion of the Committee. The Committee in its sole discretion shall designate Employees to be Participants by granting Awards under this Plan. The Committee may grant an Employee Award to an individual whom it expects to become an Employee within the following six months, with the Employee Award subject to the individual’s actually becoming an Employee within that time, and subject to other terms and conditions the Committee establishes.

b.	Directors. Nonemployee Directors are eligible for the grant of Director Awards under this Plan. The Board in its sole discretion shall designate Nonemployee Directors to be Participants by granting Awards under this Plan.

c.	General. The granting of an Award under the terms of this Plan does not confer upon any Participant any right to any future Award. There is no obligation for uniformity among Participants.

5.	Common Stock Available for Awards. Subject to the provisions of Paragraph 18 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding under this Plan (after giving effect to the grant of the Award in question) to exceed 22,000,000.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. Shares of Common Stock that are used or withheld to satisfy the Grant Price or tax obligations shall, notwithstanding anything herein to the contrary, not be available again for Awards hereunder. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion, or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges, and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or private purchase, or a combination of the foregoing.

Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

a.	No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable for more than 5,000,000 shares of Common Stock;

b.	No Employee may be granted during any calendar year Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this clause (b), together with the limitation set forth in clause (a) above, being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

c.	No Employee may be granted Cash Awards that are intended to constitute Qualified Performance Awards having a maximum payment value in any calendar year in excess of $10,000,000.

6.	Administration.

a.	This Plan shall be administered by the Committee, except as otherwise provided herein.

b.

Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions applicable to an Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards) or an Employee Award, or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted (including in a manner which could result in accelerated or additional tax under Section 409A of the Code) or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted

Option or SAR, except as expressly provided by the adjustment provisions of Paragraph 18. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.

c.	No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct, bad faith, or as expressly provided by statute.

d.	The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards.

7.	Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board, or one or more officers of the Company, to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish consistent with applicable law. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority for Awards, other than pursuant to authorization of a pool,) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8.	Employee Awards.

The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 8 and may be granted singly or in combination. Employee Awards may also be granted in combination with, in replacement of (subject to the last sentence of Paragraph 16), or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any Participating Employer, including the plan of any acquired entity. Subject to the immediately following Clauses a. and b., an Employee Award may provide for the grant or issuance of additional, replacement, or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and the Participating Employers, achievement of specific business objectives, items referenced in Clause e. below, and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee. Notwithstanding the foregoing, any Award that constitutes a “stock right” within the meaning of Section 409A of the Code shall only be granted to Participants with respect to whom the Company is an “eligible issuer of service recipient stock” under Section 409A of the Code. Employee Awards granted as of the Effective Date or within 90 days thereafter shall be awarded in accordance with the provisions of Attachment B.

a.

Options. An Employee Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option, and the date or dates upon which they become exercisable, shall be determined by the Committee.

b.	Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

c.	Stock Awards. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

d.	Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions, and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

e.	Performance Awards. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

i.	Non-Qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee shall determine.

ii.	Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be paid, vest or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

•	Cash flow measures (including but not limited to before or after tax cash flow, cash flow per share, cash flow return on capital, net cash flow or attainment of working capital levels);

•	Expense measures (including but not limited to overhead cost, research and development expense, general and administrative expense and improvement in or attainment of expense levels);

•	Income measures (including but not limited to net income and income before or after taxes);

•

Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, operating efficiency, production volumes and production efficiency);

•	Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•	Stock price measures (including but not limited to price per share, growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Net earnings;

•	Market share;

•	Debt to equity ratio;

•	Debt reduction;

•	Acquisition of financings;

•	Economic value added (or an equivalent metric);

•	Cash available for distribution;

•	Cash available for distribution per share;

•	Operating income;

•	Margins;

•	Obtaining regulatory approvals;

•	Revenue or sales;

•	Total market value;

•	Reliability;

•	Productivity;

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental and safety, product liability claims).

f.	Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals for Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

9.	Director Awards.

The Board may grant Director Awards to Nonemployee Directors of the Company from time to time in accordance with this Paragraph 9. Director Awards may consist of those listed in this Paragraph 9 and may be granted singly or in combination. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company. Director Awards granted as of the Effective Date or within 90 days thereafter shall be awarded in accordance with the provisions of Attachment B.

a.	Options. A Director Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any Options awarded to Participants pursuant to this Paragraph 9, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

b.	Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SARs awarded to Nonemployee Directors pursuant to this Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

c.	Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions, and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

d.	Performance Awards. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. Any additional terms, conditions, and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board. The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

10.

Change of Control. Notwithstanding any other provisions of the Plan, including Paragraphs 8 and 9 hereof, unless treatment of an Award upon Change of Control is otherwise expressly addressed in the applicable Award Agreement, in the event of a Change of Control during a Participant’s employment (or service as a Nonemployee Director) with the Company or a Participating Employer, followed within one year by the involuntary termination of employment of such Participant for any reason other than Cause (or separation from service of such Nonemployee Director), (i) each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse and (ii) if the Award is an Option or SAR and has not been cancelled pursuant to the terms of the Plan, such Award shall remain exercisable until the expiration of the term of the Award. Notwithstanding the foregoing, with respect to any Stock Unit or Restricted Stock Unit or other Award that vests, pursuant to the terms of the Award Agreement, solely upon a Change of Control and that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the settlement of such Award pursuant to this Paragraph 10 shall only occur upon the Change of Control if such Change of Control constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5). For purposes of this Paragraph 10, an involuntary termination shall include constructive termination of employment for good reason, which shall have the meaning set forth in the Award Agreement or, if not otherwise defined, shall mean the occurrence, without the Participant’s express written consent, of a material diminution in the Participant’s employment duties, responsibilities or authority, any material reduction in the Participant’s base salary or targeted incentive compensation, or any relocation of the Participant’s principal place of employment as of the date of the Change of Control of more than 100 miles, following which (i) the Participant provides written notice of the existence of the condition within 90 days after its existence (ii) the Company and its Affiliates fail to cure the condition within 30 days after receipt of the notice, and (iii) the Participant terminates employment within twelve months after the Change of Control.

11.	Non-United States Participants. The Committee may grant Awards to eligible persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures, and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law. For purposes of granting and paying Awards to persons outside the United States, the Company shall apply the intercompany exchange rate procedures specified in the LyondellBasell Industries Medium Term Incentive Plan, as amended from time to time.

12.	Payment of Awards.

a.	General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof as the Committee may determine, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. Any certificates evidencing shares of Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

b.	Deferral. With the approval of the Committee and in a manner which is intended to either (i) comply with Section 409A of the Code or (ii) not cause an Award to become subject to Section 409A of the Code, amounts payable to U.S. Participants in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment.

c.	Dividends, Earnings, and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

d.	Cash-out of Awards. At the discretion of the Committee, an Award settled under Paragraph 12(a) may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Award (which, in the case of an Option or SAR, may be the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over Grant Price of such Award).

13.

Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering a separate Award valued at Fair Market Value on the date of exercise, or any combination thereof (provided that such tendered or surrendered shares or Award do not result in adverse accounting treatment to the Company and such shares or Award are not subject to any pledge or security interest). The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock or other Employee Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may also provide that the option may be exercised by a “net-share settlement” method for exercising outstanding nonqualified stock options, whereby the exercise price thereof and/or any minimum required tax withholding thereon are satisfied by withholding from the delivery of the shares as to which such option is exercised a number of shares having a fair market value equal to the applicable exercise price and/or the amount of any minimum required tax withholding, canceling such withheld number, and delivering the remainder. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 13.

14.	Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are transferred by the Participant to satisfy tax withholding, such shares must not be subject to any pledge or other security interest, must not result in adverse accounting treatment to the Company, and shall be valued based on the Fair Market Value when the tax withholding is required to be made.

15.	Expatriate Participants. Grants of Awards and payments of Awards made to expatriate Participants will be, pursuant to the applicable expatriate assignment policy of the Participating Employer, tax normalized based on typical income taxes and social security taxes in the expatriate Participant’s home country relevant to the expatriate Participant’s domestic circumstances.

16.	Amendment, Modification, Suspension, or Termination of the Plan and Awards. The Board may amend, modify, suspend, or terminate this Plan and any Award made thereunder at any time and for any reason, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s shareholders, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the Grant Price of a previously granted Option or SAR except as expressly provided by the adjustment provisions of Paragraph 18.

17.	Assignability. Unless otherwise determined by the Committee and provided in an Award Agreement or the terms of an Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation, or by the laws of descent and distribution. In the event that a beneficiary designation conflicts with an assignment by will or the laws of descent and distribution, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 17 shall be null and void.

18.	Adjustments.

a.	The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

b.	In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Board shall make such adjustments as it determines, in its sole discretion, appropriate to (x) the number and kind of shares of Common Stock or other securities reserved under this Plan and (y)(i) the number and kind of shares of Common Stock or other securities covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the Stock-Based Award Limitations and (iv) the appropriate Fair Market Value and other price determinations for such Awards to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

c.	Notwithstanding the foregoing: (i) any adjustments made pursuant to Paragraph 18 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; (ii) any adjustments made pursuant to Paragraph 18 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Paragraph 18 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

19.	Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Any certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

20.	Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

21.	Right to Employment; Claims to Award. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Participating Employer to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Participating Employer. Nothing in the Plan confers upon any Employee or Director of the Company or an Affiliate, or other person, any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award.

22.	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

23.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles.

24.	Limitation on Parachute Payments. In the event the Award Agreement or any other agreement between the Participant and a Participating Employer does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then, notwithstanding any contrary provision of this Plan, if the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, to the extent necessary, any Awards under the Plan shall be reduced in order that this limit not be exceeded, but only if, by reason of such reduction, the net after-tax benefit to the Participant shall exceed the net after-tax benefit if such reduction, together with all other reductions of parachute payments otherwise applicable, were not made. For purposes of this Paragraph 24, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Paragraph 24 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

25.	Section 409A. It is the intention of the Company that Awards granted under the Plan either (i) shall not be “nonqualified deferred compensation” subject to Section 409A of the Code, or (ii) shall meet the requirements of Section 409A of the Code such that no Participant shall be subject to tax pursuant to Section 409A of the Code in respect thereof, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any other provision of the Plan to the contrary, any payments (whether in cash, shares of Common Stock, or other property) with respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, to be made upon a Participant’s termination of employment shall be made no earlier than (A) the first day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) and (B) the Participant’s death if at the time of such termination of employment the Participant is a “specified employee,” within the meaning of Section 409A of the Code (as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code).

26.	Effectiveness and Term. The Plan is effective as of the Effective Date. No Award shall be made under the Plan ten years or more after the Effective Date.

27.	No Rights as Stockholder. Except as otherwise specifically provided in the Plan or an Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards until such time as such shares have been issued or delivered to that person.

28.	Miscellaneous. Pronouns and other words in respect of gender shall be interpreted to refer to both genders, and the titles and headings of the sections in the Plan and Award Agreements are for convenience of reference only. In the event of any conflict, the text of the Plan (or applicable Award Agreement), rather than such titles and headings, shall control.

Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Paragraph 10 of the foregoing Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization, or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

a.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

b.	such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

c.	such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting, or to inspect corporate books and records), or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall have the meaning set forth in the foregoing Plan.

“Change of Control” shall mean any of the following occurring after the Effective Date:

a.	any Person (other than an Exempt Person) shall become the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 50% or more of the shares of Common Stock or 50% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger, or consolidation, if, following such reorganization, merger, or consolidation, the conditions described in clauses (i), (ii), and (iii) of subsection (c) of this definition are satisfied;

b.	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened Election Contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

c.	the Company shall consummate a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger, or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 50% or more of the Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, or consolidation; or

d.

(i) complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B), and (C) of this subsection (d) are satisfied, or (ii) the Company shall consummate the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which, following such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the Voting Stock of such corporation or other entity is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the Common Stock then outstanding or 50% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (C) at least a majority of the members of the board of directors of such corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding anything herein to the contrary, in no event shall the consummation of the transactions contemplated by the Plan of Reorganization constitute a Change of Control hereunder.

“Common Stock” shall have the meaning set forth in the foregoing Plan.

“Company” shall have the meaning set forth in the foregoing Plan.

“Election Contest” shall mean a solicitation of proxies of the kind described in Rule 14a-12(c) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of the Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

Attachment “B”

Initial Awards

The provisions of this Attachment B apply to all Awards made under this Plan that are granted effective as of the Effective Date or within 90 days thereafter (“Initial Awards”).

The Initial Awards to Employees and Directors (“Emergence Grants”) under the Plan and the Medium Term Incentive Plan (collectively, the “Compensation Plans”) shall consist of MTI target awards granted under the MTI, stock options and stock appreciation rights granted under the Plan, and restricted stock or restricted stock units granted under the Plan. The form and terms of all or a portion of the Emergence Grants, including the methodology for allocations of MTI and Plan awards under the Compensation Plans, were reviewed and authorized by the Remuneration Committee of the Supervisory Board of LyondellBasell Industries AF S.C.A. and, in addition, shall be approved by the Supervisory Board of LyondellBasell Industries N.V. (collectively, the “Boards”) at their meetings in April, 2010 and shall become effective as of the Effective Date without further corporate action (the “Allocated Emergence Grants”). To the extent the Emergence Grants are not fully allocated as of the Effective Date (the “Unallocated Emergence Grants”), not more than ninety (90) days after the Effective Date, the Boards shall authorize and approve the grant of all Unallocated Emergence Grants using the same methodology used by the Boards for individual selection and valuing and allocating among individual MTI and Plan awards as used by the Boards for the Allocated Emergence Grants, provided that, to the extent that the exercise price of any option grants made with respect to Unallocated Emergence Grants is higher or lower than the exercise price of option grants made with respect to the Allocated Emergence Grants, a corresponding adjustment shall be made to the methodology for determining the number of shares of restricted stock or restricted stock units grants with respect to the Unallocated Emergence Grants. For purposes of clarity, the foregoing shall not be applicable to awards made under the Compensation Plans following the period ending ninety (90) days after the Effective Date, and awards made thereafter shall be subject to approval by the Compensation Committee of the Supervisory Board of LyondellBasell Industries, N.V., in accordance with the terms of the Compensation Plans.

Stock Options or Stock Appreciation Rights will be granted with an exercise price of no less than Fair Market Value on the date of grant. For Options and SAR Awards that are granted effective as of the Effective Date, Fair Market Value shall be determined by reference to the midpoint of the implied equity reorganization value derived from the Evercore valuation as confirmed by the Bankruptcy Court in the Confirmation Order of the Plan of Reorganization.

Awards of Restricted Stock and Restricted Stock Units will be calculated by reference to a per share value of $14.11.

Grants made to the Chief Executive Officer of the Company are subject to the terms of his employment agreement regarding acceleration of vesting due to a Change of Control.

B-1

Appendix B

LYONDELLBASELL INDUSTRIES N.V.

2012 GLOBAL EMPLOYEE STOCK PURCHASE PLAN

Effective 1 October 2012

LYONDELLBASELL INDUSTRIES N.V.

2012 GLOBAL EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE AND TERM

1.1	Purpose. The purpose of the LyondellBasell Industries N.V. 2012 Global Employee Stock Purchase Plan (the “Plan”) is to provide an incentive for Eligible Employees to devote their best efforts to the success of LyondellBasell Industries N.V. (the “Company”), and to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its common stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 (including any amendments or replacements of such section), and all provisions of the Plan shall be construed in a manner consistent with the requirements of that Code Section. Notwithstanding, the Company may establish one or more sub-plans of the Plan which do not qualify as a Code Section 423 plan for Employees of Participating Affiliates and Participating Companies in the United States and in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the Plan with the laws and requirements of such countries in order to allow such Employees to purchase shares of Stock in a manner similar to the Plan.

1.2	Term of Plan. The Plan shall continue in effect until the earlier of (a) the third anniversary of the Effective Date, (b) its termination by the Board, or (c) the date on which all of the shares of Stock available for issuance under the Plan have been issued.

SECTION 2

DEFINITIONS

2.1	Definitions. Any term not expressly defined in the Plan shall have the same definition as set forth in Code Section 423. Whenever the following words and phrases are used in the Plan, they shall have the respective meanings set forth below:

(a)	“Act” means the Securities Exchange Act of 1934, as amended from time to time.

(b)	“Affiliate” means, other than a Subsidiary, any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

(c)	“Administrator” means each individual designated by the Company to receive Enrollment Agreements, withdrawal notices and other communications from Eligible Employees. The Administrator shall also include any third party vendor hired by the Company to assist with the day-to-day operation and administration of this Plan.

(d)	“Board” means the Supervisory Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(e)	“Change in Control” means “Change of Control” as defined under the LyondellBasell Industries 2010 Long-Term Incentive Plan, as may be amended from time to time, or any successor plan as may be established by the Company.

(f)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g)	“Committee” means the Compensation Committee of the Company’s Supervisory Board of Directors, or another committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board as described in Section 9. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)	“Company” means LyondellBasell Industries N.V. and any present or future parent corporation of the Company (as defined in Code Section 424(e).

(i)	“Compensation” means, with respect to each payroll period in any Offering Period, the actual wages or salary paid to a Participant for services actually rendered at the Participant’s base rate of pay prior to any salary reductions, but excluding extra pay such as overtime, holiday, premiums, bonuses, living or other allowances.

(j)	“Effective Date” means the later of October 1, 2012 or the first Offering Date after the Company’s shareholders have approved the Plan.

(k)	“Eligible Employee” means an individual who, on the Offering Date, is an Employee of a Participating Company or a Participating Affiliate; provided, however, that any Employee who, immediately after the grant of a Purchase Right hereunder, would own (within the meaning of Code Section 424(d)) Common Stock (including stock that such employee may purchase under outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of a Subsidiary, shall be ineligible to participate in the Plan.

(l)	“Employee” means a person treated as an employee of a Participating Company for purposes of Code Section 423 or, for Participating Companies and Participating Affiliates offering participation in a sub-plan of the Plan that does not meet the requirements of Code Section 423, persons treated as an employee as determined under local laws, rules and regulations and specified in the applicable sub-plan. For purposes of this Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the company employing the employee ceasing to be a Participating Company or a Participating Affiliate. For purposes of the Plan, an individual shall not cease to be an Employee while such individual is on any military leave, sick leave, statutory leave (as determined under local law) or other bona fide leave of absence of one hundred and eighty (180) days or less approved by the Company. In the event an individual’s leave of absence exceeds one hundred and eighty (180) days, the individual shall cease to be an Employee on the one hundred and eighty-first (181st) day of such leave unless the individual’s right to reemployment with the Company is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(m)	“Enrollment Agreement” means an agreement in such written or electronic form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions or such other form of contribution as may be permitted under the Plan (or any sub-plan established pursuant to Sections 9.4 or 9.5) from the Employee’s Compensation.

(n)

“Enrollment Period” means the period commencing on the first day of the month preceding the Purchase Periods commencing on October 1 and April 1, and ending on the tenth (10th) business day prior to the start of such Purchase Periods.

(o)

“Fair Market Value” means, as of any specified date (i) if the Stock is listed on a national securities exchange, the final closing sales price per share of the Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Stock is not so listed, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board, or, if not reported by the OTC Bulletin Board, by Pink OTC Markets Inc., or (iii) if none of the above are applicable, the fair

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market value of a share of Stock as determined in good faith by the Committee in a manner that complies with the requirements of Section 409A of the Code, if applicable.

(p)	“Offering” means the Company’s grant of a Purchase Right as described in Section 5.

(q)	“Offering Date” means the first business day of each Offering Period.

(r)	“Offering Period” means the consecutive twelve (12) month period commencing each October 1 or such other period as may be established by the Board in its sole discretion.

(s)	“Participant” means an Eligible Employee who has elected to participate in the Plan by submitting a Enrollment Agreement as provided in Section 3.2.

(t)	“Participating Affiliate” means any Affiliate designated by the Board, in its sole and absolute discretion, as a company that may offer participation in a sub-plan of the Plan which does not meet the requirements of Code Section 423 to its Eligible Employees pursuant to Sections 9.4 or 9.5 of the Plan. The Board shall have the sole and absolute discretion to determine from time to time when and if an Affiliate shall be classified as a Participating Affiliate.

(u)	“Participating Company” means the Company designated by the Board and any Subsidiary designated by the Board, in its sole and absolute discretion, as a company that may offer participation in the Plan to its Eligible Employees. The Board shall have the sole and absolute discretion to determine from time to time when and if the Company or a Subsidiary shall be classified as a Participating Company.

(v)	“Plan” means the LyondellBasell Industries N.V. 2012 Employee Stock Purchase Plan.

(w)	“Purchase Date” means the last business day of each Purchase Period.

(x)	“Purchase Period” means, for each Offering Period, the consecutive three (3) month periods commencing on the first day of July, October, January and April, or such other period as may be established by the Board in its sole discretion.

(y)	“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as established from time to time by the Board. For the first Offering Period and all subsequent Offering Periods unless otherwise established by the Board, the “Purchase Price” shall mean 95% of the Fair Market Value of a share of Stock on the Purchase Date.

(z)	“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase shares of stock as provided in Section 5, which the Participant may or may not exercise during the Offering Period.

(aa)	“Stock” means the ordinary shares, par value € 0.04, of the Company, as adjusted from time to time in accordance with Section 8.1.

(bb)	“Subsidiary” means a present or future “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.2	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1	Eligibility. An Employee may elect to participate in the Plan as of the first Offering Date on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Section 3.2.

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3.2	Participation.

(a)	An Eligible Employee shall become a Participant in an Offering by submitting a properly completed Enrollment Agreement to the Administrator. The Company shall establish enrollment procedures for the submission of such Enrollment Agreements to the Administrator using written and/or electronic election forms and shall communicate such procedures to all Eligible Employees. An Eligible Employee who does not timely submit a properly completed Enrollment Agreement to the Administrator during the Enrollment Period for an Offering Period shall not participate in the Plan for that Offering Period but shall be eligible to elect to participate in the Plan for any subsequent Offering Period by timely submitting a properly completed Enrollment Agreement to the Administrator during the Enrollment Period for any future Offering Period.

(b)	A Participant may deliver to the Administrator a new Enrollment Agreement for each Offering Period in accordance with the procedures established in Section 4.

(c)	Subject to the limitation set forth in Section 5.3, a Participant who (i) has elected to participate in the Plan pursuant to Subsection (a) for an Offering Period, and (ii) takes no action to change or revoke such election (in accordance with such procedures as established by the Company) as of the first day of the next following Offering Period, shall be deemed to have made the same election to participate in the Plan, including the same payroll deduction authorization, for each subsequent Offering Period. A Participant who is automatically enrolled in the Plan for an Offering Period pursuant to the preceding sentence shall not be required to deliver an additional Enrollment Agreement to the Administrator for the subsequent Offering Period.

3.3	Termination of Employment or Loss of Eligibility.

(a)	In the event that the employment of a Participant is terminated, prior to a Purchase Date, for any reason, including retirement, disability or death, or in the event a Participant is no longer an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately and thereupon, automatically and without any further act on his or her part, such Participant’s payroll deduction authorization shall terminate. Payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative. Interest shall not be paid on payroll deductions returned unless otherwise required under applicable law. Further, all of the Participant’s rights under the Plan shall terminate.

(b)	A Participant whose participation in the Plan has been terminated may become eligible to participate in the Plan for any subsequent Offering Period by again satisfying the requirements of Sections 3.1 and 3.2.

3.4	Voluntary Withdrawal from Plan. A Participant may withdraw from the Plan at any time and receive a refund of all payroll deductions credited to his or her Plan account that have not been applied toward the purchase of Stock by submitting a withdrawal election to the Administrator in accordance with such procedures as established by the Company, provided such withdrawal election is submitted to the Administrator at least five (5) business days prior to the applicable Purchase Date. A Participant who withdraws the balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Stock in any other Offering under the Plan. A Participant who withdraws from the Plan shall be prohibited from resuming participation in the Plan for the same Offering Period, but may participate in any subsequent Offering Period by satisfying Sections 3.1 and 3.2 The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

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SECTION 4

PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS

4.1	Payroll Deductions.

(a)	Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from a Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted.

(b)	An Eligible Employee who elects to enroll in the Plan as a Participant shall designate in the Enrollment Agreement a whole percentage from one percent (1%) to ten percent (10%) of his or her Compensation to be deducted each pay period during the Offering Period and paid into the Plan for his or her account; provided, however, the maximum payroll deductions for each Offering Period shall be US$15,000. Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

(c)	Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to be deducted each pay day through the end of the Offering Period, unless as otherwise provided herein.

(d)	Interest shall not be paid on a Participant’s payroll deductions and paid into the Plan.

(e)	A Participant may elect to withdraw his or her payroll deductions pursuant to Section 3.4.

(f)	A Participant may elect to increase or decrease the rate of payroll deductions from no more than twice during an Offering Period by submitting an amended Enrollment Agreement authorizing such change to the Administrator in accordance with such procedures established by the Company, and such change shall become effective as soon as reasonably practicable. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall remain a Participant in the Plan for the Offering Period unless such Participant elects to withdraw from the Plan pursuant to Section 3.4.

(g)	The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable pursuant to the limitation described in Section 5.3. If the Company suspends a Participant’s payroll deductions under this provision, the Participant may participate in future Offering Periods by satisfying the requirements of Sections 3.1 and 3.2.

(h)	The provisions of this Section 4.1 shall not apply to Participants in countries outside of the United States where payroll deductions are prohibited under local law. Such individuals shall be permitted to make payment under Section 6.1 through such other form(s) of contribution which may be permitted under local law and which are specified under the applicable sub-plan.

4.2	Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant may be used by the Company for any corporate purpose.

SECTION 5

GRANT OF PURCHASE RIGHT

5.1	General. On each Offering Date, the Company shall grant to each Participant a Purchase Right under the Plan to purchase shares of Stock. Each Purchase Right shall be treated as an option for purposes of Code Section 423.

5.2	Term of Purchase Right. Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates.

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5.3	Number of Shares Subject to a Purchase Right. On each Offering Date, each Participant automatically shall be granted a Purchase Right consisting of an option to purchase the number of whole shares of Stock determined by dividing Twenty-Five Thousand U.S. Dollars (US$25,000) by the Fair Market Value of a share of Stock on such Offering Date, reduced by the aggregate purchase price of any Stock purchased during any Offering Period(s) which occurred during the same calendar year.

5.4	Limitation under Code Section 423(b)(8). Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted a Purchase Right under the Plan to the extent that it permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Code Section 423, exceeds twenty-five thousand dollars ($25,000) in Fair Market Value of Stock (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively practicable following the next Offering Date.

5.5	No Assignment. A Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the Plan.

5.6	Rights As Shareholder And Employee. With respect to shares of Stock subject to an Offering, a Participant shall not be deemed to be a stockholder and shall not have any rights or privileges of a stockholder by virtue of the Participant’s participation in the Plan until such Purchase Right has been exercised and the certificate for the shares purchased pursuant to the exercise has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.1. Nothing herein shall confer upon a Participant any right to continue in the employ of a Participating Company or a Participating Affiliate, or interfere in any way with any right of a Participating Company or a Participating Affiliate to terminate the Participant’s employment at any time, except as otherwise provided under applicable law.

5.7	Notices. All notices or other communications by a Participant to the Board, the Committee and/or Company under or in connection with the Plan shall be deemed to have been duly given when received by the Administrator.

SECTION 6

EXERCISE OF PURCHASE RIGHT

6.1	Exercise of Purchase Right. The Purchase Right for each Participant shall be automatically exercised on each Purchase Date and such Participant shall automatically acquire the number of whole and partial shares of Stock determined by dividing (i) the total amount of the Participant’s payroll deductions accumulated in his or her Plan account during the Purchase Period, by (ii) the Purchase Price, to the extent the issuance of Stock to such Participant upon such exercise is lawful. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right, as determined under Section 5.3 above. Any cash balance remaining in a Participant’s Plan account following any Offering Period shall be refunded to the Participant as soon as practicable after such Offering Period ends.

6.2	Oversubscription. In the event, with respect to any Offering hereunder, that the number of shares of Stock that might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 7.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

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6.3	Delivery of Stock. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of one or more certificates representing the shares of Stock acquired by the Participant on such Purchase Date; provided, however, that the Company may deliver such shares electronically to a broker that holds such shares in street name for the benefit of the Participant. Shares of Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

6.4	Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and non-U.S. tax withholding obligations of the Participating Company or the Participating Affiliate that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Company. The Participating Company or the Participating Affiliate may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations.

6.5	Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of such Offering Period.

6.6	Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded to the Participant pursuant to Section 6.1. The report may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

6.7	Notification of Sale of Shares. Each Participant shall give the Company and/or the Administrator prompt notice of any disposition of Stock acquired pursuant to the Purchase Rights granted under the Plan in accordance with such procedures as may be established by the Company. The Company may require that until such time as a Participant disposes of Stock acquired pursuant to Purchase Rights granted under the Plan, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Rights. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

SECTION 7

STOCK SUBJECT TO THE PLAN

7.1	Stock Subject to the Plan. The maximum aggregate number of shares of Stock that may be issued under the Plan (including any sub-plan established pursuant to Section 9.4) shall be One Million Five Hundred Thousand (1,500,000), subject to adjustment in accordance with Section 8; provided, no more than Five Hundred Thousand (500,000) shares of Stock may be issued during any Offering Period. Shares of Stock issued under the Plan shall consist of authorized but unissued shares, reacquired shares, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

7.2

Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the

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Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

7.3	Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any offering under the Plan at any time when the offer, issuance, or sale of shares covered by such Offering (i) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Board deems applicable, and (ii) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares. Further, all stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state or non-U.S. law with respect to such securities. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 8

RECAPITALIZATION, REORGANIZATION AND CHANGE IN CONTROL

8.1	Adjustments for Changes in Stock. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and each Purchase Right, and in the Purchase Price. If a majority of the shares which are of the same class as the shares of Stock that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control as described in Section 8.2) shares of another corporation, the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for new shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Any fractional share resulting from an adjustment pursuant to this Section 8.1 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

8.2	Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Company”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Company elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

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SECTION 9

PLAN ADMINISTRATION

9.1	Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Board may assign any of its administrative tasks set forth herein to the Company, except that the Board may not delegate the task of designating Participating Companies or Participating Affiliates, or its authority to make adjustments pursuant to Section 8.1. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

9.2	Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

9.3	Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (iv) a supplemental payment or payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Enrollment Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Code Section 423, and (v) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

9.4	Participation Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Board may, in its sole discretion, establish sub-plans of the Plan which do not satisfy the requirements of Code Section 423 for purposes of effectuating the participation of Eligible Employees employed by a Participating Company located in countries outside of the United States. For purposes of the foregoing, the Board may establish one or more sub-plans to: (a) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the Participating Company is located; (b) amend or vary the terms of the Plan in each country where the Participating Company is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Participating Company, or (c) amend or vary the terms of the Plan in each country outside of the United States where the Participating Company is located as it considers necessary or desirable to meet the goals and objectives of the Plan. Each sub-plan established pursuant to this Section 9.4 shall be reflected in a written appendix to the Plan for each Participating Company in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of shares of Stock authorized to be issued under the Plan shall include any shares of Stock issued under such non-Code Section 423 sub-plans. To the extent permitted under applicable law, the Board may delegate its authority and responsibilities under this Section 9.4 to an appropriate sub-committee consisting of one or more officers of the Company.

9.5

Participation by Affiliates. Notwithstanding anything in the Plan to the contrary, the Board may, in its sole discretion, establish sub-plans of the Plan which do not satisfy the requirements of Code Section 423 for purposes of effectuating the participation of Eligible Employees employed by a Participating Affiliate

9

located in the United States or outside of the United States. For purposes of Participating Affiliates located outside of the United States, the Board may establish one or more sub-plans to: (a) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the Participating Affiliate is located; (b) amend or vary the terms of the Plan in each country where the Participating Affiliate is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Participating Affiliate, or (c) amend or vary the terms of the Plan in each country outside of the United States where the Participating Affiliate is located as it considers necessary or desirable to meet the goals and objectives of the Plan. Each sub-plan established pursuant to this Section 9.5 shall be reflected in a written appendix to the Plan for each Participating Affiliate in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of shares of Stock authorized to be issued under the Plan shall include any shares of Stock issued under such non-Code Section 423 sub-plans. To the extent permitted under applicable law, the Board may delegate its authority and responsibilities under this Section 9.5 to an appropriate sub-committee consisting of one or more officers of the Company.

SECTION 10

INDEMNIFICATION

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of a Participating Company or a Participating Affiliate, members of the Board and any officers or employees of a Participating Company or a Participating Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

SECTION 11

PLAN AMENDMENT OR TERMINATION

11.1	Termination. The Board may at any time terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan.

11.2	Amendment. The Board may make such modification or amendment to the Plan as it shall deem advisable; provided, however, that no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Code Section 423 or to obtain qualification or registration of the shares of Stock under applicable federal, state or non-U.S. securities laws).

An amendment must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if (i) such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or (ii) would change the definition of the corporations or companies that may be designated by the Board as Participating Companies or Participating Affiliates. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan, the Board, in its sole discretion, may specify that any such additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

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Exhibit A

Participating Companies

Name of Company	Country of Incorporation
Equistar Chemicals, LP	USA
Houston Refining LP	USA
Lyondell Chemical Company	USA
Lyondell Chemical Company Overseas Services, Inc.	USA

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LYONDELLBASELL INDUSTRIES N.V. STATIONSPLEIN 45, 3013 AK, ROTTERDAM, THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. When voting by telephone for Proposal 1, an Abstain vote will be a vote For Second Nominee.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M43808-P24666	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LYONDELLBASELL INDUSTRIES
The Management Board and Supervisory Board of Directors recommend you vote FOR each of the first named candidates:			For Second
Item 1 - Class II Directors Reelection of	For	Withhold	Nominee
1a. Robin Buchanan OR
1b. Stephen F. Cooper	☐	☐	☐
Reelection of
1c. Stephen F. Cooper OR	☐	☐	☐
1d. Robert G. Gwin
Reelection of						For	Against	Abstain
1e. Robert G. Gwin OR 1f. Marvin O. Schlanger Reelection of 1g. Marvin O. Schlanger OR	☐ ☐	☐ ☐	☐ ☐	6.	APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V. AS OUR AUDITOR FOR THE DUTCH ANNUAL REPORTS	☐	☐	☐
1h. Robin Buchanan				7.	APPROVAL OF COMPENSATION OF THE MEMBERS OF THE SUPERVISORY BOARD	☐	☐	☐
				8.	RATIFICATION AND APPROVAL OF DIVIDENDS IN RESPECT OF THE 2011 FISCAL YEAR	☐	☐	☐
				9.	ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION	☐	☐	☐
				10.	APPROVAL OF THE AMENDED AND RESTATED LYONDELLBASELL INDUSTRIES 2010 LONG-TERM INCENTIVE PLAN	☐	☐	☐
The Management Board and Supervisory Board of Directors recommend you vote FOR the following proposals:	For	Against	Abstain	11.	APPROVAL OF THE LYONDELLBASELL INDUSTRIES N.V. 2012 GLOBAL EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐
2. ADOPTION OF ANNUAL ACCOUNTS FOR 2011	☐	☐	☐
3. DISCHARGE FROM LIABILITY OF SOLE MEMBER OF THE MANAGEMENT BOARD	☐	☐	☐
4. DISCHARGE FROM LIABILITY OF MEMBERS OF THE SUPERVISORY BOARD	☐	☐	☐
5. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Annual General Meeting of Shareholders of

LyondellBasell Industries N.V.

Wednesday, May 9, 2012, 1:00 p.m., local time

Stationsplein 45

3013 AK Rotterdam

The Netherlands

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

Notice and Proxy Statement/Annual Report including 10-K are available at www.proxyvote.com.

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M43809-P24666

THIS PROXY IS SOLICITED ON BEHALF OF THE SUPERVISORY BOARD OF DIRECTORS

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MAY 9, 2012

The undersigned hereby appoints James L. Gallogly, Karyn F. Ovelmen and Craig B. Glidden or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the ordinary shares of LyondellBasell Industries N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 1:00 p.m., local time, on Wednesday, May 9, 2012, at the Company’s offices at Stationsplein 45, 3013 AK Rotterdam, The Netherlands, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and in their discretion upon any matter that may properly come before the meeting or any adjournment of the meeting. This proxy is governed by Dutch law.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE SUPERVISORY BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.